UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FIFTH THIRD BANCORP

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

38 FOUNTAIN SQUARE PLAZA

CINCINNATI, OHIO 45263

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 9, 2017

To the Shareholders of Fifth Third Bancorp:

You are cordially invited to attend the Annual Meeting of the Shareholders of Fifth Third Bancorp to be held at the Regency Ballroom, located on the third floor of the Hyatt Regency Cincinnati, at 151 West 5th Street, Cincinnati, Ohio on Tuesday, April 18, 2017 at 11:30 a.m. eastern daylight saving time for the purposes of considering and acting upon the following:

(1)	Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2018.

(2)	Approval of the appointment of the firm of Deloitte & Touche LLP to serve as the independent external audit firm for the Company for the year 2017.

(3)	An advisory approval of the Company’s executive compensation.

(4)	An advisory vote to determine whether the shareholder vote on the compensation of the Company’s executives will occur every 1, 2, or 3 years.

(5)	The proposal described in the proxy statement to approve the Fifth Third Bancorp 2017 Incentive Compensation Plan, including the issuance of shares of common stock authorized thereunder. The proposed Fifth Third Bancorp 2017 Incentive Compensation Plan is attached as Annex A to the proxy statement and is incorporated therein by reference.

(6)	Transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Shareholders of record at the close of business on February 24, 2017 will be entitled to vote at the Annual Meeting.

All shareholders who find it convenient to do so are invited to attend the Annual Meeting in person. In any event, please vote at your earliest convenience by signing and returning the proxy card you receive or by voting over the internet or by telephone.

If you plan to attend the Annual Meeting:

Please note that space limitations make it necessary to limit attendance only to shareholders of the Company and the holders of shareholder proxies. Admission to the Annual Meeting will be on a first-come, first-served basis and will require presentation of a valid driver’s license or other federal or state-issued photo identification card. Shareholders of record must bring the admission ticket attached to their proxy card or the Notice of Internet Availability they receive in order to be admitted to the meeting. “Street name” shareholders must bring a notice regarding the availability of proxy materials, the top portion of a voting instruction form, or a recent proxy or letter from the bank, broker or other intermediary that holds the beneficial holders’ shares and which confirms the beneficial holders’ ownership of those shares. Registration and seating will begin at approximately 11:00 a.m. eastern daylight saving time. Communication and recording devices will not be permitted at the Annual Meeting. A copy of the regulations for conduct at the Annual Meeting is attached as Annex B to the proxy statement.

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at 1-800-488-8035.

By Order of the Board of Directors

Jelena McWilliams

Corporate Secretary

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	2
INFORMATION ABOUT THE 2017 ANNUAL MEETING	9
CERTAIN BENEFICIAL OWNERS	10
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	11
ELECTION OF DIRECTORS (Item 1 on Proxy Card)	12
BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS AND FUNCTIONS	20
CORPORATE GOVERNANCE	22
BOARD LEADERSHIP	22
RISK MANAGEMENT OVERSIGHT	22
COMMUNICATION WITH THE BOARD	23
SHAREHOLDER COMMUNICATION WITH INVESTOR RELATIONS DEPARTMENT	23
COMPENSATION DISCUSSION AND ANALYSIS	24
EXECUTIVE SUMMARY	24
2016 PERFORMANCE RESULTS	26
THE COMPANY’S HUMAN CAPITAL AND COMPENSATION COMMITTEE	27
EXECUTIVE COMPENSATION PHILOSOPHY AND RISK MANAGEMENT	30
COMPENSATION STRUCTURE AND METHODOLOGY	32
2016 EXECUTIVE COMPENSATION PLAN DESIGN AND AWARD DECISIONS	34
2017 EXECUTIVE COMPENSATION PLAN DESIGN CHANGES	42
EXECUTIVE BENEFITS AND PERQUISITES	42
TAX AND ACCOUNTING IMPACT OF COMPENSATION PROGRAMS	44
EXECUTIVE OWNERSHIP AND CAPITAL ACCUMULATION	45
COMPENSATION COMMITTEE REPORT	47
COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS	48
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	55
DIRECTOR COMPENSATION	58
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	61
CERTAIN TRANSACTIONS	62
REPORT OF THE AUDIT COMMITTEE	63
PRINCIPAL INDEPENDENT EXTERNAL AUDIT FIRM FEES	64
COMPANY PROPOSAL 1: INDEPENDENT EXTERNAL AUDIT FIRM (Item 2 on Proxy Card)	65
COMPANY PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION (Item 3 on Proxy Card)	66
COMPANY PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION (Item 4 on Proxy Card)	67
COMPANY PROPOSAL 4: PROPOSAL TO APPROVE THE FIFTH THIRD BANCORP 2017 INCENTIVE COMPENSATION PLAN INCLUDING THE ISSUANCE OF SHARES OF COMMON STOCK AUTHORIZED THEREUNDER (Item 5 on Proxy Card)	68
2018 SHAREHOLDER PROPOSALS	81
OTHER BUSINESS	83
ANNEX A: FIFTH THIRD BANCORP 2017 INCENTIVE COMPENSATION PLAN	A-1
ANNEX B: REGULATIONS FOR CONDUCT AT THE APRIL 18, 2017 ANNUAL MEETING OF SHAREHOLDERS OF FIFTH THIRD BANCORP	B-1
AGENDA

38 Fountain Square Plaza

Cincinnati, Ohio 45263

2017 Proxy Statement

This proxy statement, notice of the 2017 Annual Meeting, notice of internet availability, form of proxy, and the Annual Report of the Company for the year 2016 are first being sent or made available to shareholders on or about March 9, 2017.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is this document?

This document is called a proxy statement. This proxy statement includes information regarding the matters to be acted upon at the 2017 Fifth Third Bancorp Annual Meeting of Shareholders (the “Annual Meeting”) and certain other information required by the Securities and Exchange Commission (the “SEC”) and the rules of the Nasdaq Global Select Market (“Nasdaq”).

When is the Annual Meeting and where will it be held?

The Annual Meeting will be held on Tuesday, April 18, 2017, at the Regency Ballroom, located on the third floor of the Hyatt Regency Cincinnati, at 151 West 5th Street, Cincinnati, Ohio at 11:30 a.m. eastern daylight saving time.

Why am I being provided this proxy statement?

Fifth Third Bancorp (the “Company” or “Fifth Third”) is required by the SEC to give you, or provide you access to, this proxy statement because it is soliciting your proxy to vote your shares of Fifth Third stock at the Annual Meeting. The enclosed proxy statement summarizes information you need in order to vote at the Annual Meeting.

What is a proxy?

A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. Three Fifth Third directors, Emerson L. Brumback, Gregory D. Carmichael, and Marsha C. Williams, have been designated as the proxies to cast the votes of Fifth Third’s shareholders at the Annual Meeting.

What actions are shareholders approving at the Annual Meeting?

Election of Directors. Twelve director nominees have been recommended for election to the Board of Directors by the Nominating and Corporate Governance Committee of the Board. The nominees for election are: Nicholas K. Akins, B. Evan Bayh III, Jorge L. Benitez, Katherine B. Blackburn, Emerson L. Brumback, Jerry W. Burris, Greg D. Carmichael, Gary R. Heminger, Jewell D. Hoover, Michael B. McCallister, Eileen A. Mallesch, and Marsha C. Williams. Information about these nominees may be found in the proxy statement section titled “Election of Directors.”

Company Proposal 1: Ratification of Auditors. This is a proposal to ratify the reappointment of Deloitte & Touche LLP as the Company’s independent external audit firm for 2017. This approval is not required by law to appoint an independent external audit firm, but this appointment is submitted by the Audit Committee in order to give shareholders a voice in the designation of the independent external audit firm. If this resolution is rejected by the shareholders, then the Audit Committee will reconsider its choice of independent external audit firm. Even if this resolution is approved, the Audit Committee, at its discretion, may direct the appointment of a different independent external audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Company Proposal 2: Advisory Approval of Executive Compensation. Proposal 2 is an annual advisory vote to approve the compensation of Fifth Third’s named executive officers (“NEOs”). The Board will strongly consider the outcome of this advisory vote in determining the compensation of such executives. In 2016, over 92% of Fifth Third’s shareholders who cast a vote on the Company’s executive compensation program voted to approve it.

Company Proposal 3: Advisory Vote to Determine Frequency of Executive Compensation Votes. Proposal 3 is an advisory vote to determine how often shareholders will be given the opportunity to approve the compensation of the Company’s NEOs: either every one, every two, or every three years. The Board will strongly consider the outcome of these votes in determining how often the shareholders are provided a say on pay vote. At the 2016 Annual Meeting, Fifth Third’s shareholders supported the Board’s recommendation that shareholders be provided the option to cast an advisory vote every one year on the compensation of the Company’s NEOs. Accordingly, the Board decided to hold a “say on pay” vote annually.

Company Proposal 4: Approval of the Fifth Third Bancorp 2017 Incentive Compensation Plan. This is a proposal to approve the Fifth Third Bancorp 2017 Incentive Compensation Plan, including the issuance of shares of common stock authorized thereunder. The 2017 Incentive Compensation Plan, if approved, will replace the 2014 Incentive Compensation Plan, which was approved by the shareholders on April 15, 2014. Information about the 2017 Incentive Compensation Plan may be found in the proxy statement section entitled “Company Proposal 4: Proposal to Approve the Fifth Third Bancorp 2017 Incentive Compensation Plan Including the Issuance of Shares of Common Stock Authorized Thereunder.”

What vote is required to approve the proposals considered at the Annual Meeting?

Election of Directors

As long as cumulative voting is not in effect, in an uncontested election of directors, each nominee for director receiving a greater number of votes “for” his or her election than votes “against” his or her election will be elected as directors. In the event of a contested election or if cumulative voting is in effect, the twelve nominees receiving the greatest number of votes “for” his or her election shall be elected. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

All Other Proposals

All other proposals at the Annual Meeting require the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions have the same effect as a vote cast against a proposal. Shares not voted by brokers or other entities holding shares on behalf of beneficial owners will have no effect on the outcome.

It is important to vote your shares at the Annual Meeting.

Who may vote and what constitutes a quorum at the meeting?

Holders of Fifth Third common stock on February 24, 2017 are entitled to vote on every matter that is to be voted on at the Annual Meeting.

In order to conduct the Annual Meeting, a majority of shares of Fifth Third common stock entitled to vote at the Annual Meeting on every matter that is to be voted on must be present in person or by proxy. This is called a quorum. Shareholders who deliver valid proxies or vote in person at the meeting will be considered part of the

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum. Broker “non-votes” (which are explained below) are counted as present and entitled to vote for purposes of determining a quorum.

How many votes do I have?

Each share of Fifth Third common stock outstanding on February 24, 2017 is entitled to one vote on all proposals at the meeting. As of the close of business on February 24, 2017, there were approximately 750,621,477 shares of Fifth Third common stock outstanding and entitled to vote.

If notice in writing is given by any shareholder to the President, a Vice President, or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for holding a meeting of shareholders for the purpose of electing directors that a shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chair or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses in voting for directors. This will not affect the voting procedures for the other proposals considered at the Annual Meeting.

How do I vote?

Record Shareholders

A shareholder who owns shares in Fifth Third directly, and not through a broker, bank, or other nominee (“record holder” or “record shareholder”) may vote in person at the Annual Meeting by filling out a ballot or may authorize a proxy to vote on his or her behalf. There are three ways to authorize a proxy:

1. Internet: You may access the proxy materials on the Internet at www.cesvote.com and follow the instructions on the proxy card or on the Notice of Internet Availability.

2. Telephone: You may call toll-free 1-888-693-8683, and follow the instructions on the proxy card or on the Notice of Internet Availability.

3. Mail: If you received your proxy materials by mail, you may vote by signing, dating, and mailing the enclosed proxy card in the postage-paid envelope provided.

Shareholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the shareholder is responsible. The Internet and telephone voting procedures are designed to authenticate a shareholder’s identity and to allow a shareholder to vote his or her shares and confirm that his or her instructions have been properly recorded. You may use the Internet or telephone to submit your proxy until 11:00 a.m., eastern daylight saving time, on the morning of the Annual Meeting, April 18, 2017.

Street Name Shareholders

Shareholders who hold shares in “street name,” that is, through a broker, bank or other nominee (“beneficial holder” or “street name shareholder”), should instruct their nominee to vote their shares by following the instructions provided by the nominee. Your vote as a shareholder is important. Please vote as soon as possible to ensure that your vote is recorded. See “Can my broker vote for me?” below.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What if I sign and date my proxy but do not provide voting instructions?

A proxy that is signed and dated, but which does not contain voting instructions, will be voted as follows:

•	“FOR” the election of each of the twelve directors nominated by the Fifth Third Bancorp Nominating and Corporate Governance Committee;

•	“FOR” the ratification of Deloitte & Touche LLP as the Company’s independent external audit firm (Company Proposal 1);

•	“FOR” the advisory vote on executive compensation (Company Proposal 2);

•	“FOR” holding an advisory vote for approval of the compensation of the Company’s executives every “1 Year” (Company Proposal 3); and,

•	“FOR” the approval of the Fifth Third Bancorp 2017 Incentive Compensation Plan including the issuance of shares of common stock authorized thereunder (Company Proposal 4).

Can my broker vote for me?

If you are a beneficial holder of shares and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares generally has discretionary authority to vote on “routine” matters without receiving instructions from you but cannot vote on “non-routine” matters unless you provide instructions. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

All proposals at the Annual Meeting except Company Proposal 1 (Ratification of Auditors) are considered non-routine matters under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with the election of directors and Company Proposals 2, 3, and 4. It is important to instruct your broker, bank or other nominee to vote your shares.

The ratification of Deloitte & Touche LLP as the Company’s independent external audit firm for 2017 (Company Proposal 1) is considered a routine matter under applicable rules. A broker or other nominee generally exercises its discretionary authority to vote on routine matters without instructions. Although brokers and other nominees are not required to exercise discretionary authority, we expect that no broker non-votes will exist in connection with Company Proposal 1.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by filing with the Company an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the Internet or by telephone), or by attending the meeting and electing to vote in person. Even if you plan to attend the Annual Meeting, you are encouraged to vote your shares by proxy.

How are proxy materials delivered?

Fifth Third controls its costs by following SEC rules that allow for the delivery of proxy materials to the Company’s shareholders primarily through the Internet. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

shareholders. Record holders will have a Notice of Internet Availability of Proxy Materials delivered directly to their mailing address. Beneficial holders will have a Notice of Internet Availability of Proxy Materials forwarded to them by the intermediary that holds the shares. Shareholders who have requested paper copies of all proxy materials and certain institutional and other shareholders will also receive paper copies of the other proxy materials including this proxy statement, the 2016 Annual Report of Fifth Third Bancorp, and a proxy card or voting instruction sheet.

If you received only a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request a copy by following the instructions on the notice. The Notice of Internet Availability of Proxy Materials also contains instructions for accessing and reviewing the proxy materials over the Internet and provides directions for submitting your vote over the Internet.

What if I share an address and a last name with other Fifth Third shareholders?

To reduce the expenses of delivering duplicate proxy materials to shareholders, the Company is relying upon SEC “householding” rules that permit it to deliver only one set of applicable proxy materials to multiple shareholders who share an address and have the same last name, unless the Company receives contrary instructions from any shareholder at that address. Shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the notices or the proxy statement and proxy card for all shareholders having that address. The notice or proxy card for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice or Proxy Statement in a separate envelope, please call 1-800-488-8035 (toll-free) in the U.S., or inform us in writing at: Fifth Third Bancorp, c/o D.F. King & Co., Inc., 48 Wall Street – 22nd Floor, New York, NY 10005, or by email at FITB@dfking.com. We will respond promptly to such requests.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that the shareholder(s) wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders can request information about householding from their banks, brokers, or other holders of record.

How do I request a paper or e-mail copy of the proxy materials?

Record Shareholders

Record holders may request a paper or e-mail copy of the proxy materials by following the instructions below. You will be asked to provide your 11-digit control number located on your proxy card or Notice of Internet Availability.

1. Call the toll-free telephone number 1-800-516-1564 and follow the instructions provided;

2. Access the website www.SendMaterial.com and follow the instructions provided; or

3. Send an e-mail to papercopy@SendMaterial.com with your control number in the Subject line. Unless you instruct otherwise, we will reply to your e-mail with links to the proxy materials in PDF format for this meeting only.

Please make your request for a copy on or before April 4, 2017 to facilitate timely delivery.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Street Name Shareholders

Beneficial holders, also known as street name shareholders, should request copies of the proxy materials by following the instructions provided by their bank, broker, or other nominee.

Can I attend the Annual Meeting?

You can attend the Annual Meeting if you are a:

1.	Record holder of Fifth Third common stock;

2.	Beneficial holder of Fifth Third common stock; or

3.	Authorized representative of persons or entities who are beneficial holders of Fifth Third common stock.

In addition to a valid photo ID or other satisfactory proof of identification, you should bring the following items to be admitted to the Annual Meeting:

a) Record holders must present the admission ticket attached to their proxy card or Notice of Internet Availability.

b) Beneficial holders must present evidence of their ownership. Materials that appropriately evidence ownership include: a notice regarding the availability of proxy materials, the top portion of a voting instruction form, or a recent proxy or letter from the bank, broker or other intermediary that holds the beneficial holders’ shares and which confirms the beneficial holders’ ownership of those shares.

c) In addition to any evidence required under (b) above for beneficial holders, authorized representatives of beneficial holders must present a letter from the record holder certifying as to the beneficial ownership of the entity they represent and a letter from the beneficial holder certifying as to their status as an authorized representative.

No recording devices, photographic equipment, or bullhorns will be permitted into the Annual Meeting. No written materials may be distributed by any person at or in physical proximity to the Annual Meeting. The Chair of the Annual Meeting shall have the power to silence or have removed any person in order to ensure the orderly conduct of the Annual Meeting. Fifth Third representatives will be at the entrance to the Annual Meeting and these representatives will have the authority, on the Company’s behalf, to determine whether the admission policy and procedures are being followed and whether you will be granted admission to the Annual Meeting.

How do I propose actions for the 2018 Annual Meeting of Shareholders?

Shareholder Proposals to be included in the Company’s Proxy Statement

In order for a shareholder proposal for the 2018 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s proxy statement, it must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), and must be received by the Company on or before the date provided on page 81 at the address or facsimile number provided on page 81.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Shareholder Proposals not included in the Company’s Proxy Statement

Any shareholder who intends to propose any matter to be acted upon at the 2018 Annual Meeting of Shareholders without such proposal being included in the Company’s proxy statement as a shareholder proposal must send a notice to the Corporate Secretary during the period referenced on page 81 using the address and facsimile number listed on page 81.

Who can I call for help in voting my shares?

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at 1-800-488-8035.

Who can I contact with questions about my investment in Fifth Third?

Shareholders who wish to speak to a Fifth Third representative regarding their investment in Fifth Third may communicate directly with Fifth Third’s Investor Relations Department by calling 866-670-0468. In addition, shareholders may communicate in writing directly with the Investor Relations Department by sending a letter to 38 Fountain Square Plaza, MD 1090QC, Cincinnati, OH 45263 or by emailing ir@53.com. You can also view information and request documents from the Investor Relations page of Fifth Third’s website at www.53.com.

INFORMATION ABOUT THE 2017 ANNUAL MEETING

The Board of Directors of the Company is soliciting proxies for the Annual Meeting of Shareholders to be held at the Regency Ballroom, located on the third floor of the Hyatt Regency Cincinnati, at 151 West 5th Street, Cincinnati, Ohio on Tuesday, April 18, 2017 at 11:30 a.m. eastern daylight saving time (the “Annual Meeting”). Each of the approximately 750,621,477 shares of common stock outstanding on February 24, 2017 is entitled to one vote on all matters acted upon at the Annual Meeting. Only shareholders of record on the books of the Company at the close of business on February 24, 2017 will be entitled to vote at the Annual Meeting, either in person or by proxy. The shares represented by all properly executed proxies that are sent to the Company will be voted as designated and each not designated will be voted and counted as described in this proxy statement. Each person giving a proxy may revoke it by giving notice to the Company in writing or in open meeting at any time before it is voted.

The laws of Ohio under which the Company is incorporated provide that if notice in writing is given by any shareholder to the President, a Vice President, or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for holding a meeting of shareholders for the purpose of electing directors that such shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chair or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses in voting for directors. This will not affect the voting procedures for the other proposals considered at the Annual Meeting.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by the directors, officers, and other regular employees of the Company, who will receive no compensation therefore in addition to their regular compensation. Brokers and others who hold stock on behalf of others will be asked to send proxy material to the beneficial owners of the stock, and the Company will reimburse them for their expenses.

The Company has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist the Company in soliciting proxies. The Company anticipates that the costs of D.F. King’s proxy solicitation services will be approximately $13,000, plus reasonable out of pocket expenses.

The Annual Report of the Company for the year 2016, including financial statements, has been delivered or made available to all shareholders. Such report and financial statements are not a part of this proxy statement. This proxy statement, form of proxy, notice of Annual Meeting, notice of internet availability, and the Annual Report are first being sent or made available to shareholders on or about March 9, 2017.

CERTAIN BENEFICIAL OWNERS

Under Section 13(d) of the Exchange Act, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only shareholders known to the Company deemed to be beneficial owners of 5% or more of the common stock of the Company as of December 31, 2016:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	T. Rowe Price Associates, Inc.	59,879,174(1)	7.9%
	100 East Pratt Street
	Baltimore, MD 21202

Common Stock	The Vanguard Group	55,633,548(2)	7.36%
	100 Vanguard Blvd.
	Malvern, PA 19355

Common Stock	BlackRock, Inc.	52,503,638(3)	6.9%
	55 East 52nd Street
	New York, NY 10055

Common Stock	State Street Corporation	42,950,822(4)	5.68%
	One Lincoln Street
	Boston, MA 02111

Common Stock	Invesco Ltd.	42,495,888(5)	5.6%
	1555 Peachtree Street NE,
	Suite 100
	Atlanta, GA 30309

(1)	T. Rowe Price Associates, Inc. owns the above holdings in its capacity as an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E). According to the Schedule 13G filed with the SEC on February 7, 2017, in aggregate, T. Rowe Price Associates, Inc. and the affiliated entities included in Schedule 13G have sole voting power over 22,519,218 shares of common stock and have sole dispositive power over 59,750,574 shares of common stock.

(2)	The Vanguard Group owns the above holdings in its capacity as an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E). According to Schedule 13G filed with the SEC on February 9, 2017, in aggregate, the Vanguard Group and the affiliated entities included in the Schedule 13G have sole voting power over 1,203,053 shares of common stock, have shared voting power over 139,804 shares of common stock, have sole dispositive power over 54,318,380 shares of common stock, and have shared dispositive power over 1,315,168 shares of common stock.

(3)	BlackRock, Inc. owns the above holdings in its capacity as a parent company or control person in accordance with SEC Rule 13d-1(b)(1)(ii)(G). According to the Schedule 13G filed with the SEC on January 23, 2017, in aggregate, BlackRock, Inc. and the affiliated entities included in Schedule 13G have sole voting power over 45,302,795 shares of common stock, have shared voting power over 94,321 shares of common stock, have sole dispositive power over 52,409,317 shares of common stock, and have shared dispositive power over 94,321 shares of common stock.

(4)	State Street Corporation owns the above holdings in its capacity as a parent holding company or control person in accordance with SEC Rule 13d-1(b)(1)(ii)(G). According to the Schedule 13G filed with the SEC on February 6, 2017, in aggregate, State Street Corporation and the affiliated entities included in the Schedule 13G have shared voting power over 42,950,822 shares of common stock and have shared dispositive power over 42,950,822 shares of common stock.

(5)	Invesco Ltd. owns the above holdings in its capacity as an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and as a parent holding company or control person in accordance with SEC Rule 13d-1(b)(1)(ii)(G). According to the Schedule 13G filed with the SEC on February 14, 2017, in aggregate, Invesco Ltd. and the affiliated entities included in the Schedule 13G have sole voting power over 40,383,055 shares and have sole dispositive power over 42,495,888 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Annual Statement of Changes In Beneficial Ownership of Securities on Form 5 were required for those persons, the Company believes that, for the period from January 1, 2016 through December 31, 2016, its executive officers and directors complied with all filing requirements applicable to them, except for the failure to timely report on a Form 4 during 2016 grants by the Company of restricted stock units and stock appreciation rights issued to Lars C. Anderson, Chad M. Borton, Greg D. Carmichael, Frank R. Forrest, Mark D. Hazel, Kevin Kabat, Heather Russell Koenig, Randolph J. Koporc, Gregory L. Kosch, James C. Leonard, Philip R. McHugh, Joseph R. Robinson, Timothy N. Spence, Teresa J. Tanner and Tayfun Tuzun and one additional transaction for Philip R. McHugh involving the withholding of shares of restricted stock for taxes upon the vesting. These transactions were subsequently reported on Form 4s.

Additionally, with respect to prior fiscal years, the following directors failed to timely report on Form 5 the acquisition of phantom stock units pursuant to a deferred compensation plan: B. Evan Bayh III (three Form 5s covering five transactions), Ulysses L. Bridgeman Jr. (eight Form 5s covering 19 transactions), Hendrik G. Meijer (10 Form 5s covering 25 transactions), and Marsha C. Williams (two Form 5s covering four transactions), and these transactions were subsequently reported on Form 5s; the following individuals failed to include in their Form 3 filing the ownership of phantom stock units pursuant to deferred compensation plans, Ulysses L. Bridgeman Jr., Gregory L. Kosch, and Joseph R. Robinson and those holdings were subsequently reported on amended Form 3s; and Greg D. Carmichael failed to timely report on Form 4 the disposition of phantom stock units pursuant to a deferred compensation plan which was subsequently reported on an amended Form 4.

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

In accordance with the Company’s Code of Regulations, directors are elected annually to a one (1) year term expiring at the next Annual Meeting of Shareholders. The terms of the directors listed below expire at the Annual Meeting on April 18, 2017 and these individuals constitute the nominees to be elected to serve until the Annual Meeting of Shareholders in 2018. Mr. Meijer will retire from the Board at the Annual Meeting. He has generously given valuable service to the Company as a director for many years. The Board of Directors has voted to decrease the size of the Board such that no vacancies will result from this retirement. Any vacancies that occur after the directors are elected may be filled by the Board of Directors in accordance with law and the Company’s Code of Regulations for the remainder of the full term of the vacant directorship.

Director candidates are nominated by the Company’s Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s Charter directs the Committee to investigate and assess the background and skills of potential candidates and to maintain an active file of suitable candidates for directors. The Nominating and Corporate Governance Committee utilizes its pool of existing subsidiary and regional directors as well as the significant network of business contacts of its existing directors and executive management and also retained third party consultants to aid it in identifying potential director candidates. Upon identifying a candidate for serious consideration, the Company’s Chief Executive Officer and one or more members of the Nominating and Corporate Governance Committee initially interview such candidate. If the candidate merits further consideration, the candidate subsequently interviews with other Nominating and Corporate Governance Committee members (individually or as a group), and ultimately meets the remaining directors. The Nominating and Corporate Governance Committee elicits feedback from persons who meet the candidate and then determines whether or not to nominate the candidate.

The Company’s Corporate Governance Guidelines set forth the following criteria for directors: independence (in order to compose a Board of Directors that has a majority of its members who are independent); highest personal and professional ethics and integrity; willingness to devote sufficient time to fulfilling duties as a director; impact on the diversity of the Board’s overall experience in business, government, education, technology, and other areas relevant to the Company’s business; impact on the diversity of the Board’s composition in terms of age, skills, ethnicity, and other factors relevant to the Company’s business; and number of other public company boards on which the candidate may serve (generally, a director should not serve on more than three public company boards in addition to the Company). The Company’s Corporate Governance Guidelines provide that shareholders may propose nominees to the Nominating and Corporate Governance Committee by submitting the names and qualifications of such persons to the Nominating and Corporate Governance Committee no later than December 31 of each year. Submissions are to be addressed to the Nominating and Corporate Governance Committee at the Company’s executive offices, which submissions will then be forwarded to the Committee. The Nominating and Corporate Governance Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The Nominating and Corporate Governance Committee is not obligated to nominate any such individual for election. No such shareholder nominations have been received by the Company for this Annual Meeting. Accordingly, no rejections or refusals of such candidates have been made by the Company. Shareholders may also nominate candidates directly for election by following the procedures in the Company’s Code of Regulations. These are summarized in the “2018 Shareholder Proposals” section of this proxy statement.

The Nominating and Corporate Governance Committee of the Board of Directors has nominated for election as directors the following twelve (12) persons: Nicholas K. Akins, B. Evan Bayh III, Jorge L. Benitez, Katherine B. Blackburn, Emerson L. Brumback, Jerry W. Burris, Greg D. Carmichael, Gary R. Heminger, Jewell D. Hoover, Eileen A. Mallesch, Michael B. McCallister, and Marsha C. Williams.

ELECTION OF DIRECTORS

The following tables set forth information with respect to each director nominee for election at the Annual Meeting including their business experience, share holdings and qualifications as a director of the Company. The Board of Directors has determined that all director nominees have met the independence standards of Rule 5605(a)(2) of the National Association of Securities Dealers listing standards with the exception of Mr. Carmichael.

		Shares of Company Common Stock Beneficially Owned on January 31, 2017(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class
NOMINEES FOR ELECTION AS DIRECTORS:

NICHOLAS K. AKINS, 56, is the Chair, President & Chief Executive Officer of American Electric Power Company.	2013	15,845	.0021%

Mr. Akins’ qualifications for service as a director include business expertise as the Chief Executive Officer of a large, multi-state electric utility where he focused on local operating utilities, community involvement, government relations and regulations at the state, local, and federal levels. Mr. Akins has experience in all facets of operational, financial and compliance-related activities in a heavily regulated business and industry.

B. EVAN BAYH III, 61, is a Partner with the law firm McGuireWoods LLP and a senior advisor to the private equity firm, Apollo Global Management. Mr. Bayh also serves on the Board of Directors of Marathon Petroleum Corporation, Berry Plastics Group, Inc., and RLJ Lodging Trust.	2011	19,981	.0027%

Mr. Bayh’s qualifications for service as a director include two decades of experience in government service. First as Governor of Indiana and then in the United States Senate, Mr. Bayh dealt with a variety of financial, economic and policy issues that impact a wide variety of businesses. He had supervisory authority over thousands of employees and oversaw a budget in excess of $10 billion. As a member of the Senate Banking Committee and Chair of the International Trade and Finance Subcommittee, Mr. Bayh gained perspective on issues of particular relevance to Fifth Third Bancorp.

JORGE L. BENITEZ, 57, is the retired Chief Executive Officer of North America of Accenture and a director of World Fuel Services Corporation. Previously, from September 2006 to August 2011, Mr. Benitez served as Chief Operating Officer of Accenture’s Products Operating Group.	2015	5,522	.0007%

Mr. Benitez’s qualifications for service as a director include extensive experience developing and executing business strategies across a range of industries, particularly air, freight, and travel and transportation services, as well as significant executive experience running operating units within a large multinational publicly-traded corporation.

ELECTION OF DIRECTORS

		Shares of Company Common Stock Beneficially Owned on January 31, 2017(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

KATHERINE B. BLACKBURN, 51, is the Executive Vice President of the Cincinnati Bengals, Inc.	2014	30,532	.0041%

Ms. Blackburn’s qualifications for service as a director include business experience in running operations for the Cincinnati Bengals professional football franchise. Her experiences have given her skills and expertise that qualify her for Board service, including her roles in player contract negotiations, oversight of the team’s management of the NFL salary cap, her service as Chair of the NFL’s Diversity Committee and Super Bowl and Events Committee, and her position as one of six trustees of the Player Retirement Benefit Board (three of whom are retired players and three of whom are NFL Club representatives), as well as her education and prior experiences as an attorney. Additionally, Ms. Blackburn brings to the Board knowledge and familiarity of the Company and the city of Cincinnati.

EMERSON L. BRUMBACK, 65, is the retired President & Chief Operating Officer of M&T Bank and a former director of M&T Bank Corporation. He is the Vice Chair of the Board of the Great Lakes Higher Education Corporation.	2009	48,045	.0064%

Mr. Brumback’s qualifications for service as a director include banking expertise through his 30 years of experience in the financial services industry with several banking organizations, including the Buffalo branch of the Federal Reserve Bank of New York. He has gained valuable insight through his experience in executive positions overseeing many aspects of the banking field, including retail banking, commercial banking, banking operations, and systems. He also brings his experience as a former board member with another financial services company.

JERRY W. BURRIS, 58, is the retired President and Chief Executive Officer of Associated Materials Group, Inc. He was also previously a director of Associated Materials and a division president with General Electric. He is a current director of Pentair PLC.	2016	1,718	.0002%

Mr. Burris’ qualifications for service as a director include management expertise as the President and Chief Executive Officer of Associated Manufacturing and as a division president with General Electric. Mr. Burris’s expertise includes strong technical marketing skills, a sound understanding of how to best integrate technology, rapid innovation, mergers and acquisitions, and cost and efficiency management. He also brings experience from his service on a public company board’s compensation and governance and audit committees.

ELECTION OF DIRECTORS

		Shares of Company Common Stock Beneficially Owned on January 31, 2017(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

GREG D. CARMICHAEL, 55, is the Chief Executive Officer of Fifth Third Bancorp since November 2015 and President since September 2012. Previously, Mr. Carmichael was Chief Operating Officer of Fifth Third Bancorp from June 2006 to August 2015, Executive Vice President from June 2006 to September 2012, and Chief Information Officer from June 2003 to June 2006.	2015	1,009,325	.1342%

Mr. Carmichael’s qualifications for service as a director include valuable insight and knowledge for the Board due to his service as its Chief Executive Officer and his prior role as Chief Operating Officer. Mr. Carmichael also brings important technical expertise from his years of service as Chief Information Officer and his prior service in information technology roles with prior employers.

GARY R. HEMINGER, 63, is the President, Chief Executive Officer and Chair of Marathon Petroleum Corporation and the Chair and Chief Executive Officer of MPLX GP LLC (the general partner of MPLX LP). MPLX LP is a consolidated master limited partnership formed by Marathon Petroleum Corporation.	2006	44,074	.0059%

Mr. Heminger’s qualifications for service as a director include valuable business knowledge gained from his responsibilities in overseeing all operations, performance, reporting, and financial metrics for Marathon’s refining, marketing, transportation and Speedway business. He has financial experience through his oversight of all financial data, working capital, and merger and acquisition activity.

JEWELL D. HOOVER, 68, is a retired Senior Official with the Office of the Comptroller of the Currency and is the author of the “Ultimate Guide for Bank Directors.” Ms. Hoover is also a former director of First Charter Corporation and was a principal with the bank consulting firm of Hoover and Associates, LLC until 2014.	2009	40,439	.0054%

Ms. Hoover’s qualifications for service as a director include 28 years of service with the Office of the Comptroller of the Currency, including service as the Deputy Comptroller of the agency’s Western District. She also has gained valuable banking experience and knowledge as a bank consultant for corporate governance, director training, and problem bank resolution matters. Additionally, she has first-hand knowledge of the Company through her service as a director of its North Carolina affiliate and a predecessor banking organization.

ELECTION OF DIRECTORS

		Shares of Company Common Stock Beneficially Owned on January 31, 2017(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

EILEEN A. MALLESCH, 61, is the retired Senior Vice President and Chief Financial Officer of Nationwide Property & Casualty Segment, Nationwide Mutual Insurance Company. She was also a Senior Vice President and Chief Financial Officer for Genworth Financial Life Insurance/Service Co. Ms. Mallesch currently serves on the Boards of Directors of Libbey, Inc., State Auto Financial Corp., and Bob Evans Farms, Inc.	2016	1,718	.0002%

Ms. Mallesch’s qualifications for service as a director include financial management experience from her roles as Chief Financial Officer for both Nationwide Mutual Insurance Company and Genworth Financial Life Insurance/Service Co. She has more than 25 years of broad finance and strategy experience in a variety of industries, ranging from insurance and telecommunications to consumer products and manufacturing. In addition, Ms. Mallesch brings vast knowledge in enterprise resource planning and large-scale technology integrations, strategic planning, and managing acquisitions, divestures, and risk and compliance management. She is also a Certified Public Accountant.

MICHAEL B. MCCALLISTER, 64, is the retired Chair of the Board of Directors of Humana Inc. Previously, Mr. McCallister was the Chief Executive Officer of Humana Inc. from February 2000 until his retirement as Chief Executive Officer in December 2012. He was elected as a Humana board member in February 2000 and was Chair of the Board from August 2010 until December 2013. Mr. McCallister joined Humana in June 1974. He is also a director of AT&T Inc. and a director of Zoetis Inc.	2011	31,927	.0042%

Mr. McCallister’s qualifications for service as a director include 39 years of experience in the health care sector at Humana, Inc. combined with an intimate knowledge of Humana’s operational, financial, and strategic development. Beyond Humana, Mr. McCallister plays a leadership role in key business advocacy organizations. He served on the board of the Business Roundtable and is the past chair of the organization’s Health and Retirement Task Force.

ELECTION OF DIRECTORS

		Shares of Company Common Stock Beneficially Owned on January 31, 2017(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

MARSHA C. WILLIAMS, 65, is the retired Senior Vice President and Chief Financial Officer of Orbitz Worldwide, Inc. from July 2007 through December 31, 2010. From 2002 to 2007, Ms. Williams served as Executive Vice President and Chief Financial Officer of Equity Office Properties Trust, the nation’s largest owner and operator of office buildings. She is also the Supervisory Director of Chicago Bridge & Iron Company N.V., the Lead Independent Director of Modine Manufacturing Company, and a director of the Davis Funds.	2008	50,420	.0067%

Ms. Williams’ qualifications for service as a director include her extensive experience in financial matters including 42 years in finance and her service as the Chief Financial Officer of Orbitz and Equity Office Properties Trust as well as her service on the board of directors of other publicly traded corporations and mutual funds. Ms. Williams also possesses knowledge and experience in the financial services industry through her 15 years of service with other banking organizations.

NON-CONTINUING DIRECTOR:

HENDRIK G. MEIJER, 65, is the Co-Chair, Chief Executive Officer, and Director of Meijer, Inc. and its affiliates, a food and general merchandise retailer with approximately 223 supercenters located in Michigan, Ohio, Indiana, Illinois, Kentucky, and Wisconsin.	2001	79,641	.0106%

All directors and executive officers as a Group (24 persons)		2,877,835	.3822%

(1)	As reported to Fifth Third Bancorp by the Directors as of the date stated. Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates, and certain affiliated companies as to which beneficial ownership may be disclaimed. As of January 31, 2017, none of the Company’s current executive officers or directors owned any Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, or any Depositary Shares representing interests in Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock.

(2)

The amounts shown represent the total shares owned outright by such individuals together with stock appreciation rights exercisable (or exercisable within 60 days) as of January 31, 2017 but unexercised and shares of common stock underlying outstanding restricted stock units. Specifically, the following individuals have the number of stock appreciation rights exercisable (or exercisable within 60 days) of

ELECTION OF DIRECTORS

January 31, 2017 indicated after their names: Ms. Hoover, 500; Mr. Carmichael, 701,237. The amounts listed for stock appreciation rights represent the number of rights that may be exercised; the actual number of shares delivered will vary based on the stock’s appreciation over the grant price at the time of exercise. The aggregate number of stock appreciation rights currently exercisable (or exercisable within 60 days) but unexercised held by the executive officers who are not also directors or nominees is 721,391. Directors owned the following number of restricted stock units as of January 31, 2017: Nicholas K. Akins, 15,854; B. Evan Bayh III, 15,405; Jorge L. Benitez, 5,522; Katherine B. Blackburn, 11,071; Emerson L. Brumback, 15,405; Jerry W. Burris, 1,718; Greg D. Carmichael, 182,526; Gary R. Heminger, 15,405; Jewell D. Hoover, 15,405; Eileen A. Mallesch, 1,718; Michael B. McCallister, 15,854; Hendrik Meijer, 16,019; and Marsha C. Williams, 18,668. Some directors have deferred receipt of the common stock underlying certain of their restricted stock units: B. Evan Bayh III, 10,782; Gary R. Heminger, 10,782; Jewell D. Hoover, 5,522; and Hendrik Meijer, 10,782. All directors and executive officers as a group own 729,348 restricted stock units. 221,392 of these restricted stock units are subject to vesting within 60 days of January 31, 2017.

ELECTION OF DIRECTORS

VOTE REQUIRED

Under Ohio law and the Company’s Articles of Incorporation and Code of Regulations, as long as cumulative voting is not in effect, in an uncontested election of directors (i.e., an election where the number of candidates nominated for election to the Board of Directors equals the number of directors to be elected), each person receiving a greater number of votes “for” his or her election than votes “against” his or her election will be elected as a director. In the event of a contested election or if cumulative voting is in effect, the twelve nominees receiving the greatest number of votes “for” their election shall be elected. The Company has also adopted provisions of its Corporate Governance Guidelines stating that, as long as cumulative voting is not in effect, in an uncontested election of directors, any nominee for director who receives a greater number of votes “against” his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chair of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider factors deemed relevant by the Committee members including, without limitation, the director’s length of service, the director’s particular qualifications and contributions to Fifth Third, the reasons underlying the majority against vote (if known) and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Guidelines. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by that committee and such additional information and factors the Board believes to be relevant.

If any nominee(s) shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Nominating and Corporate Governance Committee of the Board of Directors recommends. Proxies in the form solicited hereby which are returned to the Company and not revoked will be voted in favor of the twelve (12) nominees specified above unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers or other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election in accordance with Ohio law and the Company’s Articles of Incorporation and Code of Regulations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE

CANDIDATES FOR DIRECTOR NAMED ABOVE.

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS AND FUNCTIONS

The Board of Directors of the Company met twelve (12) times during 2016. The Company’s Board of Directors also regularly holds executive sessions of those members of the Board of Directors who meet the then current standards of independence. The chair at these executive sessions is the Chair of the Company’s Board of Directors.

No current member of the Board of Directors of the Company attended less than 75% of the aggregate meetings of the Board of Directors and all committees on which such director served during 2016.

Neither the Board nor the Nominating and Corporate Governance Committee has implemented a formal policy regarding director attendance at the Annual Meeting; however, the Board typically holds a Board meeting directly following the Annual Meeting. In 2016, all directors, except Mr. McCallister, attended the Annual Meeting.

During 2016, there were six (6) committees of the Board of Directors: Audit, Human Capital and Compensation, Finance, Nominating and Corporate Governance, Regulatory Oversight, and Risk and Compliance.

The Audit Committee of the Company was established in accordance with Section 3(a)(58)(A) of the Exchange Act and serves in a dual capacity as the Audit Committee of the Company and Fifth Third Bank. Twelve (12) meetings of this Committee were held during 2016. This Committee’s functions include the engagement of the independent external audit firm, reviewing with that firm the plans and results of the audit engagement of the Company, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent external audit firm, reviewing the Company’s financial results and periodic SEC filings, reviewing the design and effectiveness of the Company’s internal controls and similar functions, and approving all auditing and non-auditing services performed by its independent external audit firm. Another function of the Audit Committee is to carry out the statutory requirements of a bank audit committee as prescribed under applicable law. The Audit Committee members for 2016 were Emerson L. Brumback (Chair), Katherine B. Blackburn, Jewell D. Hoover, and Marsha C. Williams. Jerry W. Burris also served on the Audit Committee beginning in December 2016. All members of the Audit Committee met the independence standards of Rule 5605(a)(2) and the audit committee qualifications of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Board of Directors has determined that Emerson L. Brumback and Marsha C. Williams are audit committee financial experts for the Company and are independent as described in the preceding sentence. The Board of Directors has adopted a written charter for the Audit Committee, which may be found in the Corporate Governance section of the Company’s website at www.53.com. The formal report of the Audit Committee with respect to the year 2016 is on page 63 herein.

The Finance Committee of the Company serves in a dual capacity as the Finance Committee of the Company and Fifth Third Bank. The Finance Committee met six (6) times in 2016. This Committee exercises, during the intervals between the meetings of the Board of Directors, all the powers of the Board of Directors of the Company and Fifth Third Bank in the management of the business, properties, and affairs of the Company and Fifth Third Bank that may be permissibly exercised by a committee thereof. The Finance Committee consisted of Gary R. Heminger (Chair), Nicholas K. Akins, Emerson L. Brumback, Jewell D. Hoover, Michael B. McCallister, and Marsha C. Williams. Former Directors James P. Hackett and Kevin Kabat also served on the Finance Committee from January through April 2016. The Board of Directors has adopted a Finance Committee charter which may be found in the Corporate Governance section of the Company’s website at www.53.com.

The Company has a Human Capital and Compensation Committee comprised entirely of independent directors. The Human Capital and Compensation Committee met six (6) times during 2016. Executive compensation and equity plan allocations are determined by this Committee of the Board of Directors. In 2016, the Human Capital and Compensation Committee consisted of Michael B. McCallister (Chair), Nicholas K.

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS AND FUNCTIONS

Akins, Gary R. Heminger, and Hendrik G. Meijer. The Board of Directors has adopted a Human Capital and Compensation Committee charter which may be found in the Corporate Governance section of the Company’s website at www.53.com. The formal report of the Human Capital and Compensation Committee with respect to 2016 compensation is on page 47 herein.

The Company has a Nominating and Corporate Governance Committee comprised entirely of independent directors. The Nominating and Corporate Governance Committee met four (4) times during 2016. This Committee develops and recommends to the Board corporate governance policies and guidelines for the Company and for the identification and nomination of director and committee member candidates and nominates directors for election to the Board and appointment to committee membership. In 2016, the Nominating and Corporate Governance Committee consisted of Nicholas K. Akins (Chair), B. Evan Bayh III, Jorge L. Benitez, Gary R. Heminger and Marsha C Williams. Former Director Ulysses L. Bridgeman, Jr. also served on the Nominating and Corporate Governance Committee from January through April 2016. The Board of Directors has adopted a Nominating and Corporate Governance Committee charter which may be found in the Corporate Governance section of the Company’s website at www.53.com.

The Company’s Risk and Compliance Committee serves in a dual capacity as the Risk and Compliance Committee of the Company and the Bank. The Risk and Compliance Committee met twelve (12) times in 2016. This Committee is responsible for the risk management policies of the Company’s global operation and oversight of its global management framework. The Risk and Compliance Committee consisted of five independent directors: Jewell D. Hoover (Chair), B. Evan Bayh III, Jorge L. Benitez, Hendrik G. Meijer and Marsha C. Williams. Eileen A. Mallesch also served on the Risk and Compliance Committee beginning in December 2016. The Board of Directors has adopted a Risk and Compliance Committee charter which may be found in the Corporate Governance section of the Company’s website at www.53.com.

The Company had a Regulatory Oversight Committee. In December 2016, the Board of Directors approved the dissolution of the Regulatory Oversight Committee upon completion of regulatory alignment, which occurred in the first quarter of 2017. Upon dissolution of the Regulatory Oversight Committee, the charter of the Risk and Compliance Committee was amended to include certain responsibilities previously held by the Regulatory Oversight Committee. In 2016, the Regulatory Oversight Committee of the Company was comprised entirely of independent directors and served in a dual capacity as the Regulatory Oversight Committee of the Company and Fifth Third Bank. The Regulatory Oversight Committee met six (6) times in 2016. This Committee oversaw the Company’s supervisory issues and enforcement and the Company’s efforts to remediate them. It consisted of Marsha C. Williams (Chair), Nicholas K. Akins, Katherine B. Blackburn, Emerson L. Brumback, and Jewell D. Hoover. The Board of Directors adopted a Regulatory Oversight Committee charter which was available in the Corporate Governance section of the Company’s website at www.53.com before the dissolution of the Committee.

CORPORATE GOVERNANCE

The Board of Directors has adopted the Fifth Third Bancorp Corporate Governance Guidelines which may be found in the Corporate Governance section of the Company’s website at www.53.com. The Board of Directors has also adopted the Fifth Third Bancorp Code of Business Conduct and Ethics which applies to the Company’s directors; its Chief Executive Officer, Chief Financial Officer, and Controller; and its other employees and may also be found in the Corporate Governance section of the Company’s website at www.53.com.

BOARD LEADERSHIP

The Board believes that the Company’s shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at any particular point in time. Accordingly, under the Company’s Code of Regulations and Corporate Governance Guidelines, the Board of Directors has the authority to combine or separate the positions of Chair and Chief Executive Officer as well as determine whether, if the positions are separated, the Chair is an affiliated director or an independent director.

Currently, the same person does not serve as the Company’s Chief Executive Officer and Board Chair. The Company’s Chair is a non-executive director. The Board believes this structure is appropriate at the current time in order to allow the Chair to provide support and guidance to the Chief Executive Officer while also allowing the Board to have a separate director handle governance matters and coordinate meetings of independent directors. These decisions were based, in part, on the qualifications of the Chair who has 42 years of experience in finance including her service as the Chief Financial Officer of Orbitz and Equity Office Properties Trust as well as her service with other banking organizations.

From time to time, the Board may consider combining the role of Chair and Chief Executive Officer or utilizing a Lead Director. These decisions will be dependent on the make-up of the Board at that time and the availability and willingness of candidates for Chair and/or Lead Director who meet any expertise and experience criteria and qualifications identified by the Board, as well as other factors.

RISK MANAGEMENT OVERSIGHT

The role of the Board of Directors is to provide oversight to ensure an effective enterprise risk management program is in place, including an appropriate enterprise risk management framework and related governance structure. The Board sets the overall risk appetite for the Company, including the establishment and monitoring of risk tolerances. The formulation of risk appetite considers the Company’s operating capacity, which is represented by its available financial resources, defined as Tier 1 Capital less the Company’s largest capital buffer (Common Equity Tier 1 Capital Policy Target less the Basel III Buffered Common Equity Tier 1 Minimum), that sets an absolute limit on risk assumption in the Company’s annual and strategic plans. The Company’s risk appetite is limited by policy to a maximum of 95 percent of operating capacity. Tolerances are the maximum amount of risk applicable to each of the eight specific risk categories included in the enterprise risk management framework. Through their oversight role, directors ensure that the risk management processes designed and implemented under this framework and governance structure are aligned to the Board’s corporate strategy and are functioning as directed. The Board also considers the optimal organizational structure at both the Board and management levels. This may include delegating responsibility through Board committees, management committees, the Chief Executive Officer, and the Chief Risk Officer.

Risk management oversight and governance is provided primarily by the Risk and Compliance Committee of the Board of Directors and through the Enterprise Risk Management Committee, a management committee that reports to it. The Enterprise Risk Management Committee is supported by several management committees whose membership includes a broad cross-section of line of business and support representatives. The Risk and Compliance Committee of the Board of Directors currently consists of six outside directors and has responsibility for the oversight of risk management for the Company, as well as ensuring that risks are properly controlled, quantified, and within the Company’s risk appetite.

CORPORATE GOVERNANCE

The primary purpose of the Risk and Compliance Committee is responsibility for the risk management policies of the Company’s global operation and oversight of its global risk management framework.

The Risk and Compliance Committee charter outlines more specific responsibilities under all categories of risk. The Chief Risk Officer has a direct reporting relationship to the Chief Executive Officer and the Risk and Compliance Committee and has regular executive sessions with the Risk and Compliance Committee without other members of management present. In addition, the Director of Credit Risk Review reports directly to the Risk and Compliance Committee.

COMMUNICATION WITH THE BOARD

Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: Fifth Third Bancorp Board of Directors, 38 Fountain Square Plaza, MD 10909F, Cincinnati, OH 45263 or by e-mail via the Company’s website at www.53.com. All communications directed to the Board of Directors will be received and processed by the Fifth Third Legal Department and will be transmitted to the Nominating and Corporate Governance Committee without any editing or screening by the Legal Department.

The Audit Committee has also established Fifth Third’s EthicsLine, a toll-free hotline through which confidential complaints may be made regarding: illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct; disclosures in the Company’s SEC reports, bank regulatory filings, and other public disclosures that are not full, fair, accurate, timely, and understandable; violations of the Company’s Code of Business Conduct and Ethics; and/or any other violations of laws, rules, or regulations. The contact information for the EthicsLine is available in the Company’s Code of Business Conduct and Ethics, which is available at the Company’s website. Complaints submitted through this process are presented to the Audit Committee on a regular, periodic basis.

SHAREHOLDER COMMUNICATION WITH INVESTOR RELATIONS DEPARTMENT

Shareholders who wish to speak to a Fifth Third representative regarding their investment in Fifth Third may communicate directly with Fifth Third’s Investor Relations Department by calling 866-670-0468. In addition, shareholders may communicate in writing directly with the Investor Relations Department by sending a letter to 38 Fountain Square Plaza, MD 1090QC, Cincinnati, OH 45263 or by emailing ir@53.com. Shareholders can also view information and request documents from the Investor Relations page of Fifth Third’s website at www.53.com.

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s Compensation Discussion and Analysis provides information concerning the compensation for our executive officers. This information is set forth in the following sections:

•	Executive Summary

•	2016 Performance Results

•	The Company’s Human Capital and Compensation Committee (as used in this Compensation Discussion and Analysis Section, “the Committee”)

•	Executive Compensation Philosophy and Risk Management

•	Compensation Structure and Methodology

•	2016 Executive Compensation Plan Design and Award Decisions

•	2017 Executive Compensation Plan Design Changes

•	Executive Benefits and Perquisites

•	Tax and Accounting Impact of Compensation Programs

•	Executive Ownership and Capital Accumulation

EXECUTIVE SUMMARY

2016 was a significant year for Fifth Third Bancorp. During the year, we launched the NorthStar Strategy and implemented specific actions to deliver strong and consistent returns through longer-term economic cycles. We continue to maintain a healthy balance sheet with strong capital and liquidity levels and are well-positioned to benefit from higher interest rates. We also are committed to making sound investments to expand our delivery channels, enhance our digital capabilities, develop new products and services, and drive new business volume so that we can fulfill our Vision of becoming the One Bank that people most value and trust.

Key themes of our 2016 performance include:

COMPENSATION DISCUSSION AND ANALYSIS

We believe it is a good governance practice to review and assess our compensation practices and programs on an annual basis, taking into account the Company’s strategic objectives, compensation philosophy, regulatory guidance, risk culture, and market practices. As a result, we made the following changes to the senior executive compensation programs specific for 2016:

Plan	Feature	Key Design Change	Rationale
Variable Compensation Plan (“VCP”) (annual incentive compensation)	Funding Modifier	Removed Net Charge Offs (“NCOs”) from the list of performance modifiers and changed Available Liquidity to Liquidity Coverage Ratio.

Removed NCOs in order to eliminate redundancy as NCOs are implicitly included in the core performance metrics.

Changed Available Liquidity to Liquidity Coverage Ratio due to the implementation of the liquidity coverage ratio, effective January 1, 2016 by the Federal Reserve Bank.

2014 Incentive Compensation Plan (“LTI”) (annual long-term equity-based incentive compensation)	Award types and provisions

Changed certain award types and provisions which impacted both executives and our other employees who receive LTI:

•    Started making annual restricted stock grants in the form of restricted stock units (“RSUs”) instead of restricted stock awards (“RSAs”).

•    Changed the retirement eligibility provision, except for vested stock appreciation rights (“SARs”) which remained the same, to a combination age plus continued service > 65 with minimum age 55 and minimum service 5 years.

•    Increased the number of days post termination to exercise SARs from 0 to 90 days.

Alignment with peer and competitive grant practice.

Summary of Executive Compensation Best Practices. Our executive compensation program incorporates certain best practices such as:

❖ Paying for performance
❖ Incorporating risk-balancing features into our compensation programs
❖ Including double-trigger change-in-control provisions
❖ Providing no excise tax gross-ups to Executive Officers
❖ Maintaining share ownership guidelines and share retention policies
❖ Prohibiting speculative trading and hedging strategies by Executive Officers
❖ Utilizing an independent compensation consultant hired and overseen by the Committee
❖ Providing minimal perquisites
❖ Requiring adherence to the Code of Business and Ethical Conduct

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the compensation of the individuals who served as the Company’s chief executive officer (Greg D. Carmichael) and chief financial officer (Tayfun Tuzun) during fiscal year 2016, as well as certain other individuals included in the Summary Compensation Table on page 48 (Lars C. Anderson, executive vice president and chief operating officer; Chad M. Borton, executive vice president and head of Consumer Bank; Timothy N. Spence, executive vice president and chief strategy officer; and Frank R. Forrest, executive vice president and chief risk officer), which are referred to as our “Named Executive Officers” or “NEOs.”

Certain one-time compensation events during 2016 increased Mr. Borton’s compensation to a level that requires his inclusion in the Compensation Discussion and Analysis and the following tables for 2016 and would permit us to exclude Mr. Forrest from these disclosures. However, because we do not expect that we will be required to include Mr. Borton in future years, and expect to include Mr. Forrest, we have elected to include Mr. Forrest for consistency in the five NEOs that are expected to be disclosed year-over-year.

Non-Binding Advisory Say-on-Pay Proposal. In 2016, our shareholders approved a non-binding advisory say-on-pay proposal at our 2016 Annual Meeting with over 92 percent of the votes cast voting in favor of that proposal. The Committee believes the results of the shareholder vote indicate strong support among shareholders for our pay-for-performance approach. We intend to continue to monitor our current compensation structure and future votes to ensure that there is continued support for our pay programs among our shareholders.

2016 PERFORMANCE RESULTS

Each year, we review and update our Variable Compensation Plan to ensure alignment with our business strategy, regulatory guidance, and the external market. For 2016, the three primary funding measures were adjusted earnings per share (“EPS”), adjusted return on risk weighted assets (“RORWA”), and adjusted efficiency ratio. It is the view of the Committee that these primary funding measures provide balanced incentives.

Consistent with our practice used in setting goals and evaluating results, we use adjusted results to determine performance against our plan targets. Adjusted results reflect adjustments shown below for certain events to reflect core financial performance in the plan year for annual incentive plan funding purposes.

	Dilluted Earnings Per Share	Return on Risk Weighted Assets	Efficiency Ratio (FTE)
Reported Results	$1.93	1.23%	61.6%

VCP Adjustment Items
Vantiv Related Transactions (TRA & Warrant)	($0.30)	(0.19%)	3.6%
Visa Total Return Swap Losses	$0.05	0.03%	(0.6%)
Other, net(a)	$0.01	0.01%	(0.4%)

Adjusted Results	$1.69	1.08%	64.2%

(a)	Includes impact of employee retirement eligibility changes, voluntary early retirement program, branch and corporate property optimization charges, gains on sales of St. Louis and Pennsylvania consumer businesses, change in income tax deductibility of prior expenses, treasury securities gains, and changes in market interest rates.

As shown below, our 2016 adjusted results outperformed the targets set in our VCP:

•	Adjusted EPS was 107 percent of our target. EPS is a commonly used measure for assessing our ability to generate earnings for our shareholders.

•	RORWA was 110 percent of our target. RORWA is a measure of adjusted net income available to common shareholders as a percent of average risk-weighted assets.

COMPENSATION DISCUSSION AND ANALYSIS

•

Adjusted efficiency ratio was 40 basis points lower than target, indicating better performance. The efficiency ratio is a measure of expenses as a percentage of revenue and reflects how effective we are at generating revenue while managing expenses.

In addition to these key financial performance measures, we met or exceeded target on other measures considered by the Committee in assessing annual performance:

Performance Modifier Measures	Target Goal	2016 Final Results
Non-Performing Assets	Peer Median (50th Percentile)	50th Percentile
Capital Levels	Meet Required Regulatory Minimum and Internal Target Levels	Meeting All Targets
Liquidity Coverage Ratio	105%	128%

THE COMPANY’S HUMAN CAPITAL AND COMPENSATION COMMITTEE

The Committee’s Role. The Committee is composed of independent directors and is responsible for establishing, implementing, and monitoring the administration of compensation and benefits programs in accordance with the Company’s compensation philosophy and strategy, along with approving executive compensation and equity plan awards. The Committee focuses on the attraction and retention of key executives and, when making decisions, considers the Company’s compensation philosophy, the achievement of business goals set by the Company, relevant peer data, recommendations made by the chief executive officer, and the advice of Compensation Advisory Partners LLC (“CAP”), a respected, independent, external executive compensation consulting firm with financial services industry expertise.

The Committee seeks to establish “Total Rewards” for the Company’s executive officers that are fair, reasonable, risk-balanced and competitive. The Total Rewards program includes base salary, annual cash incentive compensation, long-term equity-based incentive compensation, benefits, and certain perquisites. Generally, the types of compensation and benefits paid to the Named Executive Officers are similar to those provided to other officers of the Company.

The Committee has taken the following steps designed to ensure that it effectively carries out its responsibilities:

•

Engaged CAP to provide the Committee with relevant market data and to advise the Committee on alternatives when making compensation decisions for the Named Executive Officers and on the recommendations being made by the Company’s management for executive officers other than the Named Executive Officers. In addition to the support provided by CAP, employees who have significant compensation experience in the Company’s Human Capital division provide support, data, and analysis to the Committee.

COMPENSATION DISCUSSION AND ANALYSIS

•	Conducted an annual review of the Committee charter to ensure that it effectively reflects the Committee’s responsibilities.

•

Provided oversight of incentive and variable compensation practices and balanced risk-taking across the Company with the Compensation Risk Oversight Committee (a management committee that reports to the Committee).

•	Conducted an annual review of the Company’s compensation philosophy to ensure that it remains appropriate given the Company’s strategic objectives.

•	Conducted an annual review of the Company’s Compensation Peer Group as defined below.

•

Reviewed all compensation components for the Company’s chief executive officer, chief financial officer, and other Named Executive Officers, incorporating a tally sheet and pay-for-performance sensitivity analysis for each executive.

•

Evaluated the execution of the Company’s pay-for-performance philosophy to ensure that the actual award decisions resulted in alignment of relative pay and relative performance compared to the Compensation Peer Group.

•

Scheduled an executive session prior to the conclusion of the Committee meetings, without members of management, for the purpose of discussing decisions related to the chief executive officer’s performance, goal-setting, compensation levels, and other items deemed important by the Committee.

•	Conducted an annual review of the succession plan for Mr. Carmichael.

•

Reviewed and approved new hire compensation packages for officers, ensuring that offers were appropriate to the strategic needs of each position and the compensation required to attract the selected candidate to the role.

•	Completed an annual self-evaluation of the Committee’s effectiveness.

•	Completed an annual review of the external compensation consultant’s performance.

•

Reviewed jointly with the Risk and Compliance Committee of the Board, the Company’s risk assessment of executive and employee incentive plans with the chief risk officer designed to confirm that the Company’s compensation design does not incent unnecessary risk.

•	Completed an annual review of industry compensation and corporate governance trends to identify potential changes in programs and to ensure alignment with industry governance best practices.

•	Worked to meet expectations and guidance from our banking regulators.

Role of Executive Officers in Compensation Decisions. The chief executive officer annually reviews the performance of each of the other Named Executive Officers, along with a risk performance assessment. Based on this review, the chief executive officer makes compensation recommendations to the Committee, including recommendations for salary adjustments, annual cash incentives, and long-term equity-based incentive awards. In addition, the chief executive officer and other members of management also annually assess performance for other executive officers and make compensation recommendations to the Committee. Although the Committee considers these recommendations along with data provided by its other advisors, it retains full discretion to set all compensation for the Company’s executive officers. The Committee works with its consultant to determine compensation for the chief executive officer and the chief executive officer has no input into his own award determinations.

Additionally, the chief risk officer reviews and evaluates with the Committee all executive officer and employee incentive compensation plans. The purpose of the review is to confirm that the Company’s incentive compensation plans do not incent or pose unnecessary or excessive risks to the Company.

COMPENSATION DISCUSSION AND ANALYSIS

The Role of the Third-Party Compensation Consultant. The Committee uses the services of its outside executive compensation consultant, CAP, to provide guidance and advice to the Committee on all matters covered by its charter. This consultant was directly selected and engaged by the Committee to provide a broad set of services pertaining to the compensation of the Company’s executives.

The consultant fulfills the following responsibilities:

•	Reviews the Company’s compensation philosophy and competitive positioning for reasonableness and appropriateness.

•	Reviews the Committee’s charter annually and recommends changes as appropriate.

•	Reviews the Committee’s agendas and supporting materials in advance of each meeting.

•	Advises the Committee on management proposals, as requested.

•	Reviews information from a peer group of publicly traded banking and financial institutions (collectively the “Compensation Peer Group”) and survey data for competitive comparisons.

•

Reviews the Company’s executive compensation programs annually and advises the Committee on the design of incentive plans or practices that might be changed to improve the effectiveness of its compensation program.

•

Reviews competitive pay practices of the Compensation Peer Group for its Boards of Directors annually and recommends to the Committee changes required to pay the Company’s Board of Directors in a competitive fashion.

•	Reviews, analyzes, and summarizes survey data on executive pay practices and amounts that come before the Committee.

•	Attends all Committee meetings, including executive sessions.

•	Advises the Committee on potential practices for Board governance of executive compensation as well as areas of concern and risk in the Company’s programs.

•	Undertakes special projects at the request of the Committee.

During 2016, CAP was specifically engaged on the following projects:

•

Advising the Committee with respect to the appropriateness of compensation structure and actual amounts paid to the Company’s executive officers given the Company’s compensation philosophy, size, and Compensation Peer Group.

•	Participating actively in the review and design of all executive compensation programs.

•	Advising on the appropriateness of executive performance goals and metrics.

•	Reviewing and advising on the compensation program for the Company’s Board of Directors.

•	Reviewing the Company’s risk assessment of executive and employee incentive plans.

•	Advising the Committee on market and regulatory trends and developments.

•	Providing recommendations to the Committee on the compensation of the chief executive officer.

•	Assessing the relationship between the chief executive officer’s compensation and performance on a realizable pay basis.

•	Reviewing the 2015 Compensation Discussion and Analysis and related sections for the 2016 proxy statement.

•	Assisting the Committee in collecting and summarizing Board feedback on the performance of the chief executive officer, chief risk officer, chief credit risk officer, and chief auditor.

COMPENSATION DISCUSSION AND ANALYSIS

The Company does not engage CAP for additional services outside of executive compensation consulting.

The Committee conducted an assessment of potential conflicts of interest of CAP and no conflicts of interest relating to CAP’s services were identified by the Committee.

The Committee’s Considerations. The Committee considers both the aggregate amounts and mix of an executive officer’s Total Direct Compensation (base salary, annual cash incentive compensation, and long-term equity-based incentive compensation) when making decisions. The Committee assessed Total Direct Compensation relative to competitive market data during its December 2015 meeting. The Committee discussed recommendations for executive compensation and approved final merit, annual cash incentive awards (our Variable Compensation Plan), and final long-term incentive recommendations at its February 2016 meeting.

Based on its most recent review of the competitive data, the Committee has determined that the compensation structure for executive officers is effective and appropriate. The structure reflects the Company’s compensation philosophy, in that its incentive payout ranges are aligned with the competitive market data, it has appropriate leverage to ensure a strong linkage between compensation, risk outcomes, and performance, and it drives rewards based on the most relevant performance measures for the Company and shareholders.

The Committee also has reviewed the internal relationships between the compensation for the chief executive officer and for other executive officers and has deemed them to be appropriate. The Committee believes that the relative difference between the compensation of the chief executive officer and the compensation of the Company’s other executive officers is consistent with such differences found in the Company’s Compensation Peer Group.

EXECUTIVE COMPENSATION PHILOSOPHY AND RISK MANAGEMENT

Compensation Philosophy. The Company endeavors to attract and retain the best people in the financial services industry and motivate them to fulfill the Company’s Vision of becoming the One Bank that people most value and trust. We intend to accomplish this in the way that we consider our shareholders’ long-term interests, by establishing compensation programs that reward our people for delivering products our customers highly value, and avoiding excessive risk. Our compensation philosophy comprises the following guiding principles:

•	Provide competitive compensation opportunities in order to attract and retain executive talent that will drive the business strategy.

•	Manage risk effectively within incentive programs designed to pay for performance.

•	Align compensation with long-term shareholder interests.

•	Provide strong oversight of executive pay.

•	Conduct recurring processes that ensure strategic and fiscal soundness along with balanced risk taking.

•	Communicate for understanding and transparency.

In order to drive our business strategy and human capital plan, compensation must be competitive to attract and retain essential talent, reward high performance, and be internally equitable. In addition, the Company is committed to making compensation decisions that are fiscally responsible, such that we carefully consider the expected return on investment for those decisions. Our expected total compensation opportunities generally reflect the median pay levels of our peer group with variations based on specific talent needs, experience, and other internal factors. We believe that actual total compensation should vary with the performance of the organization, such that outstanding performance results in above market compensation. Since a majority of compensation is tied to performance outcomes, actual total compensation will vary within a competitive range.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Risk Management. We believe it is critical to bring a multi-faceted strategy toward mitigating risk in incentive plans. We incorporate formulaic and discretionary risk-balancing mechanisms, which outline specific metrics for modifying payouts to discourage unnecessary or imprudent risk-taking actions.

Senior executive pay also includes a heavy focus on long-term incentives. This long-term focus facilitates collaboration among business units, ownership in the Company, and a focus on shareholder goals.

To execute the risk mitigation strategies, we conduct yearly review processes, which are documented and incorporate input from Finance, Human Resources, Risk Management, and business leaders. These processes include:

Processes	Purpose
Market Reviews	Human Resources uses peer benchmark data to ensure that pay programs are competitive in the financial services industry.
Incentive Plan Reviews	Senior business leaders ensure that incentive plans support the business strategy.
Risk Reviews	Senior risk and credit leaders determine whether incentive plans support the Company’s risk culture and the incentive compensation risk framework.
Financial Reviews	Senior executives, including the chief executive officer, confirm that the incentive plans are fiscally sound, risk aligned, and successfully contribute to shareholder value.
Board Reviews	Independent directors, serving on the Human Capital and Compensation Committee and Risk and Compliance Committee, assess the strategic, risk, and fiscal soundness of compensation plans and ensure that they are aligned with the Company’s compensation philosophy.

As a result of the process and applicable financial institution regulation, our compensation program for our Named Executive Officers has several features that help to address potential concerns about risk:

•

Downward discretionary pay adjustment based on risk performance assessment which includes results of examinations by our banking regulators, internal examinations by our audit staff, and a qualitative review by the chief risk officer.

•	Caps on the maximum payment under our annual cash incentive plan and our performance share (“PSA”) plan.

•	Balanced mix of short-term, medium-term, and long-term compensation.

•	Forfeiture provisions related to material risk events.

•	Stock ownership and retention guidelines.

•	Restitution rights for compensation received as a result of misconduct.

Finally, we believe it is critical that our people clearly understand how they are rewarded to ensure that pay facilitates the appropriate strategic and risk awareness behaviors. Because of this, we provide ongoing compensation communication and education.

In December 2015, the Committee, in conjunction with the Risk and Compliance Committee, reviewed our executive and other incentive programs. Based on the provisions and actions above, the Committee concluded that their design and/or metrics do not encourage unnecessary and/or inappropriate risk taking.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION STRUCTURE AND METHODOLOGY

Compensation Structure. The compensation structure (i.e., each element of pay described below and the respective amounts for each element) for executive officers is reviewed annually. When determining the compensation structure, the following items are considered:

•	The most recent and prior years’ comparative proxy statement and survey data for similar positions among the Compensation Peer Group.

•

The 25th percentile, median (i.e., 50th percentile), and 75th percentile peer data for each element of compensation (base salary, target annual cash incentive compensation, and target long-term equity-based incentive compensation, as well as the resulting Total Direct Compensation).

•

The ability to provide market median (i.e., 50th percentile) Total Cash Compensation (i.e., base salary plus annual cash incentive compensation) for 50th percentile performance relative to the Compensation Peer Group.

•	The ability to provide upper quartile Total Cash Compensation for upper quartile performance (i.e., 75th percentile or better performance relative to the Compensation Peer Group).

Benchmarking Methodology. In making compensation decisions, the Committee compares Company performance and each element of executive officers’ Total Direct Compensation with the Compensation Peer Group. The Committee refers to this Compensation Peer Group for both compensation and performance-related benchmarking. Financial performance data is prepared either by the Committee’s external compensation consultant or by the Company, using data from public filings. Compensation data is generally prepared by the Committee’s external compensation consultants, using proprietary compensation databases and publicly available data from proxy statements. The Committee’s consultant reviews all financial and/or compensation data that is prepared by the Company and provided to the Committee.

The Compensation Peer Group consists of companies with which the Committee believes the Company competes for talent and for stockholder investment, and which are similar in asset size and business mix. The following 12 companies were identified by the Committee as the 2016 Compensation Peer Group:

BB&T Corporation	The PNC Financial Services Group, Inc.
Capital One Financial Corporation	Regions Financial Corporation
Comerica Incorporated	SunTrust Banks, Inc.
Huntington Bancshares Incorporated	U.S. Bancorp
KeyCorp	Wells Fargo & Company
M&T Bank Corporation	Zions Bancorporation

The Committee annually reviews the Compensation Peer Group and considers changes to the Compensation Peer Group deemed necessary to ensure that the nature and size of the organizations continue to be appropriate. Based on the Committee’s evaluation of the Compensation Peer Group for 2016 in regard to the business mix, size, and ongoing challenges with pay levels at these institutions, Wells Fargo and Capital One will no longer be included in the Compensation Peer Group starting in 2017. Citizen’s Financial Group will be added based on its similar size and business structure to that of the Company. The Company’s assets were at approximately the 56th percentile of its 2016 Compensation Peer Group as of June 2016.

COMPENSATION DISCUSSION AND ANALYSIS

Pay for Performance. Under the compensation structure, annual cash and long-term incentives comprise the majority of executive officers’ Total Direct Compensation. The actual amounts realized by executive officers under these incentive plans vary based on the performance of the Company and individual performance. Company performance is evaluated from a variety of perspectives, including:

•	Absolute performance and performance relative to peers.

•	Return measures including return on average equity.

•	Growth in earnings per share.

•	Efficiency ratio.

•	Stock price growth.

•	Risk performance assessment.

Annual cash incentive compensation awards to executive officers are approved from a pool funded on the basis of Company performance relative to the specific goals described below. This pool of available compensation awards is allocated to each participant based on qualitative assessments of individual performance against a set of stated objectives and individual risk assessment. Long-term equity-based incentive compensation awards also are made to each participant based on qualitative assessments of individual performance against a set of stated objectives and individual risk assessment. Long-term equity-based incentive compensation awards derive value based on shareholder return and stock price appreciation. Amounts realizable from prior compensation awards do not influence decisions relative to future awards.

Pay Elements and Pay Mix. Under the pay-for-performance compensation structure, compensation is delivered through three primary elements:

•	Base salary.

•	Annual cash incentive (delivered through the Variable Compensation Plan).

•	Long-term incentives.

The 2016 total compensation included a mix of cash and equity awards. The Company typically pays base salary and the annual incentive compensation in cash. All long-term equity-based incentive compensation awards are paid in shares of the Company’s common stock. Generally, our Named Executive Officers have approximately 50 percent or more of total compensation delivered in the form of equity-based compensation. The charts below show the mix between cash and equity for our chief executive officer and average pay mix for our other NEOs:

(1)	The percentages reflect the Named Executive Officer’s base salary as of 12/31/2016, actual annual incentive award the executive earned for 2016 performance under the Annual Incentive Plan and target long-term incentive. Actual long-term incentive awards based upon 2016 performance may vary from target and was approved by the Committee in February 2017.

COMPENSATION DISCUSSION AND ANALYSIS

Tally Sheet. The Company annually prepares a tally sheet of all compensation and potential payouts for the Committee’s use when considering compensation matters. The Committee reviews all components of the Company’s chief executive officer, chief financial officer, and the other NEOs’ compensation, including:

•	Base salary.

•	Annual cash incentive compensation.

•	Long-term equity-based incentive compensation.

•	Accumulated, realized, and unrealized equity award gains.

•	The dollar value to the executive and cost to the Company of all perquisites and other personal benefits.

•	The earnings and accumulated payout obligations under the Company’s nonqualified deferred compensation plan.

•	Several potential termination scenarios, including change-in-control where applicable.

The Committee reviewed all the above compensation components and the associated dollar amounts for 2015 compensation in June 2016. Moving this review to mid-year allows for a more focused look at each executive’s compensation components, separate from when annual pay recommendations are being made. At that time, the Committee also reviewed a sensitivity analysis of the relationship between each NEO’s 2015 Total Direct Compensation and the Company’s performance––both stock price performance, and Company results. The Committee will perform the annual tally sheet review specific to 2016 compensation components in June 2017.

Determinations. The Committee considers several factors and objectives relevant to each specific program when determining compensation, including a risk performance assessment. The Committee also contemplates the impact of each award on the Total Direct Compensation package. Total Direct Compensation opportunities are intended to target the median (i.e., 50th percentile) of the relevant market data, and actual compensation (both amount and mix) for executives varies based on their performance, prior experience and other pertinent factors. In addition, for purposes of attracting and retaining key executives, the Committee may determine that an additional award, an above-median sign-on package and/or an incentive guarantee for a new hire, or a Total Direct Compensation package that is above market median, is appropriate.

2016 EXECUTIVE COMPENSATION PLAN DESIGN AND AWARD DECISIONS

Base Salary. The Committee reviews individual base salaries of the Company’s executive officers annually, and/or at the time of promotion or hire, as applicable. The objectives of the Company’s base salary program are to provide salaries at a level that allows the Company to attract and retain qualified executives and to recognize and reward individual performance. The following items are considered when determining base salary levels:

•	Market data provided by the Company’s external compensation consultant.

•	The executive officer’s experience, scope of responsibilities, performance, and potential.

•	Internal equity in relation to other executive officers with similar levels of experience, scope of responsibilities, performance, and potential.

•	Other relevant information, which may include federal programs or regulatory requirements.

Salary increases, if any, are based on the Company’s overall performance and the executive’s attainment of individual objectives during the preceding year in the context of competitive market data.

COMPENSATION DISCUSSION AND ANALYSIS

This review and evaluation showed that base salary increases were needed for two NEOs that had fallen significantly below the market median for their roles. Increases of 17 percent for Chad M. Borton and 21 percent for Tayfun Tuzun were needed to bring these individuals within 90 percent and 89 percent, respectively, of the market median for their roles. The remaining NEO’s received base salary adjustments ranging from 0 percent to 2 percent.

2016 Annual Cash Incentive Compensation Plan Design. The annual cash incentive compensation program’s objective is to reward executives for corporate, business unit, and/or individual performance. Each year, we review and update our VCP program to ensure alignment with our business strategy, regulatory guidance, and the external market. For 2016, the three primary funding measures were:

1.	Adjusted EPS vs. Plan: 50% weight

2.	Adjusted RORWA vs. Plan: 25% weight

3.	Adjusted Efficiency Ratio vs. Plan: 25% weight

It is the view of the Committee that primary funding measures within the VCP program provide executives with balanced incentives to increase the absolute level of earnings, while also ensuring that shareholder capital is used efficiently to generate competitive returns. Adjusted efficiency ratio is useful as a complementary measure as it provides an assessment of the cost efficiency of the Company’s operations.

In addition to the primary funding measures, there are three funding modifier metrics that the Committee considers to adjust the calculated pool funding up or down, as described in more detail below:

•	Non-performing assets

•	Capital levels

•	Liquidity coverage ratio

The Committee retains discretion to adjust pool funding downward based on other factors as well.

For 2016, there were two changes made to the VCP program compared to 2015. Net charge-offs were removed from the list of funding modifiers and Available Liquidity was changed to Liquidity Coverage Ratio. It was determined that net charge-offs were already appropriately included within the core funding metrics and was considered to be duplicative as a stand-alone funding modifier. Available Liquidity was changed to Liquidity Coverage Ratio due to the implementation of the Liquidity Coverage Ratio measure effective January 1, 2016 by the Federal Reserve Bank.

COMPENSATION DISCUSSION AND ANALYSIS

VCP Performance Goals. The financial plan approved by the Board of Directors includes specific target levels for each of the measures that are shown below. Actual performance against these targets is considered, in addition to the three funding modifiers, when determining the available funding for all participants of the VCP. The Committee set the 2016 performance metrics to exclude certain non-recurring items not included in the Company’s financial plan and excluded those items when determining the adjusted Company performance results. The goals for the senior executive pool under the VCP, which includes all senior executives designated as Category 1 in accordance with the federal banking interagency guidance on sound incentive compensation practices (which includes all NEOs), were scaled to represent four quartiles of performance. Each quartile contains a performance level range, a score, a score range, and a funding pool range. The funding pool ranges are set starting with Quartile 4 which represents the sum of the maximum opportunity available for each senior executive who participates in the pool, which generally aligns with the 75th percentile of the market for each participant.

Performance Measures (Adjusted)	Weight	Company Performance Levels
		Below Threshold	Quartile 1 Score: 1	Quartile 2 Score: 2	Quartile 3 Score: 3	Quartile 4 Score: 4
EPS	50%	<$1.42	$1.42 – $1.50	$1.51 – $1.58	$1.59 – $1.66	$1.67 > $1.75 or more
RORWA	25%	< 0.81%	0.81% – 0.89%	0.90% – 0.98%	0.99% – 1.07%	1.08% > 1.16% or more
Efficiency Ratio	25%	> 67.7%	67.7% – 66.2%	66.1% – 64.6%	64.5% – 63.1%	63.0% < 61.5% or more
Score Range		0	< 1.5	> 1.5 < 2.5	> 2.5 < 3.0	> 3.0 – < 4.0
Funding Pool Ranges		$0	<$5.5M	<$8.3M	<$12.1M	$15.7M

To determine the VCP funding pool, each performance measure is reviewed to determine the performance quartile that was achieved and the associated score is assigned. The overall funding score represents the sum of the weighted average score for each performance measure. The overall funding score is compared to the quartile score ranges to determine the funding pool range.

As mentioned in the above Plan Design section, the Committee may use the funding modifiers to increase or decrease the funding score. The Committee may exercise discretion to increase a funding score up to a maximum of 0.6 points; however, downward discretion is not capped and can be made in any amount deemed appropriate. These measures used for 2016 funding modifiers are outlined below:

Funding Modifier Measures	Target Goal
Non-Performing-Assets	Peer Median (50th Percentile)
Capital Levels	Meet Required Regulatory Levels
Liquidity Coverage Ratio	105%

COMPENSATION DISCUSSION AND ANALYSIS

Determination of VCP Awards. As described in the VCP Performance Goals section, to determine the VCP funding pool, each performance measure is reviewed to determine an overall funding score and performance quartile as well as the associated funding pool range. For 2016, the Company’s pro forma results on adjusted EPS relative to our target were within the fourth quartile, results on adjusted RORWA were within the third quartile, and the adjusted efficiency ratio was within the second quartile. Using the sum of the weighted average score for each performance measure as set forth above, the overall funding score would have been 3.25 as shown below. This would have resulted in a Quartile 4 pool of up to $15.7 million for the senior executives.

Pro Forma Adjusted Performance Measures	2016 Pro Forma	Score	Weight	Weighted Score (Score x Weight)
EPS	$1.67	4	50%	2.00
RORWA	1.07%	3	25%	0.75
Efficiency Ratio	64.6%	2	25%	0.50
Core Funding Score				3.25

The Committee then considered the three funding modifiers and determined that the performance against these modifiers was in line with goals. Considering this performance, and after taking into account other quantitative and qualitative financial factors, the Committee exercised its discretion and approved a negative adjustment to the pool to reduce it to a Quartile 3 pool of up to $12.1 million or 77 percent of the maximum pool. This negative adjustment was based on a review of overall performance against peers and the need to generate a higher and more sustainable level of profitability, as reflected in our goals under NorthStar. This adjustment reduced the compensation expenses of the Company. As a result of this reduction to compensation expense, the final adjusted EPS, RORWA and efficiency ratio were as set forth in the “2016 Performance Results” as set forth on page 26.

COMPENSATION DISCUSSION AND ANALYSIS

When making the final determination of individual awards using the approved Quartile 3 pool, the Committee had the benefit of information relating to market median and market 75th percentile compensation levels and 2016 Company financial performance as well as the adjustments noted above. Considering these factors and each individual’s qualitative performance assessment (described below) and risk performance assessment, the Committee thought it appropriate to make final individual award decisions that totaled approximately 98 percent of the approved $12.1 million pool. These included a VCP award of 76 percent of the CEO’s individual maximum and VCP awards ranging from 67 percent to 90 percent of individual maximums for the other NEOs.

2016 Long-term Equity-based Incentive Compensation Plan Design. The objective of the long-term equity-based incentive program is to align executives’ interests with shareholders’ interests, to facilitate share ownership among Named Executive Officers, and to link rewards with the long-term performance of the Company. Target award levels are established at the beginning of the year for each executive officer based on market median compensation for each position. Award levels are not automatically made at target. The actual award levels are based on Company performance and the Committee may include qualitative assessments of individual performance of each Named Executive Officer in areas such as:

•	The Company’s revenue and expense results.

•	Division revenue and expenses vs. budget.

•	Internal and external customer service levels.

•	Performance relative to the Company’s strategic initiatives.

•	Results related to specific individual responsibilities.

•	Results related to specific individual risk assessments.

The Company currently employs three types of long-term equity-based incentive compensation awards: stock-settled stock appreciation rights, restricted stock units, and performance shares. The mix of long-term equity-based incentive compensation awards for its executive officers (including all NEOs) was reviewed in 2016 to ensure that it effectively supported the Company’s objectives of:

•	Aligning management and shareholders’ interests.

•	Motivating senior executives to optimize long-term shareholder value.

COMPENSATION DISCUSSION AND ANALYSIS

•	Encouraging stock ownership among senior executives.

•	Enhancing the Company’s ability to retain key executives.

•	Ensuring the program design is consistent with our compensation philosophy and reflective of external market trends.

•	Strengthening the risk-adjusted pay decisions.

The Committee believes that a portion of the long-term equity-based incentive compensation opportunity should come from a growth-oriented incentive (i.e., SARs) that aligns executives’ interests with those of the Company’s shareholders. In addition, the Committee believes that full-value share awards (i.e., performance shares and restricted stock units) complement each other and are important for driving stronger retention value and enhanced ownership creation opportunities, and should therefore be a meaningful portion of the long-term incentive. The Committee also believes that performance shares further the objective of creating a clear connection between results achieved and compensation earned. The Committee determined in 2015 that the mix of long-term incentives for grants to be made in 2016 was appropriate based on the Company’s strategic objectives, compensation philosophy, regulatory guidance, risk culture, and competitive practice.

Award Type	2016 Proportion of Long-term Incentive Value	2016 Calculation of Awards
Stock Appreciation Rights	15%	Total award dollar value multiplied by 15% divided by the SARs Black-Scholes value
Performance Shares	45%	Total award dollar value multiplied by 45% divided by the Company’s closing stock price on the grant date
Restricted Stock Units	40%	Total award dollar value multiplied by 40% divided by the Company’s closing stock price on the grant date

Stock Appreciation Rights. SARs for Named Executive Officers have been and will continue to be granted at the closing price of the Company’s common stock on the date of grant and with a 10-year term. Grants made in 2016 have a four-year graded vesting schedule. These award terms are consistent with the annual grant for all eligible employees at the Company. The grant date is the date of the Committee’s approval of the awards, which will typically be at a first quarter meeting of the Committee or at the annual shareholder meeting in April. The grant dates for awards made in 2016 are detailed in the 2016 Grants of Plan-Based Awards table. The Company does not adjust the timing of its annual grant based on SEC filings or press releases. Rather, the annual grant date is established and communicated well in advance.

During the 2015 annual plan review cycle, the vesting schedule for stock appreciation rights granted to executives was changed from a four-year graded schedule to a three-year graded schedule in order to align the vesting schedule among the various equity vehicles. Stock appreciation rights granted in 2017 are the first made with the three-year graded schedule.

Performance Share Awards. Performance share grants made in 2016 were structured as follows:

•	The primary metric used for our performance share awards is return on average equity (“ROAE”) as adjusted, relative to our peer banks.

•	To achieve balance between relative and absolute metrics, two absolute performance hurdles must also be met:

—	Adjusted return on tangible common equity (“ROTCE”) must be greater than a predetermined threshold each year for awards to vest.

COMPENSATION DISCUSSION AND ANALYSIS

—	Efficiency ratio must be better than a predetermined threshold at the end of the three-year performance period to earn an award payout greater than the target.

The performance payout grid is shown below. Payout opportunities range from 0 percent to 150 percent of target, with no payout earned if relative ROAE falls below the 25th percentile of the Compensation Peer Group.

Performance Level	Return on Average Equity (ROAE) Relative to Peers	Payout Percentage
Threshold	Below the 25th Percentile	0%
≥ Threshold (25th percentile of peer group) but <150bps from Median		25%
Minimum	Median performance minus 150 basis points	50%
Target	Median performance (50th percentile of peer group)	100%
Maximum	Median performance plus 150 basis points	150%

Straight line interpolation will be used to determine payouts between minimum, and target and maximum. If performance falls below the 25th percentile, no payout will be earned.

The 2013 performance share award measured performance from April 1, 2013 through March 31, 2016. Total shareholder return (“TSR”) relative to the Compensation Peer Group was the metric tied to this grant. The threshold performance level to achieve any payout was set at the 33rd percentile relative to peers. The Company’s performance on TSR over the three-year performance period was at the 25th percentile which resulted in a zero-share payout in 2016 for this grant.

Restricted Stock Units. In 2016, the Company started granting annual restricted stock awards in the form of restricted stock units, RSUs. Restricted stock units have a three-year graded vesting schedule. These grants are eligible for dividend equivalent payments but do not have voting rights during the vesting period.

For senior executives (including NEOs), a performance-based vesting requirement was introduced in 2013 using ROTCE as a threshold metric before each annual equity grant vesting tranche is earned. The ROTCE threshold goal for 2016 was 2 percent. The threshold was put in place to protect against high levels of compensation payouts for poor risk or performance outcomes.

Determination of Long-term Equity-based Incentive Awards. The chief executive officer recommends the award levels for the other Named Executive Officers and the Committee makes the final award determination for all Named Executive Officers. The award considerations are not based on a formula. Rather, the Committee may choose to make the actual award higher or lower than the target award based on the qualitative assessment of performance against stated objectives as well as the individual’s risk assessment results. The Committee believes that by including a performance element as part of the up-front grant process, the Company is able to further reinforce the pay-for-performance objective of the long-term incentives.

These grants provide incentive for the creation of shareholder value since the full benefit of the grant to each Named Executive Officer can only be realized with an appreciation in the price of the Company’s common shares or based on relative return on average common equity, depending on the type of award. The Company does not grant discounted stock options or SARs, re-price previously granted stock options or SARs, or grant reload stock options.

When making the final determination to grant long-term equity incentive compensation awards in February 2016, the Committee had the benefit of information relating to market median compensation levels, Company financial performance during 2015, the qualitative performance assessment described below, and individual risk performance assessments.

Qualitative Performance Assessments. After reviewing this information for 2015, the Committee granted a 2016 long-term equity incentive compensation award of 106 percent of target for the chief executive officer and

COMPENSATION DISCUSSION AND ANALYSIS

equity awards ranging from 100 percent to 153 percent of target for each of the Named Executive Officers. The individual qualitative performance assessment referenced in the discussions above is a review of how each Named Executive Officer performed against a set of stated objectives. This assessment is performed by the Board of Directors with respect to the chief executive officer’s performance and by the chief executive officer with respect to the performance of the other NEOs. The specific objectives assessed for each Named Executive Officer are as follows.

For Mr. Carmichael: Leadership and execution as president and chief executive officer relating to objectives tied to Company financial performance in a well-managed risk environment; customer and employee index goals; “One Bank” success; and promotion of the Bank’s Core Values of Accountability, Integrity, Respect and Inclusion, and Teamwork and Collaboration. Mr. Carmichael’s objectives for 2016 were consistent with those in 2015 while in the role of chief executive officer. The VCP award was based on Mr. Carmichael’s strong 2016 performance against these objectives and his overall contribution to our performance. The LTI award granted in February 2016 was based on 2015 performance against these objectives as well as objectives he had while serving as president and chief operating officer until November 2015.

For Mr. Tuzun: Leadership and execution as executive vice president and chief financial officer relating to objectives concerning balance sheet management; capital and liquidity management; risk management and compliance; operational excellence; maintaining a strong financial team; and promotion of the Bank’s Core Values of Accountability, Integrity, Respect and Inclusion, and Teamwork and Collaboration. The VCP award was based on 2016 performance against these objectives. The LTI award granted in February 2016 was based on 2015 performance against these objectives.

For Mr. Anderson: Leadership and execution as executive vice president and chief operating officer relating to objectives tied to Company and line of business financial performance in a well-managed risk environment; customer service levels; team work across divisional and functional areas; and promotion of the Bank’s Core Values of Accountability, Integrity, Respect and Inclusion, and Teamwork and Collaboration. Mr. Anderson’s objectives were consistent in 2015 and 2016. The VCP award was based on 2016 performance against these objectives. The LTI award granted in February 2016 was based on 2015 performance against these objectives.

For Mr. Borton: Leadership and execution as executive vice president and head of the Consumer Bank relating to objectives tied to Company and line of business financial performance in a well-managed risk environment; customer service levels; team work across divisional and functional areas; and promotion of the Bank’s Core Values of Accountability, Integrity, Respect and Inclusion, and Teamwork and Collaboration. Mr. Borton’s objectives were consistent in 2015 and 2016. The VCP award was based on 2016 performance against these objectives. The LTI award granted in February 2016 was based on 2015 performance against these objectives.

For Mr. Spence: Leadership and execution as executive vice president and chief strategy officer relating to objectives tied to strategic planning and investments; payments; and promotion of the Bank’s Core Values of Accountability, Integrity, Respect and Inclusion, and Teamwork and Collaboration. The VCP award was based on Mr. Spence’s 2016 performance against these objectives. The LTI award granted in February 2016 was based on 2015 performance against these objectives.

For Mr. Forrest: Leadership and execution as executive vice president and chief risk officer relating to objectives concerning risk management and compliance; credit loss management; operational excellence; and promotion of the Bank’s Core Values of Accountability, Integrity, Respect and Inclusion, and Teamwork and Collaboration. Mr. Forrest’s objectives were consistent in 2015 and 2016. The VCP award was based on 2016 performance against these objectives. The LTI award granted in February 2016 was based on 2015 performance against these objectives.

COMPENSATION DISCUSSION AND ANALYSIS

Other Long-term Equity-based Plan Provisions. The annual cash and long-term equity-based incentive compensation awards made in 2016 were authorized under the Company’s 2014 Incentive Compensation Plan. This Plan was approved and adopted by the Company’s shareholders in 2014.

The Company’s Code of Business Conduct and Ethics provides that the Company reserves the right to and, if appropriate, will seek restitution of any bonus, commission, or other compensation received as a result of an employee’s intentional or knowing fraudulent or illegal conduct or misconduct, including the making of a material misrepresentation contained in the Company’s financial statements.

The Committee has delegated to certain Named Executive Officers, as well as to the chief administrative officer, the authority to grant equity awards for recruiting and retention purposes up to specified limits.

2017 EXECUTIVE COMPENSATION PLAN DESIGN CHANGES

2017 Variable Compensation Plan Changes. As stated above, the Company and the Committee review the Variable Compensation Plan annually to determine if any changes need to be made to the plan for the next year. During 2016, the Company reviewed the plan to determine that the right core funding metrics were in place to provide strong business focus and alignment with the business strategy. It was determined during this review that a core metric of Return on Assets (“ROA”) would provide better alignment with the Company’s strategic plan and as such, ROA will replace RORWA for the 2017 Variable Compensation Plan. In addition, customer experience was added to the plan as a funding modifier. The addition of customer experience to the plan will add specific focus to the cornerstone of our business strategy of “putting the customer at the center of all we do.”

2017 Long-term Equity-based Incentive Plan Changes. The Company and the Committee also reviews the long-term equity-based incentive plan annually to determine if any changes need to be made to the plan (i.e., award mix, performance measures, modifiers, etc.) for the next year. During 2016, the Company reviewed the long-term incentive plan and decided to make the following changes to continue to strengthen the governance, reporting, competitiveness, and risk-adjusted pay decisions to meet evolving regulatory guidance:

•

Stock appreciation rights will be eliminated from the broad-based equity mix and grants to eligible non-executive employees will be made 100 percent in restricted stock units. The equity mix for executives will remain the same.

•	The retirement provision on performance shares will allow for continued vesting of the full target amount instead of reducing target for service worked during the performance period.

•

The performance metric under the performance share plan will be changed from ROAE to return on average common equity (“ROACE”); this clarification in return measure strengthens the tie-in to common shareholders and drives the Company’s share price performance.

These changes will impact any long-term incentives to be granted in 2018 based on 2017 performance. The Committee approved the changes at its December 2016 meeting.

EXECUTIVE BENEFITS AND PERQUISITES

Summary of Eligibility for Benefits and Perquisites. The Company provides few benefits and perquisites to executive officers that are not available to the general employee population. Special benefits include an executive physical exam program and a deferred compensation plan. Special perquisites for executives include the following: financial planning reimbursement, nominal holiday gifts, and parking. Additionally, spouses or guests of executive officers may be provided travel and/or entertainment benefits related to business events where their attendance is expected and appropriate, such as company recognition events or trips, recruiting meals, or social events held for marketing or other business purposes. These benefits are often provided with little or no incremental cost to the Company. The Company does not provide tax gross-ups for these special perquisites.

Retirement Benefits. The Company’s retirement benefits are designed to assist employees in accumulating wealth to provide income during their retirement years. The retirement benefits are designed to attract and retain

COMPENSATION DISCUSSION AND ANALYSIS

employees and to encourage employees to save money for their retirement while maintaining a competitive cost structure for the Company. Based on the Company’s research using two national benefits surveys, its retirement benefits are positioned near the market median for similar employers. The Company’s primary retirement benefit plan is a defined contribution 401(k) plan with a company match. This plan was amended effective January 1, 2015, as discussed below. The Company also maintains a defined benefit plan that has been frozen and none of the Named Executive Officers participate in the plan.

The Company maintains the same 401(k) plan for all eligible employees, including the Named Executive Officers. The 401(k) plan provides a match to employee contributions. Effective January 1, 2015, the Company’s match is 150 percent of the first 2 percent and 100 percent of the next 4 percent of eligible compensation an employee contributes to the plan, and is invested in any of the plan’s existing investment alternatives that the employee selects. This Company match is immediately 100 percent vested. All Named Executive Officers are eligible for this plan up to the IRS wage or contribution limits.

The Company maintains a defined benefit pension plan which was frozen to new participants as of November 15, 1998. Employees who met the age and service requirement at that time are “grandfathered” and continue to accrue benefits under that plan. No Named Executive Officers are participants in this plan.

Health and Welfare Benefits. The Company offers medical, dental, vision, life and disability insurance to its employees. The benefits are designed to attract and retain employees and provide security to employees and their dependents for their health and welfare needs. Based on the Company’s research using national benefits surveys, its health and welfare benefits are positioned near the market median for similar employers. These benefits are offered to employees and Named Executive Officers on a uniform basis and are subject to insurance policy limitations. The Company provides to each Named Executive Officer a comprehensive physical exam program. The Company provides Company-paid life insurance coverage equal to an employee’s base salary, up to $1 million. The Company’s long-term disability benefit is 60 percent of an employee’s base salary and the benefit is limited to $20,000 per month. The Company also offers a Company-paid short-term disability benefit with similar benefits to the long-term disability program.

Deferred Compensation. The Company offers some of its employees (at certain salary band levels, including its executive officers) a nonqualified deferred compensation plan. This plan allows for the deferral of base salary and bonus. The plan also provides for the Company to make a contribution for loss of qualified plan 401(k) match due to deferral of pay into this plan or due to wage and/or contribution limitations under the qualified 401(k) plan. The deferred funds receive earnings based on the mutual funds elected by each executive. Executives may also elect a rate equal to the return on Company common stock. The executives do not earn any preferential or above market returns.

Severance and Change in Control Benefits. The Fifth Third Bancorp Executive Change in Control Severance Plan (the “Severance Plan”) provides severance benefits to certain officers upon a qualifying termination after a change in control, subject to execution of a release and non-compete agreement. The plan covers approximately 44 officers including all of the 2016 Named Executive Officers.

Under the Severance Plan, certain executives will receive severance if, in connection with a change in control, the executive’s employment is terminated without Cause (as defined in the Severance Plan) or the executive resigns for Good Reason (as defined in the Severance Plan). Upon a qualifying termination after a change in control, Messrs. Carmichael, Tuzun, and Anderson are eligible to receive an amount equal to 2.99 times the sum of their Base Salary and Variable Compensation Plan amount, and Messrs. Borton, Spence, and Forrest are eligible to receive an amount equal to 2.0 times the same amount (each as defined in the Severance Plan). In addition, insurance benefits and certain retirement benefits payable to the Named Executive Officers will be paid for three years for Messrs. Carmichael, Tuzun, and Anderson and two years for Messrs. Borton,

COMPENSATION DISCUSSION AND ANALYSIS

Spence, and Forrest. As noted above, no excise tax gross-ups will be provided. For this purpose, a change in control would occur in any of the following instances:

•	Any person is or becomes the beneficial owner of 25 percent or more of the voting power of the Company’s outstanding securities.

•

During any consecutive two-year period, the directors in office in the beginning of such period (or directors who were approved by two-thirds of such directors) cease to constitute a majority of the Board.

•

The sale or disposition of substantially all of the Company’s assets or the merger or consolidation of the Company with any other corporation unless the voting securities of the Company outstanding prior to such action continue to represent at least 50 percent of the voting power of the merged or consolidated entity.

•	The Company’s shareholders approve a plan of complete liquidation of the Company.

The Severance Plan defers to the applicable Incentive Compensation Plans for treatment of long-term equity-based incentive compensation in the event of a change in control. Since April 2008, we have not granted any awards that provide for single trigger vesting upon a change in control. Instead, the vesting provisions for those awards provide for accelerated vesting only if there is a change in control and a subsequent qualifying termination of employment (i.e., double trigger). Performance-based awards (performance shares or PSAs) would be paid out at the higher of (1) the extent to which the performance goals had been met through the date of the change in control or (2) the value on the date of the change in control of the number of target shares awarded on the grant date. As discussed above, an annual review of the LTI plan was performed during 2016 where it was decided that several changes were needed to strengthen the governance and competitiveness of our plan. In addition to those changes discussed above, starting with grants to be made in 2018 the payout provision for performance shares in the event of a change in control will change. Performance-based awards will be paid out at the higher of (1) the extent to which the performance goals had been met through the date of the change in control or (2) the value on the date of the change in control of the number of target shares, prorated based on the portion of the performance period elapsed at the time of the change in control.

TAX AND ACCOUNTING IMPACT OF COMPENSATION PROGRAMS

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to or earned by certain executive officers of a public company. Section 162(m) limits the annual deductibility of certain (non-performance based) executive compensation to $1 million per covered executive officer. Certain other limitations on the deductibility of executive compensation will continue to apply to some forms of compensation earned during the Company’s participation in the Troubled Asset Relief Program’s Capital Purchase Program in addition to the limitation under Section 162(m). While the Company’s compensation philosophy has been to, where appropriate, position executive compensation to qualify for deductibility, in approving compensation that may not be deductible, the Committee has determined that the underlying executive compensation programs are appropriate and necessary to attract, retain, and motivate senior executives, and that failing to meet these objectives creates more risk for the Company than the financial impact of losing the tax deduction. For the year ending December 31, 2016, the tax impact related to non-deductible compensation expense was approximately $2.2 million.

Accounting and Financial Reporting. The Company accounts for long-term equity-based incentive compensation payments including stock options, SARs, restricted stock, and performance shares in accordance with accounting principles generally accepted in the United States.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE OWNERSHIP AND CAPITAL ACCUMULATION

Share Ownership Guidelines. The executive compensation program is designed to provide opportunities for executive officers to build ownership in the Company and to align performance with shareholder interests. Accordingly, the Company has established share ownership guidelines for senior employees in the Company’s salary band structure, including the executive officers. The amount of shares required to be retained varies based upon the assigned salary band and associated multiple of base salary. These employees are expected to use shares net of taxes obtained through awards under the long-term equity-based incentive compensation program to establish a significant level of direct ownership. Stock ownership includes:

•	Shares owned individually and by immediate family sharing the same household.

•	Restricted stock not yet vested.

•	Shares held in the 401(k) plan.

•	Shares held in the employee stock purchase plan.

•	Shares held in the nonqualified deferred compensation plan.

Until ownership guidelines are met, executive officers are required to retain 100 percent of the net after-tax shares following exercise or receipt of the shares. Executives have five years to achieve their executive share ownership requirements. Specific ownership guidelines for the Named Executive Officers are:

Share Ownership Guidelines
Chief Executive Officer	6x Salary
Other Named Executive Officers	3x Salary

The Committee reviews progress toward achieving the ownership goal for the Company’s executive officers on an annual basis. Based on the review performed in June 2016 and as of the June 1, 2016 share price, all of the Named Executive Officers had reached their ownership guideline except Mr. Tuzun. Mr. Tuzun has until 2018 to meet his ownership requirement and is making appropriate progress toward meeting the requirement.

Beneficial Ownership. The following table sets forth certain information regarding the Named Executive Officers’ beneficial ownership of the Common Stock of the Company as of January 31, 2017:

Title of Class	Name of Officer	Number of Shares Beneficially Owned (1)	Percent of Class
Common Stock	Greg D. Carmichael	1,009,325	0.1342%
Common Stock	Tayfun Tuzun	167,384	0.0223%
Common Stock	Lars C. Anderson	203,430	0.0271%
Common Stock	Chad M. Borton	117,868	0.0157%
Common Stock	Timothy N. Spence	175,436	0.0233%
Common Stock	Frank R. Forrest	77,177	0.0103%

(1)	The amounts shown represent the total shares owned outright by such individuals together with shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies (as to which beneficial ownership may be disclaimed) and SARs and RSAs or RSUs exercisable (or exercisable within 60 days) of January 31, 2017 but unexercised. These individuals have the number of SARs indicated after their names that are exercisable as of January 31, 2017 or will become exercisable within 60 days of January 31, 2017: Mr. Carmichael, 701,237; Mr. Tuzun, 99,277; Mr. Anderson, 14,792; Mr. Borton, 69,522; Mr. Spence, 10,441; and Mr. Forrest, 40,298. The amounts listed for SARs represent the number of rights that may be exercised; the actual number of shares delivered will vary based on the stock’s appreciation over the grant price at the time of exercise.

COMPENSATION DISCUSSION AND ANALYSIS

Prohibition on Hedging. The Company prohibits its executive officers from engaging in speculative trading and hedging shares of Company securities. This includes prohibitions against day trading or short selling of Company securities and transactions in any derivative of Company securities, including buying and writing options. Executives are restricted from buying Company securities on margin or using Company securities as collateral for a loan. Additionally, the Company’s Insider Trading Policy prohibits trading during designated blackout periods and requires approval by the Legal department prior to any trade.

COMPENSATION COMMITTEE REPORT

The following Report of the Human Capital and Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The Human Capital and Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis. Based on that discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Michael B McCallister, Chair

Nicholas K. Akins

Gary R. Heminger

Hendrik G. Meijer

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table. The table below summarizes the compensation awarded, paid to, or earned by the Company’s Named Executive Officers during 2014-2016. The amounts in the Stock Awards and Option Awards columns indicate the grant date fair value associated with all grants awarded in the corresponding year and do not correspond with the amounts that the Named Executive Officers may eventually realize with respect to these awards. The benefit, if any, actually received from these awards will depend upon the future value of our common stock.

2016 Summary Compensation Table
Name & Principal Position	Year(1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Greg D. Carmichael, President and Chief Executive Officer	2016	$994,287	$0	$3,612,503	$637,501	$2,000,000	$0	$310,790	$7,555,081
	2015	$806,986	$0	$3,748,629	$308,577	$1,336,000	$0	$250,858	$6,451,050
	2014	$709,203	$0	$1,385,816	$537,497	$935,459	$0	$345,374	$3,913,349
Tayfun Tuzun, Executive Vice President and Chief Financial Officer	2016	$519,342	$0	$849,999	$150,001	$900,000	$0	$127,359	$2,546,701
	2015	$452,632	$0	$688,494	$121,500	$800,000	$0	$95,681	$2,158,307
	2014	$425,006	$0	$580,111	$224,998	$367,420	$0	$58,114	$1,655,649
Lars C. Anderson, Executive Vice President and Chief Operating Officer	2016	$675,002	$0	$1,445,007	$255,001	$900,000	$0	$223,111	$3,498,121
	2015	$272,597	$3,750,000	$2,999,992	$0	$0	$0	$60,159	$7,082,748
Chad M. Borton, Executive Vice President and Head of Consumer Bank	2016	$491,260	$0	$1,350,001	$150,001	$900,000	$0	$307,577	$3,198,839
Timothy N. Spence, Executive Vice President and Chief Strategy Officer	2016	$450,008	$12,200	$1,020,008	$179,999	$900,000	$0	$252,621	$2,814,836
	2015	$131,541	$712,829	$3,674,982	$0	$217,230	$0	$2,372	$4,738,954
Frank R. Forrest, Executive Vice President and Chief Risk Officer	2016	$519,713	$0	$849,999	$150,001	$900,000	$0	$142,614	$2,562,327
	2015	$528,093	$0	$1,264,977	$135,001	$750,000	$0	$109,627	$2,787,698
	2014	$500,011	$0	$644,565	$250,001	$455,002	$0	$100,600	$1,950,179

(1)

Compensation for Messrs. Anderson and Spence is only provided for 2015 and 2016 as they joined the Company on August 3, 2015 and September 11, 2015, respectively. Compensation for Mr. Borton is provided only for 2016 as he was not a Named Executive Officer in 2014 or 2015.

(2)	The amounts shown for Mr. Spence in 2015 and 2016 are comprised of a signing bonus payable over two years as part of his new hire offer. The amount shown for Mr. Anderson in 2015 includes a $3,000,000 signing bonus and a $750,000 VCP payment guaranteed as part of his new hire offer.

(3)	Amounts reflect the aggregate grant date fair value of awards granted during the year valued in accordance with statement accounting principles generally accepted in the United States. Assumptions used in determining fair value are disclosed in note 24 “Stock Based Compensation” located on pages 160-163 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

(4)

The values shown for performance share awards for 2016 in both the Summary Compensation Table and the table below reflect the grant date fair value of $14.87 which was also the closing price on the February 12, 2016 grant date. The number of performance shares awarded was also calculated using this value. The values shown for performance share awards for 2015 reflect the grant date fair value of $18.78 which was also the closing price on the February 11, 2015 grant date. The number of performance shares awarded was also calculated using this value. The values shown for performance share awards for 2014 reflect the grant date fair value of $15.61 per share which is an assigned compensation value for performance shares based on a number of factors included using a Monte-Carlo simulation model. The grant date closing stock price on April 15, 2014 was $21.63. However, in 2014 the number of performance shares awarded was calculated using the 30-day average closing stock price prior to the April 1, 2014 start of the performance period. That 30-day average stock price was $22.34 in 2014. Fair value for 2014, 2015, and 2016 performance share awards assume target performance achievement as of the date of grant. Fair values assuming maximum performance as of the date of grant are as follows:

Fair Value at Maximum Performance
Executive	2014	2015	2016
Greg D. Carmichael	$788,711	$1,388,612	$2,868,758
Tayfun Tuzun	$330,152	$546,752	$674,994
Lars C. Anderson	n/a	n/a	$1,147,503
Chad M. Borton	$155,897	$405,000	$674,994
Timothy N. Spence	n/a	n/a	$810,006
Frank R. Forrest	$366,843	$607,486	$674,994

(5)	Amounts reflect the VCP award paid in cash to each NEO for 2016 performance.

(6)	The Company has a nonqualified deferred compensation plan in which the executives do not receive any above-market or preferable earnings. The earnings received are disclosed in the “Nonqualified Deferred Compensation” table.

(7)	The amounts reflected in the All Other Compensation column consist of the benefits provided to the Company’s Named Executive Officers as described above under “Compensation Discussion and Analysis – Executive Benefits and Perquisites.” The following table reflects the costs of these benefits for 2016:

Name	Perquisites and Other Personal Benefits		Registrant Contributions to Defined Contribution Plans	Tax Reimbursements & Insurance Premiums	Severance	Other(G)	Total
Greg D. Carmichael	$14,162	(A)	$163,120	$576	$0	$132,932	$310,790
Tayfun Tuzun	$9,400	(B)	$92,354	$356	$0	$25,249	$127,359
Lars C. Anderson	$20,304	(C)	$99,750	$487	$0	$102,570	$223,111
Chad M. Borton	$12,637	(D)	$83,388	$337	$0	$211,215	$307,577
Timothy N. Spence	$98,727	(E)	$44,946	$303	$0	$108,645	$252,621
Frank R. Forrest	$9,600	(F)	$88,880	$350	$0	$43,784	$142,614

(A)

The amount shown for Mr. Carmichael represents trust and estate planning fees, parking, the incremental cost of travel and entertainment benefits provided to Mr. Carmichael’s guest at business functions, and an executive physical.

(B)	The amount shown for Mr. Tuzun represents trust and estate planning fees, parking, and an executive physical.

(C)

The amount shown for Mr. Anderson represents trust and estate planning fees, parking, and the incremental cost of travel and entertainment benefits provided to Mr. Anderson’s guest at business functions, an executive physical, and a country club membership fee.

(D)	The amount shown for Mr. Borton represents trust and estate planning fees, parking, and the incremental cost of travel and entertainment benefits provided to Mr. Borton’s guest at business functions.

(E)	The amount shown for Mr. Spence represents parking and $96,627 in housing and commuting expenses related to business travel.

(F)	The amount shown for Mr. Forrest represents trust and estate planning fees and parking.

(G)

The amount shown for Mr. Carmichael represents wellness rewards, a company Health Savings Account contribution and dividends of $130,433 paid on unvested restricted stock awards. The amount shown for Mr. Tuzun represents wellness rewards, a company Health Savings Account contribution, and dividends of $22,749 paid on unvested restricted stock awards. The amount shown for

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Mr. Anderson represents wellness rewards, a company Health Savings Account contribution, and dividends of $100,070 paid on unvested restricted stock awards. The amount shown for Mr. Borton represents wellness rewards, a company Health Savings Account contribution, dividends of $48,753 paid on unvested restricted stock awards, $100,000 relating to the forgiveness, during 2016, of a relocation-related loan made to Mr. Borton in 2012, prior to Mr. Borton becoming a Section 16 Officer, and a $58,963 tax reimbursement payment, relating to taxes incurred upon the loan forgiveness. The amount shown for Mr. Spence represents wellness rewards and dividends of $106,645 paid on unvested restricted stock awards. The amount shown for Mr. Forrest represents wellness rewards, a company Health Savings Account contribution, and dividends of $41,284 paid on unvested restricted stock awards.

Grants of Plan-Based Awards. The following table illustrates the long-term equity-based incentive compensation awards made to Named Executive Officers during 2016. The table reflects the full grant date fair value of awards made in 2016.

On February 12, 2016, each of the Named Executive Officers received grants of performance shares that will vest three years from the grant date (contingent on meeting the performance threshold), restricted stocks that will vest in three equal annual installments from the date of grant, and SARs that will vest in four equal annual installments from the date of grant.

Dividends are paid on unvested restricted stock units; these awards are reported in the All Other Stock Awards: Number of Shares of Stock or Units column below. None of these awards have been repriced or modified.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

2016 Grants of Plan-Based Awards
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)				Estimated Future Payouts Under Equity Incentive Plan Awards(3)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date(1)	Date Grant Approved by Compensation Committee		Number of Units	Threshold ($)	Target ($)	Maximum ($)	Number of Units	Threshold (#)	Target (#)	Maximum (#)
Greg D. Carmichael					—	—	$2,625,000
	2/12/2016	2/12/2016						128,615	32,154	128,615	192,923				$1,912,505
	2/12/2016	2/12/2016											147,912	$14.87	$637,501
	2/12/2016	2/12/2016										114,324			$1,699,998
Tayfun Tuzun					—	—	$1,000,000
	2/12/2016	2/12/2016						30,262	7,566	30,262	45,393				$449,996
	2/12/2016	2/12/2016											34,803	$14.87	$150,001
	2/12/2016	2/12/2016										26,900			$400,003
Lars C. Anderson					—	—	$1,350,000
	2/12/2016	2/12/2016						51,446	12,862	51,446	77,169				$765,002
	2/12/2016	2/12/2016											59,165	$14.87	$255,001
	2/12/2016	2/12/2016										45,730			$680,005
Chad M. Borton							$1,000,000
	2/12/2016	2/12/2016						30,262	7,566	30,262	45,393				$449,996
	2/12/2016	2/12/2016											34,803	$14.87	$150,001
	1/11/2016	9/15/2015	(5)									27,518			$500,002
	2/12/2016	2/12/2016										26,900			$400,003
Timothy N. Spence					—	—	$1,100,000
	2/12/2016	2/12/2016						36,315	9,079	36,315	54,473				$540,004
	2/12/2016	2/12/2016											41,763	$14.87	$179,999
	2/12/2016	2/12/2016										32,280			$480,004
Frank R. Forrest					—	—	$1,000,000
	2/12/2016	2/12/2016						30,262	7,566	30,262	45,393				$449,996
	2/12/2016	2/12/2016											34,803	$14.87	$150,001
	2/12/2016	2/12/2016										26,900			$400,003

(1)	Awards were made under the 2014 Incentive Compensation Plan as approved by shareholders on April 15, 2014.

(2)	NEOs do not have assigned annual incentive targets; rather, each NEO has an incentive opportunity range up to an established maximum.

(3)	Comprises performance shares that are settled in Company common stock, only after threshold performance or greater is achieved.

(4)	Grant Date Fair Value of Option Awards granted on February 12, 2016 calculated as the total number of shares multiplied by $4.31. Grant Date Fair Value of Stock Awards granted (including performance shares) on February 12, 2016 calculated as the total number of shares multiplied by $14.87 and on January 11, 2016 calculated as the total number of shares multiplied by $18.17.

(5)	On September 15, 2015 the Committee approved an award to be granted in January 2016.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Outstanding Equity Awards at Year-End. The following table outlines outstanding long-term equity-based incentive compensation awards for the Named Executive Officers as of December 31, 2016. Each outstanding award is shown separately. The Option Awards columns reflect stock appreciation rights. The Stock Awards columns include restricted stock awards, restricted stock units, and performance shares, with performance shares listed in the Equity Incentive Plan Award columns. Performance shares settle entirely in shares of Company common stock, only after threshold performance or greater is achieved. The vesting schedule for each award is described in the footnotes to this table.

Outstanding Equity Awards at December 31, 2016
	Option Awards						Stock Awards(17)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Greg D. Carmichael	66,667	—		—	$38.27	4/9/2017	—		—	—		—
	185,476	—		—	$13.36	4/19/2021	—		—	—		—
	236,407	—		—	$14.36	4/17/2022	—		—	—		—
	106,086	35,361	(1)	—	$16.15	4/16/2023	—		—	—		—
	41,156	41,156	(2)	—	$21.63	4/15/2024	—		—	—		—
	14,234	42,699	(3)	—	$18.78	2/11/2025	—		—	—		—
	—	147,912	(4)	—	$14.87	2/12/2026	—		—	—		—
	—	—		—	—	—	13,252	(5)	$357,406	—		—
	—	—		—	—	—	29,208	(6)	$787,740	—		—
	—	—		—	—	—	68,202	(7)	$1,839,408	—		—
	—	—		—	—	—	114,324	(8)	$3,083,318	—		—
	—	—		—	—	—	—	—	—	33,684	(14)	$908,457
	—	—		—	—	—	—	—	—	49,294	(15)	$1,329,459
	—	—		—	—	—	—	—	—	128,615	(16)	$3,468,747
Tayfun Tuzun	3,923	—		—	$19.26	4/15/2018	—		—	—		—
	6,000	—		—	$3.96	4/21/2019	—		—	—		—
	4,615	—		—	$14.80	4/20/2020	—		—	—		—
	5,714	—		—	$13.36	4/19/2021	—		—	—		—
	29,551	—		—	$14.36	4/17/2022	—		—	—		—
	12,336	4,111	(1)	—	$16.15	4/16/2023	—		—	—		—
	17,228	17,228	(2)	—	$21.63	4/15/2024	—		—	—		—
	5,605	16,812	(3)	—	$18.78	2/11/2025	—		—	—		—
	—	34,803	(4)	—	$14.87	2/12/2026	—		—	—		—
	—	—		—	—	—	5,547	(5)	$149,603	—		—
	—	—		—	—	—	11,500	(6)	$310,155	—		—
	—	—		—	—	—	26,900	(8)	$725,493	—		—
	—	—		—	—	—	—	—	—	14,100	(14)	$380,277

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Outstanding Equity Awards at December 31, 2016
	Option Awards						Stock Awards(17)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	—	—		—	—	—	—	—	—	19,409	(15)	$523,461
	—	—		—	—	—	—	—	—	30,262	(16)	$816,166
Lars C. Anderson	—	59,165	(4)	—	$14.87	2/12/2026				—		—
	—	—		—	—	—	45,730	(8)	$1,233,338	—		—
	—	—		—	—	—	158,144	(9)	$4,265,144			—
	—	—		—	—	—	—		—	51,466	(16)	$1,387,499
Timothy N. Spence	—	41,763	(4)	—	$14.87	2/12/2026				—		—
	—	—		—	—	—	32,280	(8)	$870,592	—		—
	—	—		—	—	—	23,718	(10)	$639,674	—		—
	—	—		—	—	—	118,608	(11)	$3,198,858	—		—
	—	—		—	—	—	—		—	36,315	(16)	$979,416
Frank R. Forrest	19,143	19,142	(2)	—	$21.63	4/15/2024	—		—	—		—
	6,227	18,681	(3)	—	$18.78	2/11/2025	—		—	—		—
	—	34,803	(4)	—	$14.87	2/12/2026	—		—	—		—
	—	—		—	—	—	6,163	(5)	$166,216	—		—
	—	—		—	—	—	12,778	(6)	$344,623	—		—
	—	—		—	—	—	26,900	(8)	$725,493	—		—
	—	—		—	—	—	26,357	(12)	$710,848	—		—
	—	—		—	—	—			—	15,667	(14)	$422,539
	—	—		—	—	—	—		—	21,565	(15)	$581,608
	—	—		—	—	—	—		—	30,262	(16)	$816,166
Chad M. Borton	13,544	—		—	$15.49	10/1/2022	—		—	—		—
	30,838	10,280	(1)	—	$16.15	4/16/2023	—		—	—		—
	8,136	8,135	(2)	—	$21.63	4/15/2024	—		—	—		—
	4,152	12,453	(3)	—	$18.78	2/11/2025	—		—	—		—
	—	34,803	(4)	—	$14.87	2/12/2026	—		—	—		—
	—	—		—	—	—	2,619	(5)	$70,634	—		—
	—	—		—	—	—	8,519	(6)	$229,757	—		—
							26,900	(8)	$725,493
	—	—		—	—	—	26,357	(12)	$710,848	—		—
	—	—		—	—	—	27,518	(13)	$742,160	—		—
	—	—		—	—	—	—		—	6,658	(14)	$179,566
	—	—		—	—	—	—		—	14,377	(15)	$387,748
	—	—		—	—	—	—		—	30,262	(16)	$816,166

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

(1)	All unvested shares are scheduled to vest on April 16, 2017.

(2)	One-fourth of the granted shares will vest on each of April 15, 2017 and 2018.

(3)	One-fourth of the granted shares will vest on each of February 11, 2017, 2018, and 2019.

(4)	One-fourth of the granted shares will vest on each of February 12, 2017, 2018, 2019, and 2020.

(5)	All unvested shares are scheduled to vest on April 15, 2017.

(6)	One-third of the granted shares will vest on each of February 11, 2017 and 2018.

(7)	One-third of the granted shares will vest on each of November 2, 2017 and 2018.

(8)	One-third of the granted shares will vest on each of February 12, 2017, 2018, and 2019.

(9)	All unvested shares are scheduled to vest on October 1, 2019.

(10)	One-third of the granted shares will vest on each of October 1, 2017 and 2018.

(11)	One-fourth of the granted shares will vest on each of October 1, 2017, 2018, and 2019.

(12)	All unvested shares are scheduled to vest on October 1, 2018.

(13)	All unvested shares are scheduled to vest on January 11, 2019.

(14)	All unvested shares are scheduled to vest on April 15, 2017, subject to achievement of stated performance goals.

(15)	All unvested shares are scheduled to vest on February 11, 2018, subject to achievement of stated performance goals.

(16)	All unvested shares are scheduled to vest on February 12, 2019, subject to achievement of stated performance goals.

(17)	Values are based on December 31, 2016, closing price of the Company’s common stock of $26.97 and performance shares are based on achievement of target performance.

Option Exercises and Stock Vested. The following table outlines stock appreciation rights exercised and restricted stock awards that vested during 2016.

2016 Option Exercises & Stock Vested
	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Greg D. Carmichael	182,567	$2,316,566	84,407	$1,560,447
Tayfun Tuzun			16,321	$265,066
Lars C. Anderson	—	—	—	—
Timothy N. Spence	—	—	51,400	$1,051,644
Frank R. Forrest	—	—	24,875	$450,076
Chad M. Borton	—	—	24,954	$470,071

(1)	The dollar figures in the table represent the value on the exercise date for option awards.

(2)	The dollar figures in the table represent the value on the vest date for stock awards.

Pension Benefits. Fifth Third’s Master Retirement Plan was frozen as of November 15, 1998. None of the Named Executive Officers participate in the plan.

Nonqualified Deferred Compensation. The Company maintains a Nonqualified Deferred Compensation Plan (“NQDCP”) that allows participant and Company contributions.

Participants are able to defer all but $50,000 of their base salary and 100 percent of their annual cash incentive compensation award. Beginning January 1, 2007, participants were able to diversify their investments into investment alternatives that are similar to those that are available in the Company’s 401(k) plan.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

In addition, the Company makes contributions for loss of qualified 401(k) plan matching contributions due to base salary or annual cash incentive compensation deferrals or due to wage and/or contribution limitations under the qualified 401(k) plan. The Company’s contribution to this plan is determined by taking the participant’s eligible wages above the qualified 401(k) plan compensation limits ($265,000 for 2016) and applying the Company’s 401(k) match (7 percent). If other qualified plan 401(k) limitations applied, the participants would also have contributions made to the plan for those limitations.

Distributions are made in a lump sum or in up to 10 annual installments. The Named Executive Officers may elect when the payments commence. The earliest distribution is August of the calendar year following the year of retirement. The entire distribution may be made no later than the 10th calendar year following the year of retirement. This plan is intended to comply with the requirements of Section 409(A) of the Internal Revenue Code.

The following table illustrates the nonqualified deferred compensation plan benefits by plan. It includes each Named Executive Officer’s and the Company’s contributions (each of which are reflected in the amounts disclosed in the 2016 Summary Compensation Table) under the nonqualified deferred compensation plan as well as the earnings during 2016, but it does not reflect matching 401(k) or discretionary contributions made under the qualified plan.

2016 Nonqualified Deferred Compensation
Name	Plan	Executive Contributions in 2016 ($)	Registrant Contributions in 2016 ($)	Aggregate Earnings in 2016 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at December 31, 2016 ($)
Greg D. Carmichael	NQDCP(1)	$334,000	$144,570	$317,289	—	$4,903,710
Tayfun Tuzun	NQDCP(1)	$277,901	$73,804	$121,124	—	$1,228,537
Lars C. Anderson	NQDCP(1)	$40,500	$81,200	$782	—	$122,482
Chad M. Borton	NQDCP(1)	—	$64,838	$4,473	—	$141,633
Timothy N. Spence	NQDCP(1)	—	$28,157	$(438)	—	$27,719
Frank R. Forrest	NQDCP(1)	—	$70,330	$2,880	—	$148,077

(1)

The Company maintains a nonqualified deferred compensation plan. The investments under this plan would produce earnings equal to those of any other investor who invested like money in like investments for the same time period during the year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The treatment of equity-based awards, under all termination scenarios, is dictated by the 2004, 2008, 2011, and 2014 Incentive Compensation Plans, which were approved by shareholders on March 23, 2004; April 15, 2008; April 19, 2011; and April 15, 2014, respectively. The design of the 2004 plan, including the vesting provisions under which equity awards continue to vest upon retirement and accelerate upon a change in control (i.e. a single trigger), was determined by the Committee to be appropriate and consistent with competitive practice among the Company’s peers at that time. The 2008, 2011, and 2014 plans provide immediate vesting upon a change in control only upon involuntary separation from service within two years after a change in control (i.e., a double trigger).

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

The Company’s change in control policies were also determined by the Committee to provide appropriate benefits based on a competitive review of the Compensation Peer Group and published guidance at the time of their adoption from institutional shareholder groups such as ISS and CalPERS.

These arrangements fit into the Company’s overall compensation objectives as they are viewed to be competitive, but not excessive, relative to our Compensation Peer Group, and allow us to attract and retain qualified senior executives. However, these arrangements impact neither the compensation target levels that are based on market median compensation, nor the compensation awards that are based on a variety of performance factors, as described in this proxy statement.

The estimated payouts under a variety of termination scenarios for the Named Executive Officers are shown below. For all termination scenarios, the figures for unvested long-term equity-based incentive compensation awards are as of December 31, 2016 at the closing stock price of $26.97 on that date.

Voluntary or Without Cause. The Company does not currently have contracts with its Named Executive Officers that would require cash severance payments upon voluntary termination. Under the terms of the 2004, 2008, 2011, and 2014 Incentive Compensation Plans, if the Named Executive Officer meets certain retirement eligibility criteria any exercisable stock appreciation rights would remain outstanding and under certain other criteria outstanding equity awards may continue to vest. These values, as applicable, are included in the table below. The Named Executive Officer’s termination would not result in enhanced retirement benefits beyond the benefits described in the Pension Benefits Section. Eligibility for other payments would be determined in a manner consistent with all officers of the Company.

With Cause. The Company does not currently have contracts with its Named Executive Officers that would require cash severance payments upon involuntary termination. Under the terms of the Company’s 2004, 2008, 2011, and 2014 Incentive Compensation Plans all unvested equity awards would be immediately forfeited. The Named Executive Officer’s termination would not result in enhanced retirement benefits. Eligibility for other payments would be determined in a manner consistent with all officers of the Company.

Death and Disability. Under the terms of the 2004, 2008, 2011, and 2014 Incentive Compensation Plans all outstanding awards vest immediately and all stock appreciation rights remain outstanding for the remaining term of the grant. Performance shares are earned on a prorated basis based on the Named Executive Officer’s full months of service and are adjusted based on the achievement of the performance goals for the full performance period. The table below reflects an assumed payout each Named Executive Officer would be eligible to receive if the Company achieves 100 percent of its performance goals for each outstanding performance share award. The Named Executive Officer’s termination would not result in enhanced retirement benefits, beyond the benefits described in the Pension Benefits section. In the event of death, the defined benefit pension would be a 50 percent joint and survivor payout and the 401(k) plan would vest immediately. Eligibility for other payouts would be determined in a manner consistent with all other officers at the Company.

Change in Control. As described in the “Severance and Change in Control Benefits” section, the Company’s Executive Change in Control Severance Plan provides for the payment of benefits upon termination following a change in control (a “triggering event”) for the Named Executive Officers and other officers of the Company. In exchange for the payments and benefits under the plan, the eligible Named Executive Officer would be required to sign an agreement at the time of the triggering event to not compete with, nor solicit employees or customers from, the Company for a period of three years following the officer’s termination for Messrs. Carmichael, Tuzun, and Anderson and for a period of two years for Messrs. Borton, Spence, and Forrest. Forms of these agreements would be filed with the Company’s securities filings.

The cash severance payment would be equal to 2.99 times the Named Executive Officer’s base salary plus his/her target annual cash incentive compensation award for Messrs. Carmichael, Tuzun, and Anderson and 2 times base salary plus his target annual cash incentive compensation award for Messrs. Borton, Spence, and

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Forrest. In addition, the Named Executive Officer would earn a prorated VCP award for the fiscal year of the termination. The table below reflects an assumed full-year VCP award at the amount each Named Executive Officer would be eligible to receive if the Company achieves 100 percent of its annual performance incentive target under the Annual Incentive Plan.

Upon a change in control, as defined in our Incentive Compensation Plans approved by shareholders, outstanding equity awards (stock options, stock appreciation rights, and restricted stock awards) granted prior to April 15, 2008 would vest immediately. This is true for all equity award recipients, not just for the Company’s Named Executive Officers. Performance Share Awards would be deemed earned and paid out based on the greater of the extent to which applicable performance goals have been met up through and including the effective date of the change in control, or the target number of performance share awards determined at the date of grant. The value of performance share awards would be calculated based on current market value of the Company’s stock on the date of the change in control times the earned number of shares. The table below reflects an assumed payout each Named Executive Officer would be eligible to receive if the Company achieves 100 percent of its performance goals for each outstanding performance share award.

Messrs. Carmichael, Tuzun, and Anderson would receive three, and Messrs. Borton, Spence, and Forrest would receive two additional years of age and service credit under the qualified and nonqualified defined contribution plans; three years of medical, dental, and life insurance benefits; and the additional value, if any, of the pension benefit at age 60 (which are reflected in the Other Benefits and Potential Excise Tax Gross-Up category below) upon a triggering event. The NEO’s termination would not result in enhanced retirement benefits, beyond the benefits described in the Pension Benefits section.

Material differences in circumstances relate to retirement eligibility, as described above. As of December 31, 2016, Mr. Carmichael is the only one of our Named Executive Officers that meets any of the retirement eligibility criteria under any outstanding equity compensation award agreements, which provides that Mr. Carmichael would retain the exercisability of all vested stock appreciation rights except in a termination for cause. None of the Named Executive Officers meet the criteria which allows for continuing vesting of their outstanding equity awards.

The tables below contain the total payments under each termination scenario if the Named Executive Officer separated on December 31, 2016.

Termination Scenarios(1)
Name	Voluntary or Without Cause	With Cause	Death or Disability
Greg D. Carmichael(2)	$6,989,621	—	$17,212,882
Tayfun Tuzun	—	—	$4,546,330
Chad M. Borton	—	—	$4,139,467
Lars C. Anderson	—	—	$6,816,344
Timothy N. Spence	—	—	$5,581,532
Frank R. Forrest	—	—	$3,889,795

(1)	Exercisable stock appreciation rights, unvested equity, and/or retirement benefits are the only eligible form of payment in each of the termination scenarios.

(2)	Mr. Carmichael is entitled to retain exercisability of all vested SARs in the event of a voluntary or without cause termination due to the fact that he is retirement eligible.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Involuntary Termination Upon a Change in Control
Name	Cash Severance	Unvested Equity	Potential Excise Tax Gross-Up	Other Benefits	Total
Greg D. Carmichael	$8,975,191	$11,551,716	$0	$6,186,151	$26,713,058
Tayfun Tuzun	$3,978,652	$2,812,940	$0	$1,970,961	$8,762,553
Lars C. Anderson	$5,010,756	$6,638,336	$0	$477,716	$12,126,808
Chad M. Borton	$2,500,064	$3,818,385	$0	$461,759	$6,780,208
Timothy N. Spence	$2,850,016	$5,513,722	$0	$222,417	$8,586,155
Frank R. Forrest	$2,841,956	$3,631,806	$0	$415,626	$6,889,388

DIRECTOR COMPENSATION

The following table illustrates the 2016 compensation structure for non-employee directors. Employee directors receive no compensation for their Board service. In addition to the compensation described below, non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees. To the extent available, non-employee directors may travel on corporate aircraft for board or committee meetings where their attendance is expected. Non-employee directors are not authorized to use corporate aircraft for their personal use.

Element of Compensation		2016 Amount
Annual retainer (cash)	Chair	$200,000
	Member	$50,000
Annual committee chair retainer (cash)	Audit	$17,500
	Finance	$50,000
	Human Capital & Compensation	$15,000
	Nominating & Corporate Governance	$10,000
	Risk & Compliance	$15,000
Board meeting fees – per meeting (cash)(1)		$2,000
Committee meeting fees – per meeting (cash)(1)		$2,000
Restricted Stock Units(2)	Chair	$250,000
	Member	$100,000
(1)	The Board Chair is not eligible for Board meeting fees or Committee meeting fees.

(2)	All LTI granted to the Board of Directors vests on Board service end date, unless deferral instructions are received prior to the year the grant is made.

The Company’s 2014 Incentive Compensation Plan provides that the Committee has full authority to provide equity-based or other incentive awards to non-employee directors. Equity-based awards shown in the table below were granted under the 2014 Incentive Compensation Plan. In 2016, the Company had a stock ownership guideline for its directors of shares having a value equal to at least $250,000. Directors have 5 years from their election date to meet this requirement.

Pursuant to a Deferred Compensation Plan, directors may annually defer one-half to all of their cash compensation as directors. The deferred funds receive earnings based on the mutual fund(s) elected by each director or the directors may elect a rate equal to the rate of return on the Company’s common stock. The directors do not receive any above-market or preferential earnings.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

The following table summarizes the compensation earned by or awarded to each non-employee director who served on the Board of Directors during 2016. The Stock Awards and Option Awards columns in the table display the grant date fair value associated with the equity awards. The amounts listed in the Stock Awards column represent a restricted stock unit award that vests once service as a director ends. The award relates to the fiscal year in which it was granted. Directors did not receive any Option Awards or Non-Equity Incentive Plan Compensation in 2016.

2016 Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Nicholas K. Akins	$155,000	$100,000	—	—	—	$6,837	$261,838
B. Evan Bayh III	$136,000	$100,000	—	—	—	$10,999	$246,999
Jorge L. Benitez	$118,000	$100,000	—	—	—	$2,217	$220,217
Katherine B. Blackburn	$136,000	$100,000	—	—	—	$4,207	$240,207
Ulysses L. Bridgeman Jr.	$58,000	—	—	—	—	$6,993	$64,993
Emerson L. Brumback	$177,500	$100,000	—	—	—	$11,059	$288,559
Jerry W. Burris(7)	—	$35,274	—	—	—	$455	$35,729
James P. Hackett	$60,556	—	—	—	—	$11,139	$71,695
Gary R. Heminger	$196,000	$100,000	—	—	—	$10,999	$306,999
Jewell D. Hoover	$189,000	$100,000	—	—	—	$11,851	$300,851
Eileen A. Mallesch(7)	—	$35,274	—	—	—	$222	$35,496
Michael B. McCallister	$131,500	$100,000	—	—	—	$11,063	$242,563
Hendrik G. Meijer	$138,000	$100,000	—	—	—	$11,147	$249,147
Marsha C. Williams	$247,500	$150,000	—	—	—	$11,783	$409,283

(1)	Non-employee directors of Fifth Third Bancorp who also serve as directors of our subsidiary, Fifth Third Bank, receive attendance fees for each board or committee meeting attended. Attendance fees are identical to the schedule of fees paid to directors of Fifth Third Bancorp and are included in these totals.

(2)	The full fair value of stock awards granted in 2016 totaled $1,120,548. Outstanding Stock Awards for current directors totaled 188,209 shares as of December 31, 2016.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Director	Grant Date	Shares Granted	Grant Date Fair Value of Restricted Stock Awards
Nicholas K. Akins	4/19/2016	5,522	$100,000
B. Evan Bayh III	4/19/2016	5,522	$100,000
Jorge L. Benitez	4/19/2016	5,522	$100,000
Katherine B. Blackburn	4/19/2016	5,522	$100,000
Ulysses L. Bridgeman Jr.(6)	—	—	—
Emerson L. Brumback	4/19/2016	5,522	$100,000
Jerry W. Burris	9/20/2016	1,709	$35,274
James P. Hackett(6)	—	—	—
Gary R. Heminger	4/19/2016	5,522	$100,000
Jewell D. Hoover	4/19/2016	5,522	$100,000
Eileen A. Mallesch	9/20/2016	1,709	$35,274
Michael B. McCallister	4/19/2016	5,522	$100,000
Hendrik G. Meijer	4/19/2016	5,522	$100,000
Marsha C. Williams	4/19/2016	8,283	$150,000

(3)	Assumptions used in determining fair value are disclosed in note 24 “Stock Based Compensation” located on pages 160-163 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

(4)	There were no options awarded to directors in 2016. Outstanding Option Awards for current directors totaled 500 shares as of December 31, 2016.

Director	Number of Outstanding Option Awards
Jewell D. Hoover	500

(5)	Amounts include RSA and RSU dividends and travel and expense reimbursements.

(6)	Mr. Bridgeman and Mr. Hackett retired in 2016 and did not receive a 2016 stock grant.

(7)	Mr. Burris and Ms. Mallesch joined the Board on September 20, 2016 and were put on the 2017 Compensation Plan with respect to the cash compensation in connection with their service in the fourth quarter of 2016, which was paid in arrears during January 2017.

Based upon a review of director compensation at peer banks and a desire to structure compensation in an advisory way rather than based on attendance, the Committee approved a new Director Pay Program at their September 2016 meeting. The new program was effective immediately for new directors and became effective for existing directors on January 1, 2017. Under the new program, directors receive:

Element of Compensation			2017 Amount(1)
Annual retainer (cash)		Chair	$200,000
		Member	$85,000
Annual committee retainer (cash)	Audit Committee	Chair	$45,000
		Member	$10,000
	Risk & Compliance Committee	Chair	$45,000
		Member	$10,000
	Finance	Chair	$55,000
	Human Capital & Compensation	Chair	$25,000
	Nominating & Corporate Governance	Chair	$20,000
Restricted Stock Units		Chair	$150,000
		Member	$125,000

(1)	Payments are made in arrears on a quarterly basis each January, April, July, and October, with the exception of RSUs which are granted at the annual meeting.

In addition, the stock ownership guidelines for directors were revised from $250,000 to $300,000.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2016, the Human Capital and Compensation Committee members were Messrs. Akins, Heminger, McCallister, and Meijer. No executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any member of the Human Capital and Compensation Committee.

CERTAIN TRANSACTIONS

The Charter of the Company’s Human Capital and Compensation Committee requires that the Human Capital and Compensation Committee pre-approve all related party or affiliate transactions between the Company and any of its affiliates, directors, officers, and/or employees or in which any of such persons directly or indirectly is interested or benefited, other than for extensions of credit otherwise covered by policies and procedures governed by Federal Reserve Regulation O.

Certain of these related party transactions are required to be disclosed by the Company in this proxy statement:

One of the Company’s directors, Katherine B. Blackburn, is the Executive Vice President of the Cincinnati Bengals professional football team. She and members of her immediate family own substantially all of the equity interests in the parent company of the Cincinnati Bengals. During 2016, the Company paid the Cincinnati Bengals approximately $1.7 million for sponsorship arrangements, tickets, and advertising expenses. Prior to Ms. Blackburn’s appointment to the Board, in September 2014 the Company and the Cincinnati Bengals signed a five year contract extension for these arrangements that call for total payments by the Company during that period of over $7.9 million. By virtue of Ms. Blackburn’s being an executive officer and a principal owner of the Cincinnati Bengals, she is deemed to be a related party having a direct material interest in these arrangements.

Daniel Johnston is employed by Fifth Third Bank as a Vice President. He is the son-in-law of Kevin Kabat, who retired from the Board in April 2016. In 2015, Mr. Johnston received compensation of approximately $192,550 including base salary and incentive compensation as well as benefits generally available to similarly situated employees.

Kevin Hipskind is employed by Fifth Third Bank as an Executive Vice President. He is the brother-in-law of Philip R. McHugh, who is an Executive Vice President of the Company. In 2016, Mr. Hipskind received compensation of approximately $560,502 including base salary and incentive compensation as well as benefits generally available to similarly situated employees.

Timothy Smith, Jr., is employed by Fifth Third Bank as an Assistant Vice President. He is the brother of Teresa J. Tanner, who is an Executive Vice President of the Company. In 2016, Mr. Smith received compensation of approximately $134,553 including base salary and incentive compensation as well as benefits generally available to similarly situated employees.

The compensation packages of Daniel Johnston, Kevin Hipskind, and Timothy Smith, Jr. were each established by the Company in accordance with its employment and compensation policies and practices applicable to employees with equivalent qualifications and responsibilities in similar positions.

The Company has also engaged in transactions with certain entities that have reported beneficial ownership of over 5% of its common stock. The Company paid State Street Bank and Trust Company approximately $395,203 in 2016 for custody, accounting, and trustee services for certain private funds. The Company also paid State Street Corporation approximately $109,789 in 2016 for custody, accounting, and trustee services for certain private funds. Additionally, in 2016 the Company paid BlackRock Financial Management, Inc. approximately $2,200,533 for advisory services and tools used to measure risk weighted assets and to analyze risks in certain investment securities and mortgage servicing rights. All of these business relationships and transactions were conducted at arm’s length in the Company’s ordinary course of business.

Additionally, Fifth Third Bancorp has engaged and intends to continue to engage in the lending of money through its subsidiary bank to various of its directors, executive officers and shareholders, and corporations or other entities in which they may own a controlling interest. The loans to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (iii) did not involve more than a normal risk of collectability or did not present other features unfavorable to the Company.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

In accordance with its written charter adopted by the Board of Directors, which may be found in the Corporate Governance Section of the Company’s website at www.53.com, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2016, the Committee met twelve (12) times, and the Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings to the Securities and Exchange Commission with the Chief Executive Officer, Chief Financial Officer, Controller, and the independent external audit firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent external audit firm a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence and satisfied itself as to the firm’s independence. The Committee also discussed with management, the internal auditors, and the independent external audit firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing. The Committee reviewed both with the independent external audit firm and internal auditors, their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent external audit firm all communications required by standards of the Public Company Accounting Oversight Board, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, and Rule 2-07, Communication with Audit Committees, of Regulation S-X, and, with and without management present, discussed and reviewed the results of the independent external audit firm’s examination of the financial statements. The Committee also discussed the results of internal audits.

The Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2016, and management’s assertion on the design and effectiveness of the Company’s internal control over financial reporting as of December 31, 2016 with management and the independent external audit firm. Management has the responsibility for the preparation of the Company’s consolidated financial statements and their assertion on the design and effectiveness of the Company’s internal control over financial reporting and the independent external audit firm has the responsibility for the audits of those consolidated statements and of the effectiveness of internal control over financial reporting.

Based on the above-mentioned reviews and discussions with management and the independent external audit firm, the Committee recommended to the Board that the Company’s audited consolidated financial statements and report on the effectiveness of internal control over financial reporting be included in its Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission. The Committee also appointed the independent external audit firm for 2017.

Emerson L. Brumback, Chair

Katherine B. Blackburn

Jerry W. Burris

Jewell D. Hoover

Marsha C. Williams

PRINCIPAL INDEPENDENT EXTERNAL AUDIT FIRM FEES

The following table sets forth the aggregate fees billed to Fifth Third Bancorp for the fiscal years ended December 31, 2016 and December 31, 2015 by the Company’s independent external audit firm Deloitte & Touche LLP.

	December 31,
	2016	2015
Audit Fees	$3,982,212	$3,887,038
Audit-Related Fees (a)	1,161,300	1,147,800
Tax Fees (b)	258,175	213,064
All Other Fees (c)	79,287	115,348

	$5,480,974	$5,363,250

(a)	Includes fees for services related to benefit plan audits, private and other common trust fund audits, stand-alone statutory audits, examinations of management’s assertion, reports pursuant to Statement on Standards for Attestation Engagements No. 16, loan servicing reports, and trust compliance.

(b)	Includes fees for services related to tax compliance and tax consulting and planning. Of these amounts, for 2016, $138,750 represents fees for tax compliance services and $119,425 represents fees for tax consulting and planning services, and for 2015, $113,478 represents fees for tax compliance services and $99,586 represents fees for tax consulting and planning services.

(c)	Includes fees for subscription services and certain agreed-upon procedures in 2016 and 2015. The Audit Committee has concluded that the provision of these services is compatible with maintaining the principal accountant’s independence.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by the independent external audit firm, except as described below.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of fees paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Deloitte & Touche LLP during 2016 or 2015 pursuant to this exception.

COMPANY PROPOSAL 1:

INDEPENDENT EXTERNAL AUDIT FIRM

(Item 2 on Proxy Card)

The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Committee of the firm of Deloitte & Touche LLP to serve as its independent external audit firm for the Company for the year 2017. The firm has served as the independent external audit firm for Fifth Third Bank since 1970 and the Company since 1975. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to make such comments as they desire and to respond to questions from shareholders of the Company. Action by the shareholders is not required by law in the appointment of an independent external audit firm, but their appointment is submitted by the Audit Committee in order to give the shareholders a voice in the designation of the independent external audit firm. If the resolution approving Deloitte & Touche LLP as the Company’s independent external audit firm is rejected by the shareholders, then the Audit Committee will reconsider its choice of independent external audit firm. Even if the resolution is approved, the Audit Committee at its discretion may direct the appointment of a different independent external audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent external audit firm. The Audit Committee is also responsible for the audit fee negotiations associated with the Company’s retention of Deloitte & Touche LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. Additionally, the Audit Committee and its Chair are directly involved in the selection and mandated rotation of the lead engagement partner from Deloitte & Touche LLP.

The members of the Audit Committee believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent external audit firm is in the best interest of the Company and its investors.

VOTE REQUIRED

Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted in favor of the resolution unless otherwise instructed by the shareholder. Pursuant to the Company’s Code of Regulations, the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the appointment of Deloitte & Touche LLP. Abstentions will have the same effect as a vote cast against this proposal. Shares not voted on this proposal by brokers and other entities holding shares on behalf of beneficial owners will not be counted as present to vote on this proposal and will have no effect on the outcome.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS THE ADOPTION OF THE RESOLUTION.

COMPANY PROPOSAL 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item 3 on Proxy Card)

As required by Section 14A of the Exchange Act, we are seeking advisory shareholder approval of the compensation of the Named Executive Officers as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse our executive pay program through the following resolution:

RESOLVED, that the shareholders advise that they approve the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure shall include the “Compensation Discussion and Analysis” section and the compensation tables and any related material in the “Compensation of Named Executive Officers and Directors” section of this proxy statement for its 2017 Annual Meeting).

Because your vote is advisory, it will not be binding upon the Board. However, the Human Capital and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

As discussed in “Compensation Discussion and Analysis,” the Human Capital and Compensation Committee has determined that the compensation structure for executive officers is effective and appropriate and has determined that the Company’s aggregate 2016 Total Rewards package (and potential payouts in the severance and change-in-control scenarios) for its Named Executive Officers are reasonable and appropriate. Shareholders are encouraged to read the section of this proxy statement titled “Compensation Discussion and Analysis” as well as the tabular disclosure regarding Named Executive Officer compensation together with the accompanying narrative disclosure.

The Company is currently conducting “Say-on-Pay” advisory votes on an annual basis. The next “Say-on-Pay” vote is currently scheduled for the 2018 Annual Meeting. However, please see Company Proposal 3 regarding an advisory vote on the frequency of these “Say-on-Pay” votes.

VOTE REQUIRED

Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted in favor of this non-binding advisory proposal unless otherwise instructed by the shareholder. Pursuant to the Company’s Code of Regulations, the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve this advisory proposal. Abstentions will have the same effect as a vote cast against this advisory proposal. Shares not voted on this advisory proposal by brokers and other entities holding shares on behalf of beneficial owners will not be counted as present to vote on this proposal and will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

COMPANY PROPOSAL 3:

ADVISORY VOTE ON FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION

(Item 4 on Proxy Card)

As required by Section 14A of the Exchange Act, we are seeking advisory shareholder approval of the frequency of advisory shareholder votes on compensation of the Named Executive Officers through the following resolution:

RESOLVED, that the shareholders advise that an advisory resolution with respect to executive compensation should be presented to the shareholders every one, two, or three years as reflected by their votes for each of these alternatives in connection with this resolution.

In voting on this resolution, you should mark your proxy for one, two, or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference, you should abstain.

The Board believes that current best corporate practices and governance trends favor an annual advisory vote and has determined to hold an annual advisory vote. This would give shareholders the opportunity to react promptly to emerging trends in compensation, and give the Board and the Human Capital and Compensation Committee the opportunity to evaluate compensation decisions in light of yearly feedback from shareholders.

Because your vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote when considering the frequency of advisory shareholder approval of the compensation of named executive officers.

Although we are only required to conduct an advisory vote on the frequency of votes on executive compensation every six years, we believe that holding an annual vote will allow the shareholders and our Board to promptly consider this frequency as emerging corporate practices and governance trends develop.

VOTE REQUIRED

Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted in favor of “every 1 year” unless otherwise instructed by the shareholder. Pursuant to the Company’s Code of Regulations, the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve one of the selections under this advisory proposal. Abstentions will have the same effect as a vote cast against each of the time periods presented in this advisory proposal. Shares not voted on this advisory proposal by brokers and other entities holding shares on behalf of beneficial owners will not be counted as present to vote on this proposal and will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS HOLDING AN ADVISORY VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS EVERY “1 YEAR.”

COMPANY PROPOSAL 4:

PROPOSAL TO APPROVE THE

FIFTH THIRD BANCORP 2017 INCENTIVE COMPENSATION PLAN

INCLUDING THE ISSUANCE OF SHARES OF COMMON STOCK

AUTHORIZED THEREUNDER

(Item 5 on Proxy Card)

On February 28, 2017, subject to shareholder approval, the Company’s Board of Directors adopted the Fifth Third Bancorp 2017 Incentive Compensation Plan (the “Plan”), based on a recommendation from its Human Capital and Compensation Committee (as used in this Proposal 4, the “Committee”). If approved by the shareholders, the Plan would succeed the Fifth Third Bancorp 2014 Incentive Compensation Plan, adopted by the Company’s Board of Directors on January 21, 2014 and approved by the Company’s shareholders by vote at a meeting held on April 15, 2014 (the “2014 Plan”).

As of February 6, 2017, approximately 11.5 million shares of the Company’s common stock remained eligible for issuance and 56.5 million shares were subject to outstanding awards under the 2014 Plan and prior plans. Upon shareholder approval of the Plan by the shareholders, no additional awards will be made under the 2014 Plan; no awards have been made under prior plans since the 2014 Plan was approved. Outstanding awards made under the 2014 Plan and prior plans will continue to be governed by the terms of those plans. Shares subject to those awards that are not issued or are cancelled by reason of the failure to earn the shares under the award, or the cancellation, forfeiture or expiration of the award, will be available for issuance pursuant to awards made under the Plan.

The Company is asking shareholders to authorize a number of shares of the Company’s common stock available under the Plan at a level that the Company believes will, on the basis of current grant practices and plan design, be sufficient for awards for two to three years following shareholder approval. Approval of the Plan will authorize 6.0 million shares of the Company’s stock for award issuance beyond the shares subject to currently outstanding awards, and the 11.5 million shares, which are unused shares under the 2014 Plan, being carried over to the Plan.

The following description sets forth the material terms of the Plan. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan attached as Annex A to this Proxy Statement. All capitalized terms that are not defined herein are defined in the Plan.

Purpose of the Plan. The Plan is intended to promote the success of the Company and its subsidiaries by providing incentives to employees, directors, and consultants of the Company and subsidiaries that will link their personal interests to the financial success of the Company and its subsidiaries and to the growth in shareholder value. The Plan is designed to provide flexibility to the Company and its subsidiaries in their ability to attract and retain the services of employees, directors, and consultants upon whose judgment, interest, and special effort the successful conduct of their operations largely is dependent.

Grant Practice Focuses on Performance-Based Awards. The Company currently employs three types of long-term equity-based incentive compensation awards: stock-settled SARs, restricted stock or RSUs (“restricted stock”), and performance shares and performance share units (“performance shares”). The Committee believes that a portion of the long-term equity-based incentive compensation opportunity should come from a growth-oriented incentive (i.e., SARs) that aligns executives’ interests with those of the Company’s shareholders. In addition, the Committee believes that the full-value share awards, restricted stock, and performance shares should comprise a meaningful portion of the long-term incentive. Restricted stock and performance shares complement each other, drive stronger retention value, and provide enhanced ownership creation opportunities. Performance shares also reinforce the Committee’s objective to create a clear connection between results achieved and compensation earned.

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As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the Company and the Human Capital and Compensation Committee review the long-term, equity-based incentive program annually to determine whether changes are to be made to the program (i.e., award mix, performance measures, modifiers, etc.) for the next year. During the review at the end of 2015, the Committee determined that the mix of long-term incentives earned in 2016 (to be awarded in 2017) provided an appropriate balance based on the Company’s strategic objectives, compensation philosophy, regulatory guidance, risk culture, and competitive practice and made no changes to the mix for awards granted in 2016:

Award Type	2016/2015 Proportion of long-term incentive value (%)
Stock Appreciation Rights	15
Performance Shares	45
Restricted Stock	40

During the long-term, equity-based incentive review performed at the end of 2016, the Company decided to make changes as described in the Compensation Discussion and Analysis under “2017 Executive Compensation Plan Design Changes.” These changes will start with long-term incentives earned in 2017 and awarded in 2018.

Key Considerations. We are recommending that our shareholders approve the 2017 Incentive Compensation Plan because we believe the design of the Plan and the number of shares to be authorized for issuance thereunder will enable the Company to continue to maintain corporate governance practices in granting equity to employees, directors, and consultants, which the Company believes are consistent with the interests of shareholders. We were assisted by McLagan, a compensation consulting firm, in the analysis of current trends, competitive practices, and investor attitudes relating to various aspects of the Plan, such as the number of shares authorized for issuance and usage of stock for long-term incentive awards, including the following:

Burn Rate. Burn rate, a measure of the speed at which companies use (or burn) shares available for grant in their equity compensation plans, is an important factor for investors concerned about shareholder dilution. The burn rate is defined as: the gross number of equity awards granted in a given year divided by the weighted average of common stock outstanding. Our burn rates for the past three years are shown in the chart below. In keeping with market practice, full-value awards (awards other than stock appreciation rights and stock options) have been counted as 2 1/2 shares of common stock when calculating the burn rate, and performance shares have been excluded in the year of grant but included in the year earned. McLagan advised the Human Capital and Compensation Committee that our average burn rate of 2.21 percent should be viewed favorably by institutional shareholders as it is below ISS’s recommended benchmark of 3.43 percent.

Year	Burn Rate (%)
2016	2.72
2015	2.26
2014	1.64
Three-year Average	2.21

As part of our ongoing review of our compensation plans, we use the annual usage of shares to help determine, among other things, the expected remaining life of a plan based on the remaining number of shares authorized for issuance under the plan. At similar annual usage levels, the 11.5 million shares remaining eligible for issuance under the 2014 Plan will not be sufficient or will be depleted soon after the issuance of the Company’s annual equity awards in 2018. The additional 6.0 million shares to be authorized upon approval of

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the Plan, combined with the 11.5 million shares carried over from the 2014 Plan, and shares that become available upon cancellations or forfeitures under the 2014 Plan and prior plans, are expected to cover awards for two to three years starting in April 2017, a period that McLagan advised is within market practice.

Overhang. Overhang is a commonly used measure of assessing the dilutive impact of equity programs such as the 2017 Incentive Compensation Plan. The overhang is equal to number of equity award shares outstanding plus number of shares available to be granted, divided by the total shares of common stock outstanding at the end of the year. Overhang shows how much existing shareholder ownership would be diluted if all outstanding but unvested full-value awards and authorized but unissued shares were introduced into the market. The additional 6.0 million shares being requested in this proposal would bring our aggregate overhang to 9 percent (as of February 6, 2017) which we believe aligns with the median levels at commercial banking organizations.

Corporate Governance Aspects of the 2017 Incentive Compensation Plan. The Committee also noted the strong corporate governance aspects of the Plan, as summarized in the following table.

SIGNIFICANT FEATURES	DESCRIPTION
Limit on Shares Authorized:	If the Plan is approved, other than shares that become available for issuance under the Plan from cancellations or forfeitures of awards under the 2014 Plan and prior plans, no more than 17.5 million total shares of common stock will be authorized for issuance under the Plan, or approximately 2.3 percent of the Company’s issued and outstanding common stock as of February 24, 2017. The Company believes these shares will be sufficient to make awards for two to three years beginning in April 2017.
Limit on Full Value Awards:

Not all of the shares will be available for issuance under full-value awards (awards other than SARs and stock options).

Under the Plan, shares, if any, issued under full-value awards will have the effect of reducing the aggregate shares available for issuance on a 2.5 to 1 basis. As a result, the maximum number of shares that may be issued as full-value awards is limited to approximately 7 million.

Annual Limit on Awards to Directors:	The Plan establishes an annual limitation on the aggregate value (determined at the date of grant) of shares that may be subject to awards made to members of the Board of Directors. The value of shares under awards made to non-employee directors in any one calendar year may not exceed $500,000.
Responsible Share Recycling:

The Plan contains responsible share recycling provisions:

Any shares surrendered to pay the option exercise price or satisfy tax withholding, or repurchased by the Company with option exercise proceeds, will not be added back (recycled) to the Plan.

The Plan also provides that the gross number of SARs exercised or settled, and not just the net shares issued upon exercise or settlement, will count against the aggregate limit on the number of shares that may be issued under the Plan.

One-Year Minimum Vesting Period:	Awards of shares under the Plan are subject to a minimum of one-year vesting, restriction or performance periods, with a limited exception that up to 5 percent of the available shares may be subject to awards without this minimum period.

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SIGNIFICANT FEATURES	DESCRIPTION
Limited Committee Discretion to Accelerate Vesting:	The Plan prohibits acceleration of outstanding awards, except in limited circumstances. The Committee only may accelerate vesting or exercisability of an award upon death or disability of a participant or the occurrence of a change in control (as discussed below).
No Discounted Stock Options or Stock Appreciation Rights:	Stock options and SARs must have an exercise price equal to or greater than Fair Market Value of our common stock on the date of grant.
No Re-pricing of Stock Options or Stock Appreciation Rights:	Re-pricing stock options and stock appreciation rights is prohibited without shareholder approval, including by exchange for cash or a new or different award type.
“Double-Trigger” Required for Vesting on Change in Control:	A change in control does not, by itself, trigger full vesting of awards under the Plan. Any continuing or replacement awards will retain pre-change-in-control vesting and other terms, except that full vesting will occur in the event the participant’s employment is involuntarily terminated (the occurrence of the “double trigger”).
Best Practice Treatment of Performance Share Awards on Change in Control:	In the event that performance share awards are not continued or replaced upon a change in control, those awards will vest and pay out based on the greater of actual performance against the performance goals through the date of the change in control or a prorated amount based on target and the percentage of the performance period elapsed at the time of the change in control.
Clawback and Ability for Other Protective Provisions:	The Plan authorizes the Human Capital and Compensation Committee to include clawback, holding period or other protective provisions, such as consent to restrictive covenants, in the terms of any award.
No Dividend Equivalents Paid on Unvested Performance Awards:	The Plan prohibits payment of dividends or dividend equivalents on performance-based awards until those awards are earned and vested.
Limits on Material Amendments and No Evergreen Provision:	The Plan authorizes a maximum number of shares of common stock and shareholder approval will be required for any additional shares or to make a material amendment to the Plan.
Independent Committee Administration:	The Plan will be administered by a committee of the Board of Directors comprised entirely of independent directors.

Awards and Shares Authorized under Existing Plans. The following table, as included in our annual Form 10-K filing, provides detail of the number of shares to be issued upon exercise of outstanding stock-based awards and remaining shares available for future issuance under all of the Company’s equity compensation plans approved by shareholders as of December 31, 2016:

Plan Category (shares in thousands)	Number of Shares to be Issued Upon Exercise		Weighted-Average Exercise Price Per Share	Shares Available for Future Issuance
Equity compensation plans				18,478	(a),(f)
SARs	(b	)	N/A		(a)
RSAs	4,638		N/A		(a)
RSUs	5,086		N/A		(a)
Stock options(c)	7		$32.26		(a)
PSAs	(d	)	N/A		(a)
Employee stock purchase plan				6,129	(e)

Total shares	9,731			24,607

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(a)	Under the 2014 Incentive Compensation Plan, 36 million shares were authorized for issuance as SARs, RSAs, RSUs, stock options, performance share or unit awards, dividend or dividend equivalent rights and stock awards.

(b)	The number of shares to be issued upon exercise will be determined at exercise based on the difference between the grant price and the market price on the date of exercise and the calculation of taxes owed on the exercise.

(c)	Excludes 0.02 million outstanding options awarded under plans assumed by the Company in connection with certain mergers and acquisitions. The Company has not made any awards under these plans and will make no additional awards under these plans. The weighted-average exercise price of the outstanding options is $14.05 per share.

(d)	The number of shares to be issued is dependent upon the Company achieving certain predefined performance targets and ranges from zero shares to approximately 2 million shares.

(e)	Represents remaining shares of Fifth Third common stock under the Company’s 1993 Employee Stock Purchase Plan, as amended and restated, including an additional 1.5 million shares approved by shareholders on March 28, 2007, and an additional 12 million shares approved by shareholders on April 21, 2009.

(f)	Includes 4 million shares for full-value awards.

There were outstanding awards of approximately 7,000 previously granted stock options, which have a weighted-average exercise price of $32.26 per share and a weighted-average term of one year, as well as outstanding awards of approximately 40.0 million previously granted SARs, which have a weighted-average exercise price of $18.30 per share and a weighted-average term of 5.4 years; 1.2 million performance share awards; and approximately 9.7 million shares of restricted stock under the 2014 Plan and prior plans (excluding options assumed in connection with certain mergers and acquisitions).

On February 3, 2017, the Company granted an additional 7.1 million shares in connection with the Company’s annual grant (3.7 million SARs and 3.4 million full-value awards). As of February 6, 2017, there were outstanding awards of approximately 2,500 previously granted stock options, which have a weighted-average exercise price of $16.50 per share and a weighted-average term of 1.4 years, as well as outstanding awards of approximately 42.3 million previously granted stock appreciation rights, which have a weighted-average exercise price of $19.13 per share and a weighted-average term of 6.5 years; 1.6 million performance share awards; and approximately 12.7 million shares of restricted stock under the 2014 Plan and prior plans (excluding options assumed in connection with certain mergers and acquisitions). The annual grant left 11.5 shares available for future issuance under the 2014 Plan.

Administration. The Human Capital and Compensation Committee of the Board of Directors (the “Committee”) will administer the Plan. The Committee is composed of three or more directors, each of whom qualifies as a “non-employee director” under Rule 16b-3 under the Exchange Act and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Each member of the Committee also meets the director-independence criteria under the applicable Nasdaq Global Select Market listing rules. The Committee has broad discretion and authority to, among other things, select the officers, employees, directors, and consultants to whom awards may be granted, to determine the terms, conditions, form, and amount of the awards, to establish, where deemed applicable, performance goals with respect to awards and to measure and certify the achievement thereof, and to establish guidelines and procedures relating to awards.

The Committee will have full power to administer and interpret the Plan and to adopt or establish, and to modify or waive, rules, regulations, agreements, guidelines, procedures, and instruments that it deems necessary or advisable for the administration and operation of the Plan. The Committee may delegate its authority to the chief executive officer, to other officers, or to the Company’s Pension, 401(k), and Medical Plan Committee (or any similar or successor committee), provided that such delegation will not extend to actions with respect to awards made to “covered employees,” as defined in Code Section 162(m), or to “officers” for purposes of Rule 16b-3 under the Exchange Act.

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Eligibility. Any officer, employee, director, regional director or consultant of the Company or any of its subsidiaries or affiliates is eligible to receive an award under the Plan. As of December 31, 2016, there were approximately 18,500 employees, 13 Bancorp directors, and 119 regional directors of the Company and its subsidiaries and affiliates.

Shares Available for Future Awards and Awards Outstanding. As of February 6, 2017, a total of approximately 11.5 million shares of common stock remained available for future award under the 2014 Plan. The Plan provides that the total number of shares of common stock that may be issued pursuant to awards under the Plan may not exceed 17.5 million plus the number of shares that become available due to cancellation, forfeiture, or expiration of, or the non-issuance of shares under a 2014 Plan or prior plan award. The 17.5 million shares represent an increase of 6 million shares over what is left available under the 2014 Plan and is approximately 2.3 percent of the Company’s outstanding Common Stock as of February 24, 2017. If the Company’s shareholders approve the Plan, no further awards will be made under the 2014 Plan. No awards have been made under any prior plan since the 2014 Plan was approved.

To the extent that shares of common stock subject to an outstanding award under the Plan or the 2014 Plan are not issued or are cancelled by reason of the failure to earn the shares issuable under, or the forfeiture, termination, surrender, cancellation, or expiration of such award, then such shares shall, to the extent of such forfeiture or cancellation, again be available for awards under the Plan. Shares of common stock shall not again be available if such shares are surrendered or withheld as payment of either the exercise price of an award or of withholding taxes in respect of an award. Awards settled solely in cash shall not reduce the number of shares of common stock available for awards under the Plan. The exercise or settlement of an award of SARs reduces the shares of common stock available under the Plan in the gross number of SARs exercised or settled, not just the net amount of shares actually issued upon exercise or settlement of the award. Any shares acquired by the Company in the open market with proceeds received from option exercises will not be made available for awards under the Plan.

Of the shares available for future awards under the Plan, shares issuable under full-value awards will be counted against the shares authorized on a 2.5 for 1 basis.

No more than 5 percent of the shares of common stock may be issued with respect to awards with a vesting, restriction, or performance period of less than one year.

The Plan also includes an annual limitation of $500,000 on the value (determined at the date of grant) of shares of common stock, which may be subject to awards made to non-employee directors in any one calendar year.

In addition, to comply with Code Section 162(m), the Plan includes a limit of 1.0 million shares of common stock as the maximum number of shares that may be subject to awards made to any one individual in any one calendar year.

Shares of common stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries shall not reduce the number of shares available to be issued under the Plan.

The source of common stock issued with respect to awards may be authorized and unissued shares or shares that have been or may be reacquired in the open market, in private transactions, or otherwise. In the event of any

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corporate event or transaction, including, but not limited to, a change in the shares of common stock or the capitalization of the Company, such as may result from a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution, other than normal cash dividends, the number of shares of common stock authorized for issuance, available for issuance or covered by any outstanding award and the exercise price or other per share amounts applicable to any such award, and the various limitations described above, will be proportionately adjusted. Fractional shares will not be issued under the Plan.

Awards. A participant in the Plan is permitted to receive multiple grants of awards. The terms and provisions of a type of award with respect to any recipient need not be the same with respect to any other recipient of such award. The following types of awards may be granted under the Plan:

Stock Appreciation Rights. The Committee may grant SARs independently of any stock option or in tandem with all or any part of a stock option granted under the Plan. Upon exercise, each SAR entitles a participant to receive an amount equal to the excess of the Fair Market Value (as defined in the Plan) of a share of common stock on the date the SAR is exercised over an amount equal to the Fair Market Value of a share of common stock on the date the SAR is granted. The Plan prohibits any reduction (re-pricing) of such grant date amount. The payment may be made in shares of common stock having a Fair Market Value on the date of exercise equal to the amount due upon the exercise of the SAR, may be paid in cash, or in a combination. Upon exercise of a SAR granted in conjunction with a stock option, the option may be required to be surrendered. Except in the event of certain corporate events or transactions, once a SAR is granted, the Committee shall have no authority to reduce the price fixed at the date of grant, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant without the approval of the Company’s shareholders.

Restricted Stock and Restricted Stock Units. An award of Restricted Stock is an award of shares of common stock that may not be sold or otherwise disposed of during a restricted period determined by the Committee. An award of RSUs is an award of the right to receive a share of common stock after the expiration of a restricted period determined by the Committee. The Committee also may impose additional restrictions on an award of Restricted Stock or RSUs, including, but not limited to, attainment of certain performance goals during the restricted period. To the extent provided by the Committee, Restricted Stock and RSUs also may include a dividend equivalent right, under which the recipient will be entitled to receive all dividends and other distributions paid with respect to such shares, which will be paid to such recipient in cash or in additional Restricted Stock or RSUs.

Performance Shares and Performance Units. Performance Shares and Performance Units are awards of a fixed or variable number of shares or of dollar-denominated units that are earned by achievement of performance goals established by the Committee. If the applicable performance criteria are met, the shares are earned and become unrestricted with respect to Performance Shares or an amount is payable with respect to the Performance Units. The Committee may provide that a certain percentage of the number of Performance Shares or Performance Units originally awarded may be earned based upon the attainment of the performance goals. Amounts earned under Performance Share and Performance Unit Awards may be paid in common stock, cash or a combination of both. During the applicable performance period for an award, the Performance Shares may be entitled to accrue dividend equivalent rights on those shares (which equivalents may only be paid if the underlying Performance Shares or Performance Units are earned and paid), at the discretion of the Committee.

Stock Options. Stock Options may be nonqualified stock options or incentive stock options that comply with Code Section 422. The exercise period for any Stock Option will be determined by the Committee at the

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time of grant. The exercise price per share for all shares of common stock issued pursuant to Stock Options under the Plan may not be less than 100 percent of the Fair Market Value of a share of common stock on the grant date. Each Stock Option may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable. The Plan limits the term of any Stock Option to 10 years and prohibits re-pricing of options.

Awards under Deferred Compensation or Similar Plans. Participants may receive the right to receive common stock or a fixed or variable share denominated unit granted under the Plan or any deferred compensation or similar plan established from time to time by the Company.

Annual Incentive Awards. Participants in the Plan may receive Annual Incentive Awards. Under an Annual Incentive Award, the participant may receive an amount based on the achievement of performance goals established by the Committee. As required by Code Section 162(m), the Plan provides an annual limit of $6.0 million on the amount a single participant may earn under an Annual Incentive Award for any calendar year.

Other Incentive Awards. The Committee may grant other types of awards of which may be based in whole or in part by reference to common stock or upon the achievement of performance goals or such other terms and conditions as the Committee may prescribe. As required by Code Section 162(m), the Plan provides an annual limit of $6.0 million on the amount a single participant may earn under any such Other Incentive Award. For purposes of this limitation, any award earned over a period greater than one year is deemed to have been earned ratably over the full and partial calendar years in such period.

Performance Goals. As discussed under Federal Income Tax Considerations below, Section 162(m) of the Code disallows federal income tax deductions by publicly held companies for certain compensation in excess of $1.0 million per year paid to individuals who were employed on the last day of the Company’s fiscal year and were serving as either the Company’s chief executive officer or one of the three most highly compensated executive officers (other than the chief financial officer) named in the Summary Compensation Table (collectively, the “Covered Employees”). Under Section 162(m), compensation that qualifies as “other performance-based compensation” is not subject to the $1.0 million deduction limit. In addition to the annual limitations on awards described above, another condition necessary to qualify certain incentive awards (other than SARs and stock options, which are treated as “other performance-based compensation”) as “other performance-based compensation” is that the material criteria relating to the performance goals under which the award is made must be disclosed to, and approved by, the shareholders of the Company before the incentive compensation is paid.

For purposes of awards under the Plan intended to be performance-based awards, performance goals will be established by the Committee. For those types of awards under the Plan intended to meet the definition of “other performance-based compensation” under Section 162(m) the Committee will establish performance goals with respect to an award based upon one or more of the following performance criteria:

•	Return measures (including, but not limited to, total shareholder return, return on assets and return on equity);

•	Earnings measures (including, but not limited to, earnings per share, net income, net interest income, net interest margin and non-interest income);

•	Revenues;

•	Expense measures (including, but not limited to, expenses, operating efficiencies, efficiency ratios and non-interest expense);

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•	Balance sheet measures (including, but not limited to, assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, asset quality levels and investments);

•	Enterprise risk management measures (including, but not limited to, interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits and financial ratings);

•	Fair Market Value of the common stock;

•

Workforce, customer or market-related objectives (including, but not limited to, employee satisfaction, customer satisfaction, customer growth, number or type of customer relationships and market share); and

•	Achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objectives established by the Committee.

These performance goals may be measured for achievement or satisfaction during the period the Committee permits the participant to satisfy or achieve the performance goals and may be in absolute terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on, or adjusted for, other objective goals, events or occurrences established by the Committee for a performance period. Performance goals may be particular to a line of business, subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result. Performance goals may include or exclude the effects of certain events including changes in accounting standards or principles, tax laws or other laws or provisions affecting reported results, a significant acquisition or divestiture, discontinued operations, litigation or claim judgments or settlements or other unusual, infrequently occurring or unplanned items such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings and stock repurchases, and loan loss provisions.

In interpreting Plan provisions applicable to performance criteria and objectives and to performance-based awards to Participants who are Covered Employees, it is the intent of the Plan to conform to the standards of Section 162(m) of the Code and the regulations thereunder. The Committee, in establishing performance criteria and objectives applicable to such performance-based awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to, providing that the performance-based award shall be paid, vested or otherwise delivered solely as a function of the attainment of objective performance goals and objectives established by the Committee not later than 90 days after the performance period applicable to an award has commenced (or, if such period of service is less than one year, not later than the date on which 25 percent of such period has elapsed).

At the end of each performance period for an award to Covered Employees that is intended to be “other performance-based compensation,” the Committee will determine and certify the extent to which the performance goal established for the performance period has been achieved and determine the amount to be paid, vested or delivered as a result thereof, provided the Committee may, in its sole discretion, reduce or eliminate such amount to the extent permitted under the Plan and applicable law.

Termination of Employment or Services. The disposition of each award held by a participant at termination of employment or service as a director or consultant will be as determined by the Committee and set forth in the agreement applicable to such award or in any amendment or modification thereof. To the extent the award agreement does not expressly provide for such disposition, then the disposition of the award shall be determined as set forth in the Plan.

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Change in Control. In the event of a change in control, to the extent that outstanding awards under the Plan are assumed or replaced with a replacement award, such awards will not vest automatically (so-called “single-trigger” vesting), but instead remain outstanding and continue to be governed by their terms. If within two years following a Change in Control, however, a participant is involuntarily terminated other than for cause, death or disability, or voluntarily terminates with good reason then upon such termination the awards will become fully vested (so-called “double-trigger” vesting).

If the Committee determines that existing awards are not appropriately assumed or are not appropriately replaced in connection with a change in control, and unless otherwise provided by the Committee in the agreement applicable to an award, upon a change in control, each SAR and Option then outstanding shall become fully vested and exercisable, all restrictions on Restricted Stock will lapse and all RSUs will become fully vested, and any performance-based awards shall be deemed earned and shall be paid to the extent of the greater of:

•	The extent to which the performance goals applicable to such award have been met during the performance period up through and including the effective date of the change in control, or

•	A prorated amount at the target award level based upon the portion of the performance period elapsed at the time of the change in control.

The treatment of Annual Incentive Awards or any other incentive awards under the Plan will be reflected in the applicable award grant agreement.

Other Provisions. In general, except to the extent provided by the Committee in the specific terms of an award or with respect to certain transfers of nonqualified stock options to certain family members or foundations for no value or other consideration, no award will be assignable or transferable except by will, the laws of descent and distribution.

The Committee may impose such restrictions and limitations on any awards granted under the Plan as it may deem advisable, including, but not limited to, share ownership or holding period requirements and requirements to enter into or to comply with confidentiality, non-competition and other restrictive or similar covenants. Additionally, the Committee may specify in any award agreement that the participant’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment (clawback) upon the occurrence of certain specified events, such as payments based on financial statements or performance metrics that are determined subsequently to be erroneous, in addition to any otherwise applicable vesting or performance conditions.

The Company is subject to supervision and regulation by banking authorities. Regulations and guidance issued by banking authorities may from time to time impose certain compensation restrictions on the Company, its executive officers and certain other highly compensated employees. Awards made under the Plan will comply with such compensation restrictions to the extent applicable.

The receipt of payment of cash or the delivery of shares that would otherwise be due to a participant under an award may be deferred at the election of the participant or the Company pursuant to an applicable deferral plan established by the Company or a subsidiary. A deferral also may be requested under applicable banking regulations. Awards made and deferral of any amounts payable under the Plan are intended to comply with deferred compensation rules under Code Section 409A.

Effective Date, Amendment and Termination. If approved by the shareholders, the Plan will become effective as of the date of such approval and will remain in effect until all shares subject to the Plan have been

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issued according to the provisions of the Plan, provided, however, that no awards may be granted on or after the 10th anniversary of such date. The Board of Directors may terminate the Plan at any time and may amend or modify the Plan from time to time provided that no such action shall materially adversely alter or impair any outstanding award without the consent of the participant affected thereby. In addition, unless approved by the Company’s shareholders, no amendment or modification may increase the number of shares of common stock that may be issued under the Plan (except pursuant to an adjustment related to a corporate change affecting the common stock), expand the types of awards available to participants under the Plan, materially expand the class of persons eligible to participate in the Plan, delete or limit the provisions prohibiting the re-pricing of options or reduce the price at which shares may be offered under options, extend the termination date for making awards under the Plan, or become effective if such amendment or modification is required under the rules and regulations of the Nasdaq Global Select Market or another national exchange on which the common stock is then listed, or other applicable law, rules or regulations, to be approved by the shareholders.

The Committee may amend or modify any outstanding awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such award as so amended or modified, provided that no amendment or modification shall materially adversely alter or impair an outstanding award without the consent of the participant affected thereby.

Market Value. As of February 6, 2017, the per share closing sale price of a share of the Company’s common stock on the Nasdaq Global Select Market was $26.76.

Federal Income Tax Considerations. The following discussion is a summary of certain federal income tax consequences to participants who may receive grants of awards under the Plan and to the Company. This discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment.

Stock Appreciation Rights. No taxable income is recognized by a participant upon the grant of a SAR under the Plan. Upon the exercise of a SAR, the participant will realize ordinary income in an amount equal to the Fair Market Value of the shares of common stock received and the amount of cash received. Shares of common stock received upon the exercise of a SAR will, upon subsequent sale, be eligible for capital gains treatment, with the capital gains holding period commencing on the date of exercise of the SAR.

The Company is generally entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes ordinary income upon exercise of the SAR.

Stock Awards. A recipient of Restricted Stock, Performance Shares or any other awards of shares of common stock generally will be subject to tax at ordinary income rates on the Fair Market Value of the common stock at the time the shares have been delivered and are no longer subject to forfeiture. A recipient who so elects under Section 83(b) of the Code within 30 days of the date of the grant of shares of common stock will have ordinary taxable income on the date of the grant equal to the Fair Market Value of the shares as if the shares were unrestricted or the shares were earned and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the Restricted Stock or Performance Shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. If the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the Fair Market Value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The Company generally is entitled to a deduction for compensation paid to a participant in the amount of ordinary income recognized by the participant.

COMPANY PROPOSAL 4: PROPOSAL TO APPROVE THE FIFTH THIRD BANCORP

2017 INCENTIVE COMPENSATION PLAN INCLUDING THE ISSUANCE OF

SHARES OF COMMON STOCK AUTHORIZED THEREUNDER

Restricted Stock Units and Performance Units. A recipient of units generally will be subject to tax at ordinary income rates on the Fair Market Value of any common stock issued or cash paid pursuant to such an award. The Company generally will be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. The capital gain or loss holding period for any common stock distributed under an award will begin when the recipient recognizes ordinary income in respect of that distribution.

Nonqualified Stock Options. For federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option. Upon exercise, the participant will realize ordinary income in an amount equal to the excess of the Fair Market Value of a share of common stock on the date of exercise over the exercise price multiplied by the number of shares received pursuant to the exercise of such options. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant’s exercise of the option, and (b) the amount realized on such sale or exchange. Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long term if such shares were held for more than one year.

The Company generally is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the option.

Incentive Stock Options. No taxable income is realized by the participant upon exercise of an incentive stock option granted under the Plan, and if no disposition of those shares is made by such participant within two years after the date of grant or within one year after the transfer of those shares to the participant, then: (a) upon the sale of the shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be taxed as a long-term capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

If the shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally: (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the Fair Market Value of the shares at exercise (or, if less, the amount realized upon disposition of the shares) over the exercise price, and (b) the Company will be entitled to deduct such amount. Any additional gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and may not be deducted by the Company.

If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a nonqualified stock option.

Annual Incentive Award and Other Incentive Awards. A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and the Company generally will be entitled to a deduction equal to the amount of the ordinary income realized by the recipient.

Other Incentive Awards. The federal income tax consequences of other incentive awards will depend on how the awards are structured. Generally, the Company will be entitled to a deduction with respect to other incentive awards only to the extent that the recipient realizes compensation income in connection with such awards.

Effect of Code Section 162(m). Code Section 162(m) limits to $1.0 million annually the deductibility of certain compensation received by a Covered Employee. The deduction limit does not apply to SARs, Stock

COMPANY PROPOSAL 4: PROPOSAL TO APPROVE THE FIFTH THIRD BANCORP

2017 INCENTIVE COMPENSATION PLAN INCLUDING THE ISSUANCE OF

SHARES OF COMMON STOCK AUTHORIZED THEREUNDER

Options and other performance-based compensation. Accordingly, the Company’s general ability to take deductions for compensation related to awards under the Plan as described above may be limited by the application of Code Section 162(m).

New Plan Benefits. No determination has been made as to the amount or terms of any stock-based or cash awards under the Plan.

VOTE REQUIRED

Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted in favor of this proposal unless otherwise instructed by the shareholder. Pursuant to the Company’s Code of Regulations, the affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the adoption of the plan as set forth in this proposal. Abstentions will have the same effect as a vote cast against this proposal. Shares not voted on this proposal by brokers and other entities holding shares on behalf of beneficial owners will not be counted as present to vote on this proposal and will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE FIFTH THIRD BANCORP 2017 INCENTIVE COMPENSATION PLAN INCLUDING THE ISSUANCE OF SHARES OF COMMON STOCK AUTHORIZED THEREUNDER.

2018 SHAREHOLDER PROPOSALS

Shareholder Proposals to be included in the Company’s Proxy Statement. In order for a shareholder proposal for the 2018 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s proxy statement, it must comply with the requirements of Rule 14a-8 of the Exchange Act and must be received by the Company on or before November 9, 2017 at the following address or facsimile number:

Fifth Third Bancorp

38 Fountain Square Plaza

MD10909F

Cincinnati, Ohio 45263

Attn: Corporate Secretary

Facsimile: (513) 534-6757

Shareholder Proposals not included in the Company’s Proxy Statement. Any shareholder who intends to propose any matter to be acted upon at the 2018 Annual Meeting of Shareholders without such proposal being included in the Company’s proxy statement as a shareholder proposal must send a notice to the Corporate Secretary using the address and facsimile number listed above no earlier than January 18, 2018 and no later than February 17, 2018. If notice is provided by February 17, 2018, and the proposal is voted upon, SEC rules permit the persons named as proxies for the 2018 Annual Meeting to exercise discretionary authority to vote upon such additional proposal if we advise shareholders in the proxy statement for the 2018 Annual Meeting how they intend to vote on it.

The notice to the Corporate Secretary must meet the requirements set forth in the Company’s Code of Regulations which are summarized below.

The notice must include:

•

the name and address of the record shareholder as they appear on the Company’s books and the name and address of any beneficial owner of the shares on whose behalf the record shareholder is acting, and, if different, the current name and address of the shareholder and any beneficial owner;

•

the class and number of shares of the Company held of record by the shareholder or beneficially owned as of the date of the notice, and a representation that the shareholder will notify the Company in writing within five (5) business days after the record date for such meeting of the class and number of shares of the Company held of record or beneficially owned on such record date;

•

any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the matter proposed;

•	such shareholder’s and any beneficial owner’s written consent to the public disclosure of information provided to the Company in the notice;

•	a representation that the shareholder intends to appear at the meeting to bring such nomination or other business before the meeting; and

•	such other information as may reasonably be required by the Board of Directors and described in this proxy statement.

2018 SHAREHOLDER PROPOSALS

The notice must also include:

a)	any agreements, arrangements or understandings entered into by the shareholder or beneficial owner and their affiliates with respect to equity securities of the Company, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the Company, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings;

b)	to the extent not covered in clause (a) above, any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner); and

c)	a representation that the shareholder will notify the Company in writing within five (5) business days after the record date for such meeting of the information set forth in clauses (a) and (b) above as of the record date.

If the notice relates to the nomination of directors, it must include for each nominee:

•

all information relating to such nominee that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any material relationships, between or among the nominating shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting with them, and each proposed nominee, and his or her respective affiliates and associates, or others acting with them, including all information that would be required to be disclosed under Item 404 of Regulation S-K if the nominating shareholder and any beneficial owner, or any affiliate or associate or any person acting with them, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of the registrant; and

•

information necessary to make a determination of the eligibility of the nominee to serve as an independent director of the Company as defined by Rule 5605(a)(2) of the National Association of Securities Dealers listing standards and to meet the requirements of membership for each of the Committees of the Company’s Board of Directors (which are contained in the charters of the Committees and are accessible on the Company’s website at www.53.com) and such information that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of the nominee.

If the notice relates to any business other than nomination of directors, it must contain:

•

a description in reasonable detail of the business to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the proposing shareholder and any beneficial owner in such business;

•

the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend the Company’s Code of Regulations or Articles of Incorporation, the language of the proposed amendment); and

•

a description of all agreements, arrangements and understandings between the proposing shareholder, any beneficial owner, and any other person or persons (including their names) acting in connection with them in bringing the proposal of such business.

OTHER BUSINESS

The Company’s Code of Regulations provides that only such business will be conducted as is properly brought before the meeting in accordance with the procedures set forth in Article II, Section 11 of the Code of Regulations. Except as otherwise provided by law, the Company’s Articles or the Code of Regulations, the determination of whether any business sought to be brought before the Annual Meeting of Shareholders is properly brought before such meeting will be made by the Chair of such meeting. If the Chair determines that any business is not properly brought before the meeting, then any such business will not be conducted or considered.

Discretion of Proxies. The Board of Directors does not know of any other business to be presented at the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the Proxy will vote thereon according to their best judgment and interest of the Company. No other shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement.

Householding. Shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the notices or the proxy statement and proxy card for all shareholders having that address. The notice or proxy card for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your notice or proxy statement in a separate envelope, please call us toll-free at 1-800-488-8035 in the U.S., or inform us in writing at: Fifth Third Bancorp, c/o D.F. King & Co., Inc., 48 Wall Street – 22nd Floor, New York, NY 10005, or by email at FITB@dfking.com. We will respond promptly to such requests.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders can request information about householding from their bank, broker or other nominee.

Copies. A copy of the Company’s Annual Report on Form 10-K for the most recent fiscal year, as filed with the Securities and Exchange Commission, not including exhibits, will be mailed without charge to shareholders upon written request. Requests should be addressed to Investor Relations, 38 Fountain Square Plaza, MD 1090QC, Cincinnati, OH 45263 or by emailing ir@53.com. You can also view information and request documents from the Investor Relations page of Fifth Third’s website at www.53.com. The Form 10-K includes certain listed exhibits, which will be provided upon payment of a fee covering the Company’s reasonable expenses.

By Order of the Board of Directors

Jelena McWilliams

Corporate Secretary

ANNEX A

FIFTH THIRD BANCORP

2017 INCENTIVE COMPENSATION PLAN

As adopted February 28, 2017,

subject to shareholder approval

A-i

(continued)

A-ii

(continued)

A-iii

(continued)

Page

Article 17

WITHHOLDING		A-21

17.1	Tax Withholding	A-21

17.2	Stock Delivery or Withholding	A-21

Article 18

SUCCESSORS		A-21

Article 19

REQUIREMENTS OF LAW		A-21

19.1	Requirements of Law	A-21

19.2	Governing Law	A-21

19.3	Other Regulatory Requirements	A-21

A-iv

ARTICLE 1

ESTABLISHMENT, PURPOSE, AND DURATION

1.1 Establishment of the Plan. On February 28, 2017, the Board of Directors of Fifth Third Bancorp (the “Company”) adopted, subject to the approval of shareholders, this incentive compensation plan known as the “Fifth Third Bancorp 2017 Incentive Compensation Plan” (hereinafter referred to as the “Plan”), which permits the grant of short-term and long-term incentive and other stock and cash awards. If approved by the shareholders, the Plan would replace the Fifth Third Bancorp 2014 Incentive Compensation Plan and no further awards would be made under such plan. Awards made under the Fifth Third Bancorp 2014 Incentive Compensation Plan will continue to be governed by the terms of that Plan.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Employees, Directors and Consultants of the Company and its Subsidiaries that will link their personal interests to the financial success of the Company and its Subsidiaries and to growth in shareholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract and retain the services of Employees, Directors and Consultants upon whose judgment, interest and special efforts the successful conduct of their operations is largely dependent.

1.3 Duration of the Plan. The Plan shall become effective on the date it is approved by the Company’s shareholders (the “Effective Date”), and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 16 herein, until all Shares subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Award be granted under the Plan on or after the 10th anniversary of the Effective Date of the Plan.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) “Annual Incentive Award” has the meaning specified in Section 10.1.

(b) “Award” includes, without limitation: Options, Stock Appreciation Rights, Performance Share or Unit Awards, Dividend or Dividend Equivalent Rights, Stock Awards, Restricted Stock or Unit Awards, Cash Awards, Annual Incentive Awards or Other Incentive Awards that may be valued in whole or in part by reference to, or are otherwise based on, the Company’s Stock, performance goals or other factors, all on a standalone, combination or tandem basis, as described in or granted under this Plan.

(c) “Award Agreement” means the agreement or other writing (which may be framed as a plan, program or notification, and which may be in electronic format) that sets forth the terms and conditions of each Award under the Plan, including any amendment or modification thereof.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(e) “Board” or “Board of Directors” means the Board of Directors of the Company.

(f) “Cash Award” has the meaning specified in Section 10.2(d).

(g) “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i) Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, or a corporation owned directly or indirectly by the common shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company), as a result of acquiring, or during any 12-month period having acquired, voting securities of the Company, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities.

(ii) During any 12-month period (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new Director, whose election by the Board or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the Directors then still in office, who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

(iii) The consummation of (1) the sale or disposition of all or substantially all the Company’s assets; or (2) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50 percent of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

(iv) The shareholders of the Company approve a plan of complete liquidation of the Company.

Notwithstanding the foregoing, if the payment of Stock or cash under an Award constitutes the payment of deferred compensation subject to Section 409A of the Code and the time or form of such payment is changed due to a Change in Control, such change in the time or form of payment shall not occur unless the event constituting the Change in Control is also a “change in control event” as defined in treasury regulation 1.409A-3(i) (5).

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” means the Fifth Third Bancorp Human Capital and Compensation Committee, or such other committee designated by the Board of Directors to administer this Plan. The Committee shall be appointed by the Board; shall consist of three or more outside, independent members of the Board; and in the judgment of the Board, shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 of the Securities Exchange Act of 1934 (or any successor rule); (ii) Section 162(m) of the Code, as amended; and the regulations thereunder (or any successor Section and regulations), and (iii) any rules and regulations of the Nasdaq Global Select Market (or such other stock exchange on which the Stock is traded). Any member of the Committee who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Committee. The Board may, at any time and at its complete discretion, remove any member of the Committee and may fill any vacancy in the Committee.

(j) “Company” means Fifth Third Bancorp, an Ohio corporation, or any successor thereto as provided in Article 18 herein.

(k) “Consultant” means any person, including an advisor (other than a person who is an Employee or a Director), or any entity that renders services to the Company and/or a Subsidiary.

(l) “Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which an Award becomes taxable to such Participant.

(m) “Director” means a Director of the Company or a Subsidiary, including for this purpose, any non-employee who serves as a regional director.

(n) “Disability” means totally and permanently disabled as from time to time defined under the Long-term Disability Plan of the Company or a Subsidiary applicable to Employee, or in the case where there is no applicable plan, permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor Section); provided, however, that to the extent an amount payable under this Plan which constitutes deferred compensation subject to Section 409A the Code would become payable upon Disability, “Disability” for purposes of such payment shall not be deemed to have occurred unless the disability also satisfies the requirements of treasury regulation 1.409A-3.

(o) “Dividend or Dividend Equivalent Rights” has the meaning specified in Section 10.2(a).

(p) “Effective Date” means the date this Plan is approved by the Company’s shareholders.

(q) “Employee” means an employee of the Company or any of its Subsidiaries, including an employee who is an officer or a Director.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(s) As used in this Plan (unless a different method of calculation is required by applicable law), “Fair Market Value” on or as of any date shall mean (i) the closing price of the Stock as reported by the Nasdaq Global Select Market (or, if the Stock is not listed for trading on the Nasdaq Global Select Market, then on such other national exchange upon which the Stock is then listed) for such date, or if there are no sales on such date, on the next preceding day on which there were sales, or (ii) in the event that the Stock is no longer listed for trading on a national exchange, an amount determined in accordance with standards adopted by the Committee.

(t) “Full-Value Award” means any Award under the Plan pursuant to which Shares may be issued, other than Options and SARs.

(u) “Minimum Vesting Period” means a vesting period of not less than one year.

(v) “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article 9 herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code (or any successor Section).

(w) “Nonqualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article 9 herein, which is not intended to be an Incentive Stock Option.

(x) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(y) “Other Incentive Award” has the meaning specified in Section 10.2(e).

(z) “Participant” means an Employee, a Director or a Consultant who has been granted an Award under the Plan.

(aa) “Performance-based Award” means a Performance Share, Performance Unit or other Award under which the receipt of Shares or cash is conditioned upon the attainment of Performance Goals.

(bb) “Performance Goals” means the objectives, determined by the Committee, which are to be satisfied or met during the applicable Period of Restriction or Performance Period, as the case may be, as a condition to the Participant’s receipt of Shares or cash with respect to a Performance-based Award. Performance

Goals shall be based on one or more of the following criteria: (i) return measures (including, but not limited to, total shareholder return, return on assets and return on equity), (ii) earnings measures (including, but not limited to, earnings per share, net income, net interest income, net interest margin and non-interest income), (iii) revenues, (iv) expense measures (including, but not limited to, expenses, operating efficiencies, efficiency ratios and non-interest expense), (v) balance sheet measures (including, but not limited to, assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, asset quality levels and investments), (vi) enterprise risk management measures (including, but not limited to, interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits and financial ratings), (vii) Fair Market Value of the Stock, (viii) workforce, customer or market-related objectives (including, but not limited to, employee satisfaction, customer satisfaction, customer growth, number or type of customer relationships and market share), or (ix) achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objectives established by the Committee. The criteria and objectives constituting Performance Goals may include adjustments to include or exclude the effects of certain events, including, but not limited to: changes in accounting standards or principles, tax law, or other such laws or provisions affecting reported results; a significant acquisition or divestiture; discontinued operations; litigation or claim judgments or settlements; or other unusual, infrequently occurring or unplanned items such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, and stock repurchases and loan loss provisions. The Performance Goals shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the Performance Period or Period of Restriction in which the Committee established for such Participant to satisfy or achieve such criteria and objectives and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on or adjusted for any other objective goals, events or occurrences established by the Committee. Such performance criteria and objectives constituting the Performance Goals may be particular to a line of business, Subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result.

(cc) “Performance Share” means an Award representing the right to receive a payment equal to the value of a performance share, granted to a Participant pursuant to Article 8 herein.

(dd) “Performance Unit” means an Award representing the right to receive a payment based on the value of a performance unit, granted to a Participant pursuant to Article 8 herein.

(ee) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock or receipt of Shares attributable to a Restricted Stock Unit is restricted, during which the Participant is subject to a substantial risk of forfeiture, pursuant to Article 7 herein.

(ff) “Person” shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(gg) “Plan” means this Fifth Third Bancorp 2017 Incentive Compensation Plan, as herein described and as hereafter amended from time to time.

(hh) “Predecessor Plans” means the Fifth Third Bancorp 2014 Incentive Compensation Plan, the Fifth Third Bank 2011 Incentive Compensation Plan, the Fifth Third Bank 2008 Incentive Compensation Plan and the Fifth Third Bank 2004 Incentive Compensation Plan, each as amended from time to time.

(ii) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article 7 herein.

(jj) “Restricted Stock Unit” means an award representing a right to receive a payment equal to the value of a Share, granted to a Participant pursuant to Article 7 herein.

(kk) “Retirement” means separation from service as an Employee, Director or Consultant for any reason (other than death, disability or under circumstances determined by the Company or a Subsidiary to constitute cause) on or after attaining the age and/or a combination of age and years of service with the Company and/or Subsidiary, if any, provided by the Committee in the applicable Award Agreement or any amendment or modification thereof as constituting “Retirement” for purposes of such Award.

(ll) “Stock” or “Shares” means the common stock without par value of the Company.

(mm) “Stock Appreciation Right” or “SAR” means an Award, granted to a Participant pursuant to Article 6 herein.

(nn) “Stock Award” has the meaning specified in Section 10.2(b).

(oo) “Subsidiary” shall mean any corporation which is a subsidiary corporation of the Company, as that term is defined in Section 424(f) of the Code.

2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

2.3 Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3

ADMINISTRATION

3.1 Authority of the Committee.

(a) The Plan shall be administered by the Committee. Subject to the provisions of the Plan, including but not limited to Section 3.7 below, the Committee shall have all powers vested in it by the term of the Plan, such powers to include the authority to select, establish or determine:

(i) The persons to be granted Awards under the Plan;

(ii) the terms, conditions, form and amount of Awards to be made to each person selected;

(iii) the time when Awards are to be made and any conditions which must be satisfied before an

Award is made;

(iv) objectives and conditions for earning Awards;

(v) the terms of each Award Agreement and any amendments or modifications thereof;

(vi) whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the Performance Period;

(vii) if and when an Award may be deferred;

(viii) whether the amount or payment of an Award should be reduced or eliminated; and

(ix) the guidelines and/or procedures for the payment or exercise of Awards.

Notwithstanding the foregoing, no action of the Committee (other than pursuant to Section 4.2 or as otherwise permitted herein) may, without the consent of the person or persons entitled to exercise any outstanding Option or Stock Appreciation Right or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons with respect to such Awards.

3.2 Decisions Binding. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, its shareholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

3.3 Delegation of Certain Responsibilities. The Committee may, subject to the terms of the Plan and applicable law, appoint such agents as it deems necessary or advisable for the proper administration of the Plan under this Article 3; provided, however, that except as provided below, the Committee may not delegate its authority to grant or amend Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan. The Committee may delegate to the Company’s chief executive officer, to other officers of the Company and/or to the Fifth Third Bancorp Pension, 401(k) and Medical Committee (or any similar or successor committees) its authority under this Article 3; provided that such delegation shall not extend to the grant or amendment of Awards or the exercise of discretion with respect to Awards to Employees who, at the time of such action, are (a) Covered Employees or (b) officers of the Company or its Subsidiaries who are subject to the reporting requirements of Section 16(a) of the Exchange Act. All authority delegated by the Committee under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may be established from time to time by the Committee.

3.4 Procedures of the Committee. Except as may otherwise be provided in the charter or similar governing document applicable to the Committee, (a) all determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present; (b) a majority of the entire Committee shall constitute a quorum for the transaction of business; and (c) any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. Service on the Committee shall constitute service as a Director of the Company so that members of the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Committee to the same extent that they are entitled under the Company’s Articles of Incorporation, as amended from time to time, and Ohio law for their services as Directors of the Company.

3.5 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement that shall be signed by an authorized officer of the Company and, if required, by the Participant, and shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases. An Award Agreement and any required signatures thereon or authorization or acceptance thereof may be in electronic format.

3.6 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Exchange Act (“Rule 16b-3”).

3.7 Minimum Vesting Period; Limitation on Committee Discretion. Notwithstanding anything in the Plan to the contrary:

(a) the Committee shall not grant any Award unless such Award upon grant satisfies the Minimum Vesting Period; provided, however, the Committee may permit vesting prior to expiration of the Minimum

Vesting Period in the event of a Participant’s death or Disability, or the occurrence of a Change in Control, and, provided further, that the Committee may grant Awards that do not satisfy the Minimum Vesting Period relating to an aggregate of 5 percent or fewer of the aggregate number of Shares authorized for issuance under the Plan (which limitation shall be subject to adjustment as provided in Section 4.2 herein); and

(b) the Committee may accelerate the vesting of an outstanding Award only in the event of a Participant’s death or Disability, or the occurrence of a Change in Control.

ARTICLE 4

STOCK SUBJECT TO THE PLAN

4.1 Number of Shares.

(a) Subject to adjustment as provided in Section 4.2 herein, the aggregate number of Shares that may be delivered under the Plan at any time shall not exceed the sum of 17,500,000 plus shares related to awards under the Predecessor Plans that are cancelled by reason of failure to earn the shares issuable under, or the forfeiture, termination, surrender, cancellation or expiration of, each Predecessor Plan Award. The aggregate number of Shares available with respect to Awards under the Plan shall be reduced by one Share for each Share to which an Award relates; provided, however, that each Share issued pursuant to a Full-Value Award, shall reduce the aggregate Plan limit by 2.5 Shares. Shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

(i)	If shares of Stock subject to an outstanding Award under this Plan or are not issued, or are cancelled by reason of the failure to earn the Shares issuable under, or the forfeiture, termination, surrender, cancellation or expiration of, such Award, then the shares of Stock subject to such Award shall, to the extent of such forfeiture or cancellation, again be available for Awards under the Plan. All awards under the Predecessor Plans outstanding on the Effective Date shall continue in full force and effect in accordance with their terms, and no provision of this Plan shall be deemed to alter or otherwise modify the rights or obligations of the holders of those Predecessor Plan Awards.

(ii)	Shares of Stock shall not again be available if such shares are surrendered or withheld as payment of either the exercise price or of withholding taxes in respect of an Award or a Predecessor Plan Award.

(iii)	Shares reacquired by the Company in the open market using the proceeds of amounts received upon the exercise of Options shall not again be available for awards under the Plan.

(iv)	The exercise or settlement of a SAR Award reduces the Shares available under the Plan by the total number of Shares to which the exercise or settlement of the SAR Award relates, not just the net amount of Shares actually issued upon exercise or settlement; Shares of Stock not issued upon exercise or settlement of such SAR Award shall not again be available for Awards under the Plan.

(v)	Awards payable or settled solely in cash shall not reduce the number of Shares available for issuance under the Plan.

(b) Shares of Stock issued in connection with Awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of Shares available for issuance under this Plan.

(c) Subject to adjustment as provided in Section 4.2 herein, the following limitations shall apply to Awards under the Plan:

(i)	All of the Shares that may be issued under this Plan may be issued pursuant to SARs or Options granted hereunder, provided that the number of Shares that may be issued under this Plan pursuant to Options which are Incentive Stock Options shall be limited to 5,000,000.

(ii)	The maximum number of Shares that may be covered by Awards granted under this Plan to any single Participant shall be 1,000,000 Shares during any one calendar year. For purposes of applying the limitations set forth in this paragraph (ii), if an Award, including, but not limited to, Options, SARs, Restricted Stock, Restricted Stock Units and Performance Shares, is denominated in Shares or the amount of the payment to be made thereunder shall be determined by reference to the value of Shares, then such Award shall be counted in the year the Award is granted as covering the number of Shares set forth in the Award. If an Award is granted in tandem with a Stock Appreciation Right, such that the exercise of the Award right or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Award right, respectively, with respect to such share, the tandem Award right and Stock Appreciation Right with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

(iii)	The aggregate Fair Market Value (calculated on the date of the grant of the Award) of Shares that may be covered by Awards granted under this plan to a single Participant who is both (x) a Director of the Company or a Subsidiary, and (y) not an Employee, during any one calendar year shall not exceed $500,000.

4.2 Adjustments in Authorized Shares and Limitations. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change-in-capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the purchase price or grant date value applicable to outstanding Options or grant price applicable other Awards, the number of shares provided in the limitations set forth in Sections 3.7 and 4.1(c) above, and other value determinations applicable to outstanding Awards. The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of Performance Goals and changes in the length of performance periods. Any adjustment of any Options or SARs under this Section 4.2 shall be made in a manner so as not to constitute a modification within the meaning of Section 424(h)(3) of the Code and the Section 1.409A-1(b)(5)(D) of the regulations promulgated under Section 409A of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Subject to the provisions of Article 16, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Section 424 of the Code, where applicable.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Persons eligible to participate in this Plan include all Employees, Directors and Consultants.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select those Employees, Directors and Consultants to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee, Director or Consultant shall have any right to be granted an Award, or if previously granted an Award, to be granted a subsequent Award under this Plan.

ARTICLE 6

STOCK APPRECIATION RIGHTS

6.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Employees, Directors and/or Consultants at any time and from time to time, at the discretion of the Committee. Subject to the immediately preceding sentence, the Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to SARs granted to any Participant.

6.2 Exercise of SARs. To the extent exercisable and not expired, forfeited, cancelled or otherwise terminated, SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, which may include, but are not limited to, a corresponding proportional reduction in Options or other Awards granted in tandem with such SARs.

6.3 Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the price fixed by the Committee at the date of grant (which price shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant); by

(b) The number of Shares with respect to which the SAR is exercised.

Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan, once a SAR is granted, the Committee shall have no authority to reduce the price fixed by the Committee at the date of grant pursuant to Section 6.3(a) above, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant, or exchanged for cash or another Award, without the approval of the Company’s shareholders, except pursuant to Section 4.2 of the Plan related to an adjustment in the number of Shares.

6.4 Form of Payment. Payment to a Participant of the amount due upon SAR exercise will be made in Shares having a Fair Market Value as of the date of exercise equal to the amount determined under Section 6.3 above, except as the Committee may otherwise provide for the payment in cash in the applicable Award Agreement or any amendment or modification thereof.

6.5 Duration of SAR. Each SAR shall expire at such time as the Committee shall determine in the Award Agreement, however, no SAR shall be exercisable later than the 10th anniversary of the date of its grant.

6.6 Termination of Employment or Service. The disposition of SARs held by a Participant at the time of termination of employment or service as a Director or Consultant shall be determined in accordance with Article 12 below.

6.7 Non-transferability of SARs. Except as may be permitted by the Committee in the applicable Award Agreement or any amendment or modification thereof, no SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock and Restricted Stock Units under the Plan to such Employees, Directors and/or Consultants and in such amounts and on such terms and conditions as it shall determine.

7.2 Transferability. Except as provided in this Article 7, the Shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Award Agreement, or upon earlier satisfaction of other conditions (which may include the attainment of Performance Goals) as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

7.3 Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including, but not limited to, attainment of Performance Goals during the Period of Restriction, and the Committee may legend certificates representing Restricted Stock or record stop transfer orders with respect to un-certificated Shares to give appropriate notice of such restrictions.

7.4 End of Period of Restriction. Except as otherwise provided in this Article 7, after the last day of the Period of Restriction, (a) Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant, and (b) the Participant shall be entitled to receive one Share of Stock with respect to each Restricted Stock Unit. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend or stop transfer order removed. If delivery of Shares is to be made on a deferred basis, the Committee may provide for the crediting or payment of Dividend Equivalents or interest during the deferral period.

7.5 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise specified in the applicable Award Agreement. Participants holding Restricted Stock Units will not have any voting rights with respect to such Restricted Stock Units.

7.6 Dividends and Other Distributions. Except as otherwise provided by the Committee in the applicable Award Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder also shall include a Dividend Equivalent Right under which the Participant shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares or, if applicable, Restricted Stock Units equal to the number of such Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock or Restricted Stock Units with respect to which they were paid.

7.7 Termination of Employment or Service. The disposition of Restricted Stock and Restricted Stock Units held by a Participant at the time of termination of employment or service as a Director or Consultant shall be determined in accordance with Article 12 below.

ARTICLE 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1 Grant of Performance Units or Performance Shares. Subject to the terms and conditions of the Plan, Performance Units or Performance Shares may be granted to Employees, Directors and/or Consultants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant and the terms and conditions thereof, including whether such award of Units or Shares includes Dividend Equivalent Rights.

8.2 Value of Performance Units and Performance Shares. The Committee shall set Performance Goals over certain periods to be determined in advance by the Committee (“Performance Periods”). Prior to each grant of Performance Units or Performance Shares, the Committee shall establish an initial value for each Performance Unit and an initial number of Shares for each Performance Share granted to each Participant for that Performance Period. Prior to each grant of Performance Units or Performance Shares, the Committee also shall set the Performance Goals that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of Shares for the Performance Shares awarded for such Performance Period. With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance that shall be applied to determine the extent to which the Participant shall receive a payout of the values of Performance Units and number of Performance Shares awarded.

8.3 Payment of Performance Units and Performance Shares. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the Committee. The Committee shall make this determination by first determining the extent to which the Performance Goals set pursuant to Section 8.2 have been met. It will then determine the applicable percentage to be applied to, and will apply such percentage to, the value of Performance Units or number of Performance Shares to determine the payout to be received by the Participant. In addition, with respect to Performance Units and Performance Shares granted to any Covered Employee, no payout shall be made hereunder except upon written certification by the Committee that the applicable Performance Goals have been satisfied to a particular extent.

8.4 Form and Timing of Payment. The payment described in Section 8.3 herein shall be made in cash, Stock or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. Dividends or Dividend Equivalents, if any, credited with respect to a Performance Unit or Performance Share Award shall not be payable to the Participant prior to payment, if any, described in Section 8.3. If any payment is to be made on a deferred basis, the Committee may provide for the crediting or payment of Dividend Equivalents or interest during the deferral period.

8.5 Termination of Employment or Service. The disposition of Performance Shares and Performance Units held by a Participant at the time of termination of such Participant’s employment or service as a Director or Consultant shall be determined in accordance with Article 12 below.

8.6 Non-transferability. No Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 9

OPTIONS

9.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors and/or Consultants at any time and from time to time as shall be determined by the Committee. The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to Options granted to any Participant. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant including, but not limited to, ISOs and NQSOs; however, only Employees may receive an Award of Incentive Stock Options.

9.2 Option Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. Unless the Option Agreement shall specify that the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, the Option shall be a Nonqualified Stock Option whose grant is not intended to be subject to the provisions of Code Section 422.

9.3 Option Price. The purchase price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100 percent of the Fair Market Value of such Stock on the date the Option is granted. Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan, once an Option is granted, the Committee shall have no authority to reduce the Option price, nor may any Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price, or exchanged for cash or another Award, without the approval of the Company’s shareholders, except pursuant to Section 4.2 of the Plan related to an adjustment in the number of Shares.

9.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine in the Award Agreement, however, no Option shall be exercisable later than the 10th anniversary date of its grant.

9.5 Exercise of Options. To the extent exercisable and not expired, forfeited, cancelled or otherwise terminated, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants.

9.6 Payment. To the extent exercisable and not expired or forfeited, cancelled or otherwise terminated, Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent, including, but not limited to, delivery of a properly completed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the sale of the Shares subject to the Option exercise or to deliver loan proceeds from such broker to pay the exercise price and any withholding taxes due, (b) by delivery or deemed delivery through attestation of Shares having a Fair Market Value at the time of exercise equal to the total Option price, (c) by a combination of (a) or (b), or (d) such other methods as the Committee deems appropriate. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable after receipt of written notification and payment, the Company shall deliver to the Participant Stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name.

9.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

9.8 Special Provisions Applicable to Incentive Stock Options. To the extent provided or required under Section 422 of the Code or regulations thereunder (or any successor Section or regulations), the Award of Incentive Stock Options shall be subject to the following:

(a) In the event that the aggregate Fair Market Value of the Stock (determined at the time the Options are granted) subject to ISOs held by a Participant that first becomes exercisable during any calendar year exceeds $100,000, then the portion of such ISOs equal to such excess shall be NQSOs.

(b) An Incentive Stock Option granted to an employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10 percent of the total combined voting power of all classes of Stock of the Company, shall have an exercise price which is at least 110 percent of the Fair Market Value of the Stock subject to the Option.

(c) No ISO granted to an employee who, at the time of grant, has (within the meaning of Section 424(d) of the Code) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, shall be exercisable later than the fifth anniversary date of its grant.

9.9 Termination of Employment or Service. The disposition of Options held by a Participant at the time of termination of employment or service as a Director or Consultant shall be determined in accordance with Article 12 below.

9.10 Non-transferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 10

ANNUAL AND OTHER INCENTIVE AWARDS

10.1 Annual Incentive Awards. The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant Annual Incentive Awards to Employees, including, but not limited to, Covered Employees. Each such Award granted under this Section 10.1 shall provide that:

(a) Amounts earned by and paid to Participants under Annual Incentive Awards will be based upon achievement of Performance Goals established pursuant to Article 11 with respect to an applicable Performance Period, subject to the Committee’s authority to reduce, but not increase, such amount.

(b) The maximum amount any Participant may earn under an Annual Incentive Award for any calendar year shall not exceed $6,000,000.

(c) Annual Incentive Awards shall be paid in cash, subject to the Committee providing that all or a portion of any such amount may be paid in Shares.

10.2 Grant of Other Incentive Awards. Other Incentive Awards may be granted to Employees, Directors and/or Consultants at any time and from time to time as shall be determined by the Committee. Such Awards may include, but are not limited to:

(a) Dividend or Dividend Equivalent Right. A right granted in connection with or by reference to a new or previously granted Award (other than an Option or SAR) which is a right to receive dividends or their equivalent in value in Stock, cash or in a combination of both with respect to such new or previously existing Award.

(b) Stock Award. An unrestricted transfer of ownership of Stock.

(c) Awards under Deferred Compensation or Similar Plans. The right to receive Stock or a fixed or variable share denominated unit granted under this Plan or any deferred compensation or similar plan established from time to time by the Company.

(d) Cash Award. An Award denominated in cash, subject to the achievement of Performance Goals during a Performance Period determined by the Committee, or that may be earned under a Company or Subsidiary bonus or incentive plan or program.

(e) Other Incentive Awards. Other Incentive Awards that are related to or serve a similar function to those Awards set forth in this Section 10.2.

10.3 Terms of Other Incentive Awards. Other Incentive Awards may be made in tandem, with, in replacement of or as alternatives to Awards under Articles 6, 7, 8 or 9 of this Plan or of any other incentive or employee benefit plan of the Company or any of its Subsidiaries. An Other Incentive Award may provide for payment in cash or in Stock or a combination thereof.

10.4 Limitations. The number of Shares covered by Other Incentive Awards granted under Section 10.2 to a Participant during a calendar year shall be taken into account for purposes of the annual limitation set forth in Section 4.1(c) (ii) above. The maximum amount that may be earned under the Plan during any calendar year by a Participant with respect to all Other Incentive Awards denominated in cash described in Section 10.2 shall be $6,000,000. Any amount earned with respect to an Award for which performance is measured over a Performance Period greater than one (1) year shall be deemed to have been earned ratably over the full and partial calendar years in such period.

10.5 Termination of Employment or Service. The disposition of Annual Incentive Awards and Other Incentive Awards held by a Participant at the time of termination of employment or service as a Director or Consultant shall be determined in accordance with Article 12 below.

ARTICLE 11

PERFORMANCE GOALS

For purposes of this Plan, including, but not limited to, Awards of Restricted Stock and Restricted Stock Units under Article 7 intended to be Performance-based Awards, Performance Shares and Performance Units under Article 8, Annual Incentive Awards or other Awards under Articles 6, 7 or 10 intended to be Performance-Based Awards, Performance Goals shall be established by the Committee. In interpreting Plan provisions applicable to the Performance Goals and to Performance-based Awards intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, it is the intent of the Plan to conform to the standards of Section 162(m) of the Code and the regulations thereunder. The Committee, in establishing the Performance Goals applicable to such Performance-based Awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to, providing that the Performance-based Award shall be paid, vested or otherwise delivered solely as a function of attainment of the objective Performance Goals established by the Committee not later than 90 days after the Performance Period or Period of Restriction applicable to the Award has commenced (or, if such period of service is less than one year, not later than the date on which 25 percent of such period has elapsed). Prior to the payment to any Covered Employee of any compensation under such a Performance-based Award, the Committee must certify in writing the extent to which the applicable Performance Goals were, in fact, achieved and the amounts to be paid, vested or delivered as a result thereof. In determining the actual amount to be paid to a Participant with respect to any Performance-based Award, the Committee may reduce or eliminate the amount earned under the applicable Performance Goals through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate.

ARTICLE 12

TERMINATION OF EMPLOYMENT OR SERVICE AS A DIRECTOR OR CONSULTANT

12.1 Effect of Termination of Employment or Service. The disposition of each Award held by a Participant in the event of termination of employment or service as a Director or Consultant shall be as determined by the

Committee and set forth in the applicable Award Agreement and any amendment or modification thereof, which disposition may differ from the provisions of Sections 12.2, 12.3 and 12.4 below. To the extent the applicable Award Agreement or an amendment or modification thereof does not expressly provide for such disposition, the disposition of the Award shall be determined in accordance with Sections 12.2, 12.3 or 12.4.

12.2 Termination of Employment or Service Other Than Due to Death, Disability or Retirement. Except as otherwise provided by the Committee in the applicable Award Agreement, if the employment or service of a Participant shall terminate for any reason other than death, Disability or Retirement:

(a) Each SAR and Option immediately shall be cancelled and terminated, provided that to the extent such SAR or Option is vested as of such date of termination, such SAR or Option shall remain exercisable for ninety days following the date of termination (but not beyond the expiration date of such SAR or Option);

(b) Any shares of Restricted Stock or Restricted Stock Unit, still subject to restrictions as of the date of such termination, shall automatically be forfeited and returned to the Company or cancelled, as applicable;

(c) All Performance Units and Performance Shares shall be forfeited and no payment shall be made with respect thereto; and

(d) No amounts shall be earned or payable under any Annual Incentive Award or any Other Incentive Award, except as may be otherwise determined by the Committee.

12.3 Termination Due to Death or Disability. Except as otherwise provided by the Committee in the applicable Award Agreement, in the event the employment or service of a Participant is terminated by reason of death or Disability:

(a) Each SAR and Option held by the Participant (whether or not exercisable prior to the date of termination) may be exercised on or before the expiration date of the SAR or Option;

(b) Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units pursuant to Section 7.2 herein shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares with respect to Restricted Stock Units shall occur pursuant to Section 7.4 above; provided, however, that with respect to any Restricted Stock or Restricted Stock Unit Award that is also a Performance-based Award, the effect of termination due to death or Disability on such Award shall be determined applying the principles of Section 12.3(c) below as if such Award was a Performance Share Award;

(c) Each Performance Unit or Performance Share Award held by the Participant shall be deemed earned on a prorated basis and a prorated payment based on the Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the Performance Goals during the entire Performance Period, as computed by the Committee, shall be made at the time payments are made to Participants who did not terminate service during the Performance Period; and

(d) No amounts shall be earned or payable under any Annual Incentive Award or any Other Incentive Award, except as may be otherwise determined by the Committee.

12.4 Termination of Employment or Service Due to Retirement. Except as otherwise provided by the Committee in the applicable Award Agreement, in the event the employment or service of a Participant terminates by reason of Retirement:

(a) Each SAR and Option which is fully exercisable at the date of termination shall continue to be exercisable until the expiration date of the SAR or Option;

(b) Each SAR or Option that is not fully exercisable at the date of termination shall, to the extent exercisable continue to be exercisable, and to the extent not then exercisable shall become exercisable in accordance with the terms of the Award Agreement as if such Participant’s employment or service had not terminated, and shall remain exercisable until the expiration date of the SAR or Option;

(c) Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units pursuant to Section 7.2 hereof shall continue to apply and the Shares of Restricted Stock or Restricted Stock Units shall thereafter become free of restrictions and be freely transferable in accordance with the terms of the Award Agreement as if the Participant’s employment or service had not terminated; provided, however, that as of the date the Participant shall cease to be Retired, any shares of Restricted Stock or Restricted Stock Units still subject to restrictions automatically shall be forfeited and returned to the Company or cancelled, as applicable, and provided, further that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-based Award, the effect of Retirement on such Award shall be determined applying the principles of Section 12.4(d) below as if such Award was a Performance Share Award;

(d) Each Performance Unit or Performance Share Award held by the Participant shall remain outstanding and be deemed earned as if the Participant’s employment or service had not terminated based on the achievement of the Performance Goals during the entire Performance Period, as determined by the Committee, and payment of the earned amount, if any, shall be made at the time payments are made to Participants who did not terminate service during the Performance Period;

(e) No amounts shall be earned or payable under any Annual Incentive Award or any Other Incentive Award, except as may be otherwise determined by the Committee; and

(f) The disposition of any outstanding Award held by a Participant who dies while Retired shall be determined in accordance with Section 12.3 as if the Participant’s employment or service had been terminated by reason of death.

ARTICLE 13

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing or electronically with the Committee during his or her lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 14

RIGHTS OF PARTICIPANTS

14.1 Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or service as a Director or Consultant at any time, nor confer upon any Participant any right to continue in the employ or to so serve as a Director or Consultant of the Company or any of its Subsidiaries.

14.2 Participation. No Employee, Director or Consultant shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

14.3 No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company nor any of its Subsidiaries shall be required or be liable to make any payment under the Plan.

14.4 No Right to Company Assets. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or any of its Subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or any of its Subsidiaries, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company or the applicable subsidiary. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or any of its Subsidiaries. Nothing contained in the Plan constitutes a guarantee by the Company or any of its Subsidiaries that the assets of the Company or the applicable subsidiary shall be sufficient to pay any benefit to any person.

14.5 Rights as Shareholder; Fractional Shares. Except as otherwise provided under the Plan, a Participant or Beneficiary shall have no rights as a holder of Shares with respect to Awards hereunder, unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Fractional Shares shall not be issued or transferred under an Award, but the Committee may authorize payment of cash in lieu of a fraction, or round down the fraction.

14.6 Election to Defer. To the extent provided by the Committee under this Plan or an applicable deferral plan established by the Company or a Subsidiary, the receipt of payment of cash or delivery of Shares that would otherwise be due to a Participant pursuant to an Award hereunder, other than Options and SARs, may be deferred at the election of the Participant. Any such deferral elections and the payment of any amounts so deferred shall be made in accordance with such rules and procedures as the Committee may establish under this Plan or the applicable deferral plan, which rules and procedures shall comply with Section 409A of the Code.

14.7 Other Restrictions, Limitations and Recoupment (Clawback); Compliance with Law, Rules and Regulations. A Participant’s rights, payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (clawback), delayed or deferred payment or holding period requirements:

(a) Upon the occurrence of certain events or circumstances specified by the Committee in the Award Agreement, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) fraud, illegality or misconduct, (iii) violation of any Company and/or Subsidiary code of ethics, conflict of interest, insider trading or similar policy or code of conduct applicable to Participant, (iv) breach of any noncompetition, non-solicitation, confidentiality or other restrictive covenant that may apply to the Participant, (v) other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries, (vi) failure to comply with or satisfy risk management requirements or objectives or (vii) requirements of applicable laws, rules or regulations, including Regulatory Requirements (as provided in Section 19.3).

(b) In accordance with the forfeiture or repayment provisions of any recoupment (clawback) policy of the Company or any Subsidiary as now in effect or as may be adopted by the Company or any Subsidiary from time to time, or forfeiture or repayment requirements imposed under applicable laws, rules or regulations or any applicable securities exchange listing standards, including, but not limited to, as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act or as otherwise required under applicable law or Regulatory Requirements.

If (i) events or circumstances described in such forfeiture or payment provisions or requirements occur, (ii) the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and the Participant knowingly or grossly negligently engaged in the misconduct, knowingly or grossly negligently failed to prevent the misconduct, or is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), or (iii) other circumstances subjecting Participants to the obligation to repay occur, then, for the Company to recoup (clawback) incentive or other compensation, the Participant shall reimburse the Company with respect to payments received upon exercise or in settlement of an Award earned or accrued, and/or outstanding Awards shall be reduced, surrendered, cancelled or forfeited in such amount and with respect to such time period as the Committee shall determine to be required by the applicable policy, law, rules or regulations.

14.8 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and/or its Subsidiaries operate or have Participants, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by the Plan;

(b) Determine which Employees, Directors and/or Consultants outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws;

(d) Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

14.9 Un-certificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange. To the extent the Stock is un-certificated; references in this Plan to certificates shall be deemed to include references to any book-entry evidencing such Shares.

14.10 Compliance with Code Section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Code Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Code Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, including regulations or other guidance issued with respect thereto (collectively, “Section 409A”), except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, such as, but not limited to, Annual Incentive Awards, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally binding right to payment or settlement. In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable not later than Dec. 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. If an amount payable under an Award as a result of the separation from service (other than due to death) occurring while the Participant is a “specified employee” constitutes a deferral of compensation subject to Section 409A, then payment of such amount shall not occur until six months and one day after the date of Participant’s “separation from service,” except as permitted under Section 409A.

ARTICLE 15

CHANGE IN CONTROL

15.1 Effect of Change in Control of the Company. Notwithstanding any other provision of this Plan to the contrary and except as provided by the Committee in the applicable Award Agreement, the provisions of this Article 15 shall apply in the event of a Change in Control.

15.2 Conditional Vesting. Upon a Change in Control, except to the extent that another Award meeting the requirements of Section 15.3 (a “Replacement Award”) is provided to the Participant pursuant to Section 4.2 to replace an outstanding Award (the “Replaced Award”):

(a) Each SAR and Option then outstanding shall become fully vested and exercisable;

(b) Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units pursuant to Section 7.2 herein shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares with respect to Restricted Stock Units shall occur pursuant to Section 7.4 above, provided, however, that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-based Award, the effect of Change in Control on such Award shall be determined applying the principles of Section 15.2(c) below as if such Award was a Performance Share Award;

(c) Each Performance Unit or Performance Share Award held by the Participant shall be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the Performance Goals applicable to such Performance-based Award have been met during the applicable Performance Period up through and including the effective date of the Change in Control, or (ii) a pro rata portion of such Award equal to the target number of Performance Units or Performance Shares determined at the date of grant multiplied by the percentage of the Performance Period that has elapsed as of the date of the Change in Control; and

(d) The treatment of any Annual Incentive Award or any Other Incentive Award shall be as determined by the Committee and reflected in the applicable Award Agreement.

15.3 Replacement Awards. An Award shall meet the conditions of this Section 15.3 (and hence qualify as a Replacement Award) if:

(a) it has a value at least equal to the value of the Replaced Award;

(b) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

(c) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 15.4).

Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 15.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

15.4 Separation from Service. Upon an involuntary separation from service of a Participant (other than for cause) occurring in connection with or during the period of two years after a Change in Control, all Replacement Awards held by the Participant to the extent not vested as of such separation, shall become fully vested, and if applicable, exercisable and free of restrictions.

ARTICLE 16

AMENDMENT, MODIFICATION, AND TERMINATION

16.1 Amendment, Modification and Termination of Plan. The Board may terminate the Plan or any portion thereof at any time, and may amend or modify the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment or modification shall, without shareholder approval:

(a) except as provided in Section 4.2, increase the number of shares of Stock which may be issued under the Plan;

(b) expand the types of Awards available to Participants under the Plan;

(c) materially expand the class of persons eligible to participate in the Plan;

(d) delete or limit the provisions in Sections 6.3 and 9.3 prohibiting the repricing of SARs and Options, respectively, or, except as provided under Section 4.2, reduce the price at which Shares may be offered under Options or the grant date price applicable to a SAR; or

(e) extend the termination date for making Awards under the Plan.

In addition, the Plan shall not be amended without approval of such amendment by the Company’s shareholders if such approval is required under (i) the rules and regulations of the Nasdaq Global Select Market or another national exchange on which the Stock is then listed, or (ii) other applicable law, rules or regulations.

16.2 Amendment or Modification of Awards. Subject to Section 3.7, the Committee may amend or modify any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including, without limitation, to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

16.3 Effect on Outstanding Awards. No such amendment, modification or termination of the Plan pursuant to Section 16.1 above, or amendment or modification of an Award pursuant to Section 16.2 above, shall materially adversely alter or impair any outstanding Awards without the consent of the Participant affected thereby.

ARTICLE 17

WITHHOLDING

17.1 Tax Withholding. The Company and any of its Subsidiaries shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Subsidiaries, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of this Plan.

17.2 Stock Delivery or Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, the Committee may provide that the withholding requirement be satisfied, or may permit Participants to elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a value on the date the tax is to be determined equal to the minimum total statutory tax withholding requirement imposed on the transaction or, if permitted by the Committee, such other withholding rate as will not cause adverse accounting consequences and is permitted under applicable tax withholding rules. All such Participant elections shall be made in writing or electronically and shall be subject to any procedures, restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 18

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19

REQUIREMENTS OF LAW

19.1 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Ohio.

19.3 Other Regulatory Requirements. Anything in this Plan or an Award Agreement to the contrary notwithstanding, it is intended that, to the extent required, this Plan and Awards granted hereunder comply with the requirements of any legislative or regulatory requirements or limitations which may become applicable to the Company and the Awards made hereunder (collectively, the “Regulatory Requirements”), including, but not limited to, provisions limiting payment of certain bonus, incentive or retention compensation or “golden parachute payments” to certain officers or highly compensated employees, requiring that the Company may recover (clawback) bonus and incentive compensation to in certain circumstances, and precluding bonus and incentive arrangements that encourage unnecessary or excessive risks that threaten the value of Company, in each case within the meaning of the Regulatory Requirements, and only to the extent applicable to Company and a Participant. The application of this Section 19.3 is intended to, and shall be interpreted, administered and construed to, cause the Plan and Awards to comply with the Regulatory Requirements and, to the maximum extent consistent with this Section 19.3 and the Regulatory Requirements, to permit the operation of the Plan and each Award in accordance with the terms and provision thereof before giving effect to the provisions of this Section 19.3 or the Regulatory Requirements.

ANNEX B

REGULATIONS FOR CONDUCT AT THE APRIL 18, 2017 ANNUAL MEETING

OF SHAREHOLDERS OF FIFTH THIRD BANCORP

We welcome you to the 2017 Annual Meeting of Shareholders of Fifth Third Bancorp. In order to provide a fair and informative Meeting, we ask you to honor the following regulations for the Meeting. The business of the Meeting will be taken up as set forth in the Agenda attached to these Regulations. Annual Meetings are business meetings, and they can be effective only if conducted in an orderly, business-like manner. Strict rules of parliamentary procedure will not be followed. The Chair of the Meeting will control the meeting and make any required procedural rulings. Please follow the instructions of the Chair. Thank you for your cooperation.

1. ELECTION OF DIRECTORS. Every shareholder having the right to vote shall be entitled to vote in person or by proxy. Each shareholder of record shall be entitled to one vote for each share of common stock registered in his or her name on the books of the Bancorp. All uncontested elections where cumulative voting is not in effect shall be determined by a majority voting standard whereby a director will only be elected if he or she receives more votes “for” election than votes “against” election. All other elections shall be determined by a plurality vote.

The Bancorp has, however, adopted provisions of its Corporate Governance Guidelines stating that, as long as cumulative voting is not in effect, in an uncontested election of Directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for Director who receives a greater number of votes “against” his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chair of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider factors deemed relevant by the Committee members including, without limitation, the Director’s length of service, the Director’s particular qualifications and contributions to Fifth Third, the reasons underlying the majority against vote (if known) and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Guidelines. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board believes to be relevant.

2. VOTING. Every shareholder having the right to vote shall be entitled to vote in person or by proxy at the Meeting. If you have already voted by proxy, there is no need to vote by ballot, unless you wish to change your vote. The polls shall be opened immediately after completion of the nominations, and shall remain open until closed by the Chair. After the closing of the polls, no further voting shall be permitted and no further proxies, ballots or evidence shall be accepted by the Inspectors of Election. Except as otherwise stated in the proxy materials for this Meeting or as required by Ohio law, each matter brought before this Meeting for a vote shall require the affirmative vote of the holders of a majority of the shares present in person or by proxy at this Meeting and entitled to vote on such matter.

3. ITEMS OF BUSINESS; SHAREHOLDER PROPOSALS – THREE MINUTE LIMIT. The items of business listed on the accompanying Agenda are expected to be properly introduced at the Meeting and taken up in the order set forth in the Agenda. Additional matters may be proposed by shareholders of record only in accordance with the federal securities laws, the Ohio Revised Code and the Bancorp’s Code of Regulations. The Chair will not entertain any proposals that are inconsistent with Ohio law or that relate to activities that have been delegated to the Bancorp’s Board of Directors by the authority of Ohio law. Shareholder proposals will be

B-1

entertained in the following order: first, any proposals of which the Bancorp was informed and included in the Proxy Statement prior to the commencement of this Meeting; and then, any other proposals properly made in accordance with these Regulations. Each proposing shareholder will be allotted three minutes in which to present the proposal and any desired remarks in support thereof. Properly introduced motions need not be seconded in order to be considered by the shareholders at this Meeting.

4. QUESTIONS/STATEMENTS BY SHAREHOLDERS – ONE MINUTE LIMIT. To ask a question or to speak at the Meeting you must be either a shareholder of record as of February 24, 2017 or a person named in a proxy given by such a shareholder. No other persons will be permitted to make a proposal or to speak at the Meeting. There will be one period for questions and statements by shareholders as set forth on the Agenda attached to these Regulations.

In order that we may give as many shareholders as possible the opportunity to speak, remarks and questions will be limited to one minute per shareholder. You must restrict yourself to one comment or question at a time so that others may have an opportunity to be heard. Each shareholder may have only one turn to speak until all shareholders who wish to speak have had the opportunity to do so. Additional turns may be allowed as time permits.

If you wish to speak, please raise your hand and wait until you are recognized. Please do not address the Meeting until recognized by the Chair. When you are recognized, please state your name, place of residence, and whether you are a Fifth Third shareholder or a holder of a shareholder proxy, and, in the latter case, identify the shareholder on whose behalf you are speaking. All questions should be directed to the Chair, who may call on other persons to respond or further direct questions when appropriate.

If you have a matter of individual concern which is not an appropriate subject for general discussion, please defer discussion until after the Meeting at which time officers of the Bancorp will be available. The Chair will stop discussions which are repetitive, derogatory, over the time limit, irrelevant to the business of the Bancorp or the items on the Agenda for the Meeting, related to pending or threatened litigation, regulatory proceedings or similar actions or otherwise inappropriate. Derogatory references to personalities, comments that are in bad taste, the airing of personal grievances, the injection of irrelevant controversy, personal attacks, refusal to follow these Regulations or interference with any speaker will not be permitted and will be a basis for silencing or removal from the Meeting.

5. MISCELLANEOUS. No recording devices, cellular telephones, photographic equipment or bullhorns will be permitted into the Meeting. No written materials may be distributed by any person at or in physical proximity to the Meeting. The Chair of the Meeting shall have the power to silence or have removed any person in order to ensure the orderly conduct of the Meeting.

6. ADMINISTRATION AND INTERPRETATION. The Chair of the Meeting has sole authority to preside over the Meeting and make any and all determinations with respect to the conduct of the Meeting, including, without limitation, the administration and interpretation of these regulations and procedures. The Chair also has sole authority to create such additional regulations and procedures and to waive full or partial compliance with any regulation or procedure as the reasonably determines. Any action taken by the Chair at the Meeting will be final, conclusive and binding on all persons. The Secretary of the Bancorp shall act as secretary of the Meeting.

THANK YOU FOR YOUR COOPERATION AND ENJOY THE MEETING.

B-2

Annual Meeting of Shareholders

APRIL 18, 2017

AGENDA

Call to Order

Introductions

Approval of 2016 Minutes

Nomination and Election of Directors

Ratification of Auditors

Approval of Executive Compensation

Determination of Frequency of Votes on Executive Compensation

Approval of Fifth Third Bancorp 2017 Incentive Compensation Plan, including the issuance of shares authorized thereunder

Presentation of 2016 Results

Question and Answer Session

Announcement of Voting Results on All Matters Presented

Adjournment

38 Fountain Square Plaza

Cincinnati, Ohio 45263

(800) 972-3030

VOTE BY INTERNET	WWW.CESVOTE.COM

Use the Internet to submit your proxy until 11:00 a.m., eastern daylight saving time, on the morning of the Annual Meeting, April 18, 2017. Have your proxy card in hand when you access the website listed above and follow the instructions provided.

VOTE BY TELEPHONE	1-888-693-8683

Use any touch-tone telephone to submit your proxy until 11:00 a.m., eastern daylight saving time, on the morning of the Annual Meeting, April 18, 2017. Have your proxy card in hand when you call and follow the instructions provided.

VOTE BY MAIL

Please mark, sign, date and promptly mail your proxy card using the postage-paid envelope provided or return your proxy card to: Fifth Third Bancorp, c/o Corporate Election Services, PO Box 3230, Pittsburgh PA 15230 to ensure that your vote is received prior to the Annual Meeting on April 18, 2017.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the Website and	Sign and return your proxy
touch-tone telephone:	submit your proxy:	in the postage-paid
1-888-693-8683	www.cesvote.com	envelope provided.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of meeting, proxy statement and proxy card are available at www.ViewMaterial.com/fitb

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,

    MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.

FIFTH THIRD BANCORP	ANNUAL MEETING PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Emerson L. Brumback, Greg D. Carmichael and Marsha C. Williams, and each of them, with full power of substitution and power to act alone, as proxies to vote all shares of stock of FIFTH THIRD BANCORP which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of the Shareholders of Fifth Third Bancorp, to be held April 18, 2017 at the Hyatt Regency Cincinnati, Regency Ballroom, 151 West 5th Street, Cincinnati, Ohio, and at any adjournments or postponements thereof.

In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting. This PROXY when executed will be voted in the manner directed herein by the undersigned SHAREHOLDER(S). If no direction is made, this PROXY will be voted FOR Items 1, 2, 3 and 5, and 1 Year on Item 4.

, 2017
Shareholder Sign Here	Date

, 2017
Shareholder (Joint Owner) Sign Here	Date

Please sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee, guardian or custodian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Annual Meeting of Shareholders of

FIFTH THIRD BANCORP

Hyatt Regency Cincinnati, Regency Ballroom

151 West 5th Street, Cincinnati, Ohio, at 11:30 a.m., eastern daylight saving time, April 18, 2017.

Upon arrival, please present this

admission ticket and photo identification

at the registration desk.

Please tear off this Admission Ticket. If you plan to attend the Annual Meeting of shareholders, you will need this ticket to gain entrance to the meeting. This ticket is valid to admit the shareholder to the Annual Meeting.

The Annual Meeting of shareholders will be held at the following address:

Hyatt Regency Cincinnati, Regency Ballroom, 151 West 5th Street, Cincinnati, Ohio,

at 11:30 a.m., eastern daylight saving time, April 18, 2017. You must present  this ticket to gain admission to the meeting. You should send in your proxy or vote electronically even if you plan to attend the meeting.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,

    MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

The Board of Directors recommends a vote “FOR” the election of Directors, “FOR” Items 2, 3 and 5, and “1 YEAR” on Item 4.

1.	Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2018:

Nominees:	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(01) Nicholas K. Akins	❑	❑	❑	(07) Greg D. Carmichael	❑	❑	❑
(02) B. Evan Bayh III	❑	❑	❑	(08) Gary R. Heminger	❑	❑	❑
(03) Jorge L. Benitez	❑	❑	❑	(09) Jewell D. Hoover	❑	❑	❑
(04) Katherine B. Blackburn	❑	❑	❑	(10) Eileen A. Mallesch	❑	❑	❑
(05) Jerry W. Burris	❑	❑	❑	(11) Michael B. McCallister	❑	❑	❑
(06) Emerson L. Brumback	❑	❑	❑	(12) Marsha C. Williams	❑	❑	❑

2.	Approval of the appointment of the firm of Deloitte & Touche LLP to serve as the independent external audit firm for the Company for the year 2017.

❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	An advisory approval of the Company’s executive compensation.

❑ FOR	❑ AGAINST	❑ ABSTAIN

4.	An advisory vote to determine whether the shareholder vote on the compensation of the Company’s executives will occur every 1, 2, or 3 years.

❑ 1 YEAR	❑ 2 YEARS	❑ 3 YEARS	❑ ABSTAIN

5.	Approval of the Fifth Third Bancorp 2017 Incentive Compensation Plan, including the issuance of shares authorized thereunder.

❑ FOR	❑ AGAINST	❑ ABSTAIN

(Continued, and please sign on reverse side.)